As filed with the U.S. Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

FST Corp.
(Exact name of registrant as specified in its charter)

____________________

N/A
(Translation of registrant’s name into English)

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Cayman Islands	3949	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

No. 3, Gongye 1st Rd., Minxiong Township
Chiayi County 621018, Taiwan
Tel: +886 5221-2555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor,
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

With copies to:

Francis Chang Landi Law Firm 15F-1, No. 105, Guo’an 1st Rd, Xitun District, Taichung City 407 Taiwan	Gary J. Ross Ross Law Group, PLLC 1430 Broadway Suite 1804 New York, NY 10018-3352 Tel: +1 212-884-9339

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Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and upon completion of the business combination described in the enclosed Prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Registrant and Co-Registrant:

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant and co-registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Registrant may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

Preliminary, Subject to completion, DATED FEBRUARY 27, 2025

FST CORP.

UP TO 14,399,985 ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS
UP TO 35,184,834 ORDINARY SHARES OFFERED BY SELLING SECURITYHOLDERS

This prospectus relates to the offer, sale and resale from time to time of certain ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of FST Corp., a Cayman Islands exempted company with limited liability (“we,” “us,” “our,” “FST,” or the “Company”) issued or that may be issued from time to time pursuant to certain agreements described below entered into in connection with the consummation of the transactions contemplated by that certain Business Combination Agreement, dated December 22, 2023, (the “Business Combination Agreement”) by and among the Company, Chenghe Acquisition I Co., a Cayman Islands exempted company with limited liability (“Chenghe”), FST Merger Ltd., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“Femco”). Pursuant to the Business Combination Agreement (a) the Company acquired all of the issued and outstanding shares of Femco held by shareholders of Femco in exchange for ordinary shares of the Company, such that Femco became a wholly owned subsidiary of the Company and the shareholders of Femco became shareholders of the Company; and immediately thereafter (b) Merger Sub merged with and into Chenghe, with Chenghe continuing as the surviving entity and wholly owned subsidiary of the Company (such transactions, collectively, the “Business Combination”). The Business Combination was completed (the ‘Closing”) on January 15, 2025 (the “Closing Date”).

This prospectus also relates to the resale from time to time by the Selling Securityholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (collectively, the “Selling Securityholders”) of up to 35,184,834 Ordinary Shares. See “Selling Securityholders” for the details of these securities.

This prospectus also relates to the issuance by the Company of up to 14,399,985 Ordinary Shares of the Company, issuable upon the exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50, which were issued on the Closing Date in exchange for the public warrants of Chenghe that were issued in the initial public offering of Chenghe (the “Warrants”).

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described above but excluding Chenghe’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of six months after the Closing. Following the closing of the Business Combination, of the 44,766,003 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 35,184,834 Ordinary Shares (or approximately 78.60% of the total issued and outstanding Ordinary Shares) were subject to a lock-up for up to six months after Closing.

Because the prices at which certain Selling Securityholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Securityholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Securityholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination on January 15, 2025, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors — Risks Related to Our Securities — Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares to fall, and certain Selling Securityholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Securityholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Securityholders offer and sell the securities covered by this prospectus. The Selling Securityholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash.

Our Ordinary Shares are currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “KBSX”. On February 18, 2025, the last reported sales price of our Ordinary Shares was US$8.50 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the U.S. federal securities laws and a “controlled company” as defined under the Nasdaq Stock Market Rules and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Summary of the Prospectus — Emerging Growth Company,” “Summary of the Prospectus — Foreign Private Issuer,” and “Summary of the Prospectus — Controlled Company,” respectively.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.

Investing in our securities involves a high degree of risk.    You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “FST” refer to the businesses of FST International Ltd. its subsidiaries following the consummation of the Business Combination.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

FST’s audited financial statements included in this prospectus are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). This prospectus includes certain references to financial measures that were not prepared in accordance with IFRS, including Adjusted EBITDA. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for FST’s consolidated financial results prepared in accordance with IFRS.

IFRS differs in certain material respects from U.S. generally accepted accounting principles (“US GAAP”) and, as such, FST’s financial statements are not comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP.

MARKET PRICE INFORMATION

Our Ordinary Shares are currently listed on Nasdaq under the symbol “KBSX.” On February 18, 2025, the closing price for the Ordinary Shares were US$8.50. The market price of our Ordinary Shares could vary at any time.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reﬂect FST’s current views, as applicable, with respect to, among other things, their respective capital resources, performance and results of operations. Likewise, all of FST’s statements regarding anticipated growth in operations, anticipated market conditions, demographics, reserves and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “forecasts,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this Registration Statement/Proxy Statement reﬂect FST’s current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ signiﬁcantly from those expressed in any forward-looking statement. FST does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•        general economic uncertainty;

•        expectations regarding FST’s strategies and future financial performance, including FST’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, ability to raise capital, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and FST’s ability to invest in growth initiatives and pursue acquisition opportunities;

•        the ability to recognize the anticipated benefits of the Business Combination;

•        FST’s ability to obtain or maintain the listing of FST Ordinary Shares on the Nasdaq or any other national stock exchange following the Business Combination;

•        potential disruption in FST’s employee retention as a result of the Business Combination;

•        potential litigation, governmental or regulatory proceedings, investigations or inquiries involving FST, including in relation to the Business Combination;

•        international, national or local economic, social or political conditions that could adversely affect the companies and their business;

•        the effectiveness of FST’s internal controls and its corporate policies and procedures;

•        changes in personnel and availability of qualiﬁed personnel;

•        environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•        potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by FST subsequent to the Business Combination;

•        the limited experience of certain members of FST’s management team in operating a public company in the United States;

•        the volatility of the market price and liquidity of FST Ordinary Shares and FST Warrants;

•        a failure to achieve anticipated beneﬁts of acquisitions or the need to dispose of non-core assets for less than their carrying value on the ﬁnancial statements as a result of weak market conditions;

•        global political events that affect commodity prices;

•        the risk that FST’s properties may be subject to actions and opposition by non-governmental agencies;

•        a failure by FST to obtain the regulatory approvals it needs for general operating activities or compliance for decommissioning;

•        the geographical concentration of FST’s assets;

•        changes to current, or implementation of additional, regulations applicable to FST’s operations;

•        a failure to secure the services and equipment necessary for FST’s operations for the expected price, on the expected timeline, or at all;

•        seasonal weather conditions that may cause operational delays;

•        changes to applicable tax laws or government incentive programs;

•        defects in the title or rights in relation to FST’s properties;

•        risk management activities that expose FST to the risk of ﬁnancial loss and counter-party risk;

•        the occurrence of an uninsurable event;

•        an inability to recruit and retain a skilled workforce and key personnel;

•        the potential physical effects of climate change on FST’s production and costs;

•        any breaches of FST’s cyber-security and loss of, or unauthorized access to, data;

•        changes to applicable tax laws and regulations or exposure to additional tax liabilities;

•        the signiﬁcant increased expenses and administrative burdens that FST will incur as a public company;

•        internal control weaknesses and any misstatements of ﬁnancial statements or FST’s inability to meet periodic reporting obligations;

•        foreign currency and interest rate ﬂuctuations; and

•        failure to comply with anticorruption, economic sanctions, and anti-money laundering laws.

Additionally, statements relating to “reserves” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described exist in the quantities predicted or estimated and can be proﬁtably produced in the future.

The forward-looking statements contained herein are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. For a further discussion of the risks and other factors that could cause FST’s future results, performance or transactions to differ signiﬁcantly from those expressed in any forward-looking statements, please see the section entitled “Risk Factors.” There may be additional risks that FST does not presently know or that FST currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made in making these forward-looking statements prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. While such forward-looking statements reﬂect FST’s good faith beliefs, as applicable, they are not guarantees of future performance. FST disclaims any obligation to publicly update or revise any forward-looking statement to reﬂect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to FST, as applicable.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Forward-Looking Statements.”

Overview

We are a pioneer in the golf industry, crafting high-performance golf club shafts for over three decades. Established in Taiwan in 1976, FST began specializing in golf club shafts in 1992, meticulously refining its craft to serve golfers worldwide.

Closing of the Business Combination

On January 15, 2025 (the “Closing Date”), we consummated the transaction contemplated by the Business Combination Agreement, dated December 22, 2023, by and among the Company, Chenghe, Merger Sub and Femco. Pursuant to the Business Combination Agreement (a) the Company acquired all of the issued and outstanding shares of Femco held by shareholders of Femco in exchange for ordinary shares of the Company, such that Femco became a wholly owned subsidiary of the Company and the shareholders of Femco became shareholders of the Company; and immediately thereafter (b) Merger Sub merged with and into Chenghe, with Chenghe continuing as the surviving entity and wholly owned subsidiary of the Company (such transactions, collectively, the “Business Combination”).

Pursuant to the Business Combination Agreement, (i) each Chenghe Unit (“SPAC Unit”) outstanding immediately prior to the Merger Effective Time, consisting of one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant, automatically separated (“Unit Separation”) and the holder thereof was deemed to hold one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant; (ii) each SPAC Class B Ordinary Share that was issued and outstanding immediately prior to the Merger Effective Time automatically converted into one (1) SPAC Class A Ordinary Share (the “SPAC Class B Conversion”) and each SPAC Class B Ordinary Share was automatically cancelled and cease to exist; (iii) each SPAC Class A Ordinary Share (which for the avoidance of doubt, includes the SPAC Class A Ordinary Shares (A) issued in connection with the SPAC Class B Conversion; and (B) held as a result of Unit Separation) was cancelled in exchange for the right to receive one (1) FST Ordinary Share; and (iv) each SPAC Warrant that was outstanding and unexercised automatically converted into the right to receive a FST Warrant, which is on the same terms and conditions as the applicable SPAC Warrant.

Lock-Up Restrictions

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described in this prospectus but excluding Chenghe’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of six months after the Closing. Following the closing of the Business Combination, of the 44,766,003 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 35,184,834 Ordinary Shares (or approximately 78.60% of the total issued and outstanding Ordinary Shares) were subject to a lock-up for up to six months after Closing.

Foreign Private Issuer

We are an exempted company limited by shares incorporated in 2023 under the laws of the Cayman Islands. We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on December 31, 2025. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish its results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, our shareholders will receive less or different information about us than a shareholder of a U.S. domestic public company would receive.

We are a non-U.S. company with foreign private issuer status, and listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, we are not required to have:

•        a majority of our board of directors consist of independent directors; a compensation committee consisting of independent directors;

•        a nominating committee consisting of independent directors;

•        regularly scheduled executive sessions with only independent directors each year;

•        an annual meeting of shareholders no later than one year after the end of the company’s fiscal-year end; and

•        Shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or asset of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control other than by way of mergers and consolidations, or arrangements or reconstructions; and (iv) transactions other than public offerings, mergers and consolidations, or arrangements or reconstructions.

We intend to rely on our home country Cayman Islands practices in lieu of the requirements under Rules 5600 Series, Rule 5250(b)(3) and Rule 5250(d), except Rule 5625, Rule 5605(c)(2)(A)(ii) and Rule 5605(c)(3) of the Nasdaq Stock Market LLC Rules. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See “Risk Factors — Risks Related to FST and Ownership of FST Shares — FST is a company incorporated in the Cayman Islands and will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such FST is exempt from certain provisions applicable to United States domestic public companies.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Holding Company Structure

We are a holding company incorporated in the Cayman Islands. We conduct our operations through TCO. Investments in our securities are not purchases of equity securities of these operating subsidiaries but instead are purchases of equity securities of a Cayman Islands holding company with no material operations of its own.

With a holding company structure, we are subject to various restrictions on intercompany fund transfers and foreign exchange control under current laws and regulations and could be subject to additional restrictions under new laws and regulations that may come into effect in the future.

As of the date of this prospectus, neither FST nor any of its subsidiaries have made any dividends or distributions to their respective parent companies or to any investor and there have been no transfers of any type of assets among us and our subsidiaries. Since our inception, no cash has been transferred from any of our subsidiaries to FST, and there has also been no cash transferred amongst our subsidiaries. See FST’s audited historical consolidated financial statements included elsewhere in this prospectus. Any determination to pay dividends will be at the discretion of our board of directors. Currently, we do not anticipate that we would distribute earnings even after we become profitable and generate cash flows from operations.

Any determination to pay dividends will be at the discretion of our Board. Currently, we do not anticipate that we would distribute earnings even after we become profitable and generates cash flows from operations. We do not currently have any cash management policy that dictates how funds shall be transferred between us and our subsidiaries, or among its subsidiaries.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Ordinary Shares and Warrants.

Issuer	FST Corp.
Ordinary Shares offered by us	Up to 14,399,985 Ordinary Shares issuable upon the exercise of the FST Warrants.
Ordinary Shares that may be offered and sold from time to time by the Selling Securityholders	Up to 35,184,834 Ordinary Shares
Ordinary Shares outstanding prior to this offering (prior to the exercise of any Warrants)	44,766,003 Ordinary Shares
Terms of offering

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Warrants issued and outstanding (as of the date of this prospectus)	14,399,985 FSTWarrants held by FST public shareholders and the Sponsor.
Exercise of Warrants

Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the FST Warrants to purchase 14,399,985 Ordinary Shares is $11.50 per share, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $165.6 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On February 18, 2025, the closing price of our Ordinary Shares was $8.50 per share, which is below the applicable exercise price of all our Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

Transfer restrictions on Ordinary Shares

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described above but excluding Chenghe’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of six months after the Closing. Following the closing of the Business Combination, of the 44,766,003 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 35,184,834 Ordinary Shares (or approximately 78.60% of the total issued and outstanding Ordinary Shares) were subject to a lock-up for up to six months after Closing.

Use of proceeds

We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus, nor from the sale of the Ordinary Shares issuable upon the exercise of the Warrants. We will receive any proceeds from the exercise of Warrants for cash.

See the section of this prospectus entitled “Use of Proceeds.”
Risk Factors

You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the Board.

Market for our Ordinary Shares	Our Ordinary Shares are listed on Nasdaq under the symbols “KBSX.”

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Company’s Business

A reduction in the number of rounds of golf played or in the number of golf participants could adversely affect the Company’s business, results of operation and financial condition.

The Company generates a substantial portion of its revenues from the sale of golf-related products, including golf club shafts and golf accessories. The demand for golf-related products in general, and golf club shafts in particular is directly related to the number of golf participants and the number of rounds of golf being played by these participants. If golf participation decreases or the number of rounds of golf played decreases, sales of the Company’s products may be adversely affected, which, in turn, could have material adverse effect on the Company’s business, results of operation and financial condition.

In addition, the demand for golf products is also driven by the visibility and popularity of golf through various media, including magazines, cable channels and television coverage of golf tournaments and attendance at golf events. The Company relies on the exposure of its products through advertising, other media coverage, or being used in golf tournaments. Any significant reduction in media coverage of, or attendance at, golf tournaments and events (whether as a result of COVID-19-related restrictions or otherwise) or any significant reduction in the popularity of golf magazines or golf television channels, could reduce the visibility of the Company’s brand and could adversely affect the Company’s sales, which, in turn, could have material adverse effect on the Company’s business, results of operation and financial condition.

The Company may have limited opportunities for future growth in sales of golf club shafts.

In order for the Company to significantly grow its sales of golf club shafts, the Company must either increase its share of the market for golf club shafts, enter into new geographic regions, or the overall market for golf products must grow. The golf industry is very competitive. As such, gaining incremental market share quickly or at all is difficult. Therefore, opportunities for additional market share may be limited given the challenging competitive nature of the golf industry, and the overall dollar volume of worldwide sales of golf club shafts may not grow or may decline.

Unfavorable economic conditions, including as a result of lingering COVID-19 effects, inflation, geopolitical events or otherwise, could have a negative impact on consumer discretionary spending and therefore negatively impact the Company’s results of operations, financial condition and cash flows.

The Company’s golf-related products are recreational in nature and are therefore discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products and to spend on leisure and out-of-home entertainment during favorable economic conditions and when consumers are feeling confident and prosperous. The demand for these entertainment and recreational activities is highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, unemployment levels, the job or housing markets, consumer debt levels or consumer confidence, as well as other adverse economic or market conditions due to lingering COVID-19 effects, inflation, geopolitical events including military or trade conflicts or otherwise may lead to customers having less discretionary income to spend on entertainment and recreational activities, and may result in significant fluctuations and spending patterns year to year. Discretionary spending is also affected by many other factors, including general business conditions, interest rates, the availability of consumer credit, taxes and consumer confidence in future economic conditions. Purchases of the Company’s products and services could decline during periods when disposable income is lower, or during periods of actual or perceived unfavorable economic conditions. A significant or prolonged decline in general economic conditions or uncertainties regarding future economic prospects that adversely affect consumer discretionary spending, whether in the United States, Japan or other markets, could result in reduced sales of the Company’s products, which in turn would have a negative impact on the Company’s results of operations, financial condition and cash flows.

A severe or prolonged economic downturn could adversely affect the Company’s customers’ financial condition, their levels of business activity and their ability to pay trade obligations.

The Company primarily sells its golf products to retailers directly and through wholly-owned foreign subsidiaries, and to foreign distributors. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from these customers. However, a severe or prolonged downturn in the general economy could adversely affect the retail market, which would in turn negatively impact the liquidity and cash flows of the Company’s customers, including the ability of such customers to obtain credit to finance purchases of the Company’s products and to pay their trade obligations. A failure by the Company’s customers to pay on a timely basis a significant portion of outstanding account receivable balances would adversely impact the Company’s results of operations, financial condition and cash flows.

The Company faces intense competition in the golf club shaft market, and if it is unable to compete effectively, it could have a material adverse effect on its business, results of operations, financial condition and growth prospects.

The golf club shaft business is highly competitive, and is served by a number of well-established and well-financed companies, which generally entered into the market earlier than the Company, each with a competitive brand. The Company encounters competition from U.S. and other international companies in price, delivery, performance, product innovation, and product recognition and quality. These competitors may be better able to withstand a change in conditions within the golf club shafts, a change in the prices of raw materials or a change in the economy as a whole.

With respect to golf club shaft sales, new product introductions, price reductions, consignment sales, extended payment terms, “closeouts,” including closeouts of products that were recently commercially successful, and significant tour and advertising spending by competitors continue to generate intense market competition. Successful marketing activities, discounted pricing, consignment sales, extended payment terms or new product introductions by competitors could negatively impact the Company’s future sales.

The Company believes that to be competitive, it also needs to continue to incur significant expenses in tour, advertising and promotional support. In addition, the Company has invested, and may continue to invest in the future, significant capital into upgrades to its manufacturing facilities to remain on the forefront of technological and competitive innovation. The Company may also in the future acquire other business operating in the golf club shaft industry to increase its market share, brand visibility and pricing power. However, unless there is a material change in competitive conditions, these competitive pressures and increased costs will continue to adversely affect the profitability of the Company’s golf equipment business.

If the Company is unable to successfully manage the frequent introduction of new products that satisfy changing consumer preferences, it could significantly and adversely impact its financial performance and prospects for future growth.

The Company’s golf club shaft products, like those of its competitors, generally have life cycles of two years to three years, with sales occurring at a much higher rate in the first year than in the second. Factors driving these short product life cycles include the rapid introduction of competitive products and consumer demands for the latest technology. In this marketplace, a substantial portion of the Company’s annual revenues is generated each year by products that are in their first year of their product life cycle.

These marketplace conditions raise a number of issues that the Company must successfully manage. For example, the Company must properly anticipate consumer preferences and design products that meet those preferences while also complying with significant restrictions imposed on golf equipment by rules governing the game of golf, such as the Rules of Golf published by the United States Golf Association or its new products will not achieve sufficient market success to compensate for the usual decline in sales experienced by products already in the market. Second, the Company’s research and development and supply chain groups face constant pressures to design, develop, source and supply new products that perform better than their predecessors many of which incorporate new or otherwise untested technology, suppliers or inputs. Third, for new products to generate equivalent or greater revenues than their predecessors, they must either maintain the same or higher sales levels with the same or higher pricing, or exceed the performance of their predecessors in one or both of those areas. Fourth, the relatively short window of opportunity for launching and selling new products requires great precision in forecasting demand and assuring that supplies are ready and delivered during the critical selling periods. Finally, the rapid changeover in products creates a need to monitor and manage the closeout of older products both at retail and in the Company’s own inventory. Should the Company not be able to successfully manage the frequent introduction of new products that satisfy consumer demand, the Company’s results of operations, financial condition and cash flows could be significantly adversely affected.

Loss of a key customer, or a reduction in the purchase level of a key customer, could adversely affect the Company’s business, results of operation and financial condition.

The Company sells a majority of its golf club shafts to a relatively limited number of major golf club brands and sport goods distributors. Even though the Company has long standing relationships with its major customers, purchases are on a purchase order basis and such relationships are terminable at the customer’s option. Because the Company depends on a relatively limited number of major customers, its business, financial condition or results of operations could be adversely affected by the loss of any of these customers, a reduction in the purchasing levels of these customers or an adverse change in the terms of the commercial arrangements with these customers.

Loss of a key supplier or lack of product availability from suppliers could adversely affect the Company’s business, results of operation and financial condition.

The Company outsources the production of its graphite shafts to one external manufacturer and depends on a selected number of suppliers for raw materials in the production of its steel shafts. Its relationships with these key suppliers are longstanding but are terminable by either party. The loss of a key supplier, or a substantial decrease in the availability of their products, could put the Company at a competitive disadvantage and have a material adverse effect on our business or results of operations. Supply interruptions could arise from raw material shortages, inadequate manufacturing capacity or utilization to meet demand, financial difficulties, tariffs and other regulations affecting international trade, labor disputes, weather conditions affecting suppliers’ production, transportation disruptions or other reasons beyond the Company’s control.

To date, FST has not experienced any material supply interruptions from its key suppliers. The situation with suppliers remains stable, and FST continues to monitor and manage any potential risks to ensure the continuity of operations.

If the Company fails to execute its growth strategy or manage growth effectively, its business, financial condition and results of operations would be adversely affected.

The expected continued growth and expansion of the Company’s business and execution of its growth strategy may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture. With continued growth, the Company’s information technology systems and its internal control over financial reporting and procedures may not be adequate to support its operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. The Company may also face risks to the extent such third parties infiltrate the information technology infrastructure of its contractors.

To manage growth in operations and personnel and execute its growth strategy, the Company will need to continue to improve its operational, financial and management controls and reporting systems and procedures. In addition, the Company may face difficulties as it expands its operations into new markets in which it has limited or no prior experience. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect the Company’s business, operating results and financial condition.

The Company’s strategy of using acquisitions and dispositions to position its businesses may not always be successful, which may have a material adverse impact on results of operation, financial condition and profitability of the Company.

The Company may in the future use acquisitions and dispositions in an effort to strategically position its businesses in the golf club shaft business and improve its ability to compete. The Company plans to do this by acquiring businesses complementary to existing strengths and continually evaluating the performance and strategic fit of its existing business units. The Company considers acquisitions, joint ventures and other business combination opportunities. From time-to-time, management may hold discussions with management of other companies to explore such opportunities. As a result, the relative makeup of the businesses comprising the Company may be subject to change. Acquisitions, joint ventures and other business combinations involve various inherent risks, such as: assessing accurately the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates; the potential loss of key personnel of an acquired business; significant transaction costs that were not identified during due diligence; the Company’s ability to achieve identified financial and operating synergies anticipated to result from an acquisition or other transaction; impairments of goodwill; and unanticipated changes in business and economic conditions affecting an acquisition or other transaction. The amount and type of consideration and deal charges paid could have an adverse or dilutive effect on the Company’s profitability and other financial results, despite having anticipated long-term economic benefit to the Company. If acquisition opportunities are not available, or if one or more acquisitions are not successfully integrated into our operations, this could have a material adverse impact on our competitive positioning, financial results and profitability.

The Company may need new or additional financing in the future to expand its business, and its inability to obtain capital on satisfactory terms or at all may have an adverse impact on its operations and its financial results.

If the Company is unable to access capital on satisfactory terms and conditions, it may not be able to expand its business, whether through upgrading its manufacturing facility or through acquisitions. Its ability to obtain new or additional financing will depend on a variety of factors, many of which are beyond the Company’s control. The Company may not be able to obtain new or additional financing because it may have substantial debt, its current receivable and inventory balances do not support additional debt availability or because the Company may not have sufficient cash flows to service or repay its existing or future debt. In addition, depending on market conditions and the Company’s financial performance, equity financing may not be available on satisfactory terms or at all. If the Company is unable to access capital on satisfactory terms and conditions, this could have an adverse impact on its operations and its financial results.

Failure to effectively expand the Company’s sales and marketing capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its solutions.

The Company’s ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on the Company’s ability to effectively expand its sales and marketing operations and activities. The Company relies on its business development, sales and marketing teams to obtain new original equipment manufacturers (OEMs). The Company plans to continue to expand in these functional areas but it may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect The Company’s ability to expand its sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and the Company may be unable to hire or retain sufficient numbers of qualified individuals. The Company’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. The Company business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

If the Company fails to expand effectively into new markets, its revenues and business may be negatively affected.

New initiatives are inherently risky, as each involves unproven business strategies and new product offerings with which the Company has limited or no prior development or operating experience. Developing the Company’s products is expensive, and the investment in product development may involve a long or unmaterialized payback cycle. Difficulties in any of its new product development efforts could adversely affect its business, financial condition and results of operations.

In addition, even if the Company’s products have achieved successful commercialization, the Company could experience increased warranty claims, reputational damage or other adverse effects, which could be material.

The Company’s investment of resources to develop new product offerings may either be insufficient or may result in expenses that are excessive as compared to revenue produced from these new product offerings. Even if the Company is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected and its prior products could become obsolete more quickly than expected.

If the Company is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue could decline, it may experience higher operating losses, and its business and prospects could be adversely affected. Further, the Company’s development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from its existing business. If the Company does not realize the expected benefits of its investments, its business, financial condition, results of operations, and prospects, could be materially and adversely affected.

The Company has experienced operating losses and there is no guarantee that the Company can regain and maintain profitability.

In the year ended December 31, 2023, the Company recorded approximately US$2.2 million in net losses and approximately US$11.2 million negative cash flow from operating activities. The financial performance of the Company is the result of numerous factors, including:

•        the weaker demands from our customers for their spending on golf under the impact of slowdown in global economy; and

•        with the easing of the COVID-19 pandemic, golf is no longer the only outdoor sports option after the pandemic.

Although the Company’s current business focus is on restoring profitable operations, certain of its costs and expenses may continue to remain elevated in future periods, which could materially and adversely affect its future operating results if the revenue does not increase. The Company may also face increased regulatory compliance costs associated with growth, the launch of new products, and being a public company. The Company’s efforts to grow its business and offer new products have been and may continue to be more costly than it expects, the Company may not be able to increase its revenue enough to offset the increased operating expenses and the investments the Company need to make in its business, and new products may not succeed. The Company may continue to incur significant losses in the future for several reasons, including as a result of the other risks described herein, and unforeseen expenses, difficulties, complications, delays, and other presently unknown events or risks. If the Company continue to be unable to achieve and maintain consistent profitability, this would materially and adversely affect the value of its business and the Company’s securities.

The Company may not be able to maintain its engineering, technological and manufacturing expertise.

The golf club shafts industry is characterized by changing technology and evolving process development. The continued success of the Company’s business will depend upon its ability to:

•        hire, retain and expand our pool of qualified engineering and technical personnel;

•        maintain technological leadership in our industry;

•        successfully anticipate or respond to changes in manufacturing processes in a cost-effective and timely manner; and

•        successfully anticipate or respond to changes in cost to serve in a cost-effective and timely manner

The Company cannot be certain that its will develop the capabilities required by the market in the future. The emergence of new technologies, industry standards or customer requirements may render the Company’s equipment, inventory or processes obsolete or non-competitive. The Company may have to acquire new technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require us to incur significant expense and capital investment, which could reduce its margins and affect our operating results. Failure to anticipate and adapt to customers’ changing preferences and requirements or to hire and retain a sufficient number of engineers and maintain engineering, technological and manufacturing expertise may have a material adverse effect on the Company’s business.

FST’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, FST’s actual operating results may differ materially and adversely from those forecasted or projected.

FST’s forecasts and projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by its management, any or all of which may not prove to be correct or accurate, including, but not limited to, successfully sourcing suitable business combination opportunities in the golf club shaft industry, and the realization of any anticipated synergies or benefits from such business combination. Realization of the results forecasted will depend on the successful implementation of FST’s proposed business plan, and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond FST’s control, for example, the competitive environment, its executive team, rapid technological change, economic and other conditions in the markets in which FST operates or seeks to enter, governmental regulation and, uncertainties inherent in product development and testing, FST’s future financing needs and FST’s ability to grow and to manage growth effectively. In particular, FST’s forecasts and projections include forecasts and estimates relating to the expected size and growth of the markets in which FST operates or seeks to enter. FST’s forecasts and projections also assume that it is able to perform its obligations under its commercial contracts. For the reasons described above, it is likely that the actual results of FST’s operations will be different from the results forecasted and those differences may be material and adverse.

The projected financial information appearing elsewhere in this Prospectus has been prepared by the management of the Company and reflects estimates of future performance as of the date such projected financial information was prepared. The project financial information has not been certified or examined by an accountant. FST’s projected results depend on the successful implementation of management’s growth strategies and are based on assumptions and events over which FST has only partial or no control. The assumptions underlying such projected information require the exercise of judgment and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes. There can be no assurance that FST’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projected financial results, which could have an adverse impact on the market price of FST Ordinary Shares or the financial position of the Post-Closing Company. FST does not have any duty to update the financial projections included in this Prospectus.

FST’s financial results may vary significantly from period to period due to fluctuations in its operating costs or expenses and other foreseeable or unforeseeable factors.

FST expects its period-to-period financial results to vary based on its operating costs, which FST anticipates will fluctuate as the pace at which it continues to design, develop and manufacture new products and increases production capacity by expanding its current manufacturing facilities and adding future facilities, may not be consistent or linear between periods. Additionally, FST’s revenues from period to period may fluctuate as it introduces existing products to new markets for the first time and as FST develops and introduces new products. The Post-Closing Company’s financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on short-term quarterly financial results. If this occurs, the trading price of FST Ordinary Shares could fall substantially, either suddenly or over time, and FST could face costly lawsuits, including securities class action suits.

FST may experience delays in launching and ramping the production of its products and features, or FST may be unable to control its manufacturing costs. FST has previously experienced and may in the future experience launch and production ramp delays for new products and features. In addition, FST may introduce in the future new or unique manufacturing processes and design features for its products. There is no guarantee that FST will be able to successfully and timely introduce and scale such processes or features.

The Company is exposed to fluctuations in currency exchange rates.

The Company generally sells its products to its customers in U.S. dollars, and incurs manufacturing costs, labor costs, research expenses, and other expenses in NTD. As a result, fluctuations in the exchange rate among the U.S. dollar and New Taiwan Dollar will affect the relative purchase power, in NTD terms, of the Company’s U.S. dollar assets.

A fluctuation in the value of NTD relative to the U.S. dollar could reduce the Company’s profits from operations and the translated value of net assets when reported in U.S. dollars in the Company’s financial statements. This change in value could negatively impact the Company’s business, financial condition, or results of operations as reported in U.S. dollars. In the event that the Company decides to convert its NTD into U.S. dollars to make payments for dividends on FST Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the NTD will harm the U.S. dollar amount available to the Company. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

It is difficult to predict how market forces or the Taiwanese or U.S. government policy may impact the exchange rate among the U.S. dollar and NTD in the future. Any significant appreciation or depreciation of NTD may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, FST Ordinary Shares in U.S. dollars.

Very limited hedging options are available to reduce the Company’s exposure to exchange rate fluctuations. To date, the Company has not entered into any hedging transactions to reduce its exposure to foreign currency exchange risk. While the Company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and the Company may not be able to hedge our exposure adequately. As a result, fluctuations in exchange rates may have a material adverse effect on the price of FST Ordinary Shares.

The Company is exposed to inventory risks.

In line with the general practice in manufacturing businesses, the Company maintains five to six months of inventory of its products to ensure sufficient supplies to meet customer orders. In recent years, the life cycle of golf clubs and golf shafts has shortened considerably due to increasing competition among manufacturers. The Company is often required to anticipate which product design will generate customer demand in advance before the retail customers or PGA players indicating a need for a particular design. The resources devoted to product development and sales and marketing may not generate material revenue for the Company, and the Company has in the past, and may in the future, to write off excess and obsolete inventory if the Company produces a product in excess of forecasted demand which does not materialize. If the Company incurs significant expenses and investments in inventory in the future that it is not able to recover through sales, its operating results could be adversely affected.

FST’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

From time to time, FST makes statements with estimates of the addressable market for its solutions and the global optical market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, FST’s business could fail to grow at similar rates.

Concentration of ownership among FST’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Upon the consummation of the Business Combination, FST’s directors, executive officers and their affiliates as a group will beneficially own approximately 25.73% of the outstanding FST Ordinary Shares (assuming no redemption). As a result, these shareholders will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the memorandum and articles of association and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholder.

The Company’s insurance coverage strategy may not be adequate to protect it from all business risks.

The Company may be subject, in the ordinary course of business, to losses resulting from products liability, accidents, acts of God and other claims against the Company, for which it may have no insurance coverage. The policies that the Company does have may include significant deductibles or self-insured retentions, policy limitations and exclusions, and the Company cannot be certain that its insurance coverage will be sufficient to cover all future losses or claims against it. A loss that is uninsured or which exceeds policy limits may require the Company to pay substantial amounts, which may harm its financial condition and results of operations.

If the Company fails to retain its existing senior management team or attract qualified new personnel, such failure could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business requires disciplined execution at all levels of its organization. This execution requires an experienced and talented management team. If the Company were to lose the benefit of the experience, efforts and abilities of key executive personnel, it could have a material adverse effect on the Company’s business, financial condition and results of operations. Competition for skilled and experienced management is intense, and the Company may not be successful in attracting and retaining new qualified personnel required to grow and operate the Company’s business profitably.

Investor conﬁdence and share value may be adversely impacted if FST concludes that the Company’s internal control over ﬁnancial reporting is not effective.

Effective internal controls are necessary for FST to provide reliable ﬁnancial reports and to help prevent fraud. Although FST undertakes a number of procedures in order to help ensure the reliability of its ﬁnancial reports, including those imposed on it under U.S. securities laws, FST cannot be certain that such measures will ensure that it will maintain adequate control over ﬁnancial processes and reporting. Failure to implement required new or improved controls, or difﬁculties encountered in their implementation, could harm FST’s results of operations or cause it to fail to meet its reporting obligations. If FST discovers a material weakness, the disclosure of that fact, even if quickly remedied, could reduce investor conﬁdence in its consolidated ﬁnancial statements and effectiveness of the Company’s internal controls, which ultimately could negatively impact the market price of the Company’s common shares.

FST will incur signiﬁcant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, ﬁnancial condition and results of operations.

FST will face increased legal, accounting, administrative and other costs and expenses as a public company that the Company did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 thereof, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require FST to carry out activities FST has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identiﬁed (for example, if the auditors identify a signiﬁcant deﬁciency or material weaknesses in the internal control over ﬁnancial reporting), FST could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, FST will purchase director and ofﬁcer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and ﬁnancial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Management estimates are subject to uncertainty.

In preparing consolidated ﬁnancial statements in conformity with GAAP, estimates and assumptions are used by management in determining the reported amounts of assets and liabilities, revenues and expenses recognized during the periods presented and disclosures of contingent assets and liabilities known to exist as of the date of the ﬁnancial statements. These estimates and assumptions must be made because certain information that is used in the preparation of such ﬁnancial statements is dependent on future events, cannot be calculated with a high degree of precision from data available, or is not capable of being readily calculated based on generally accepted methodologies. In some cases, these estimates are particularly difﬁcult to determine and the Company must exercise signiﬁcant judgment. Estimates may be used in management’s assessment of items such as fair values, income taxes, stock-based compensation and asset retirement obligations. Actual results for all estimates could differ materially from the estimates and assumptions used by the Company, which could have a material adverse effect on the Company’s business, ﬁnancial condition, results of operations, cash ﬂows and future prospects.

Risks Related to Company’s Technology and Intellectual Property

Any legal proceedings or claims against the Company could be costly and time-consuming to defend and could harm its reputation regardless of the outcome.

The Company is and/or may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, data privacy, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause the Company to incur significant expenses or liability, or require the Company to change its business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect the Company’s financial condition and results of operations.

The Company’s properties may be subject to actions and opposition by non-governmental agencies.

The Company’s manufacturing and R&D facilities could be subject to physical sabotage or public opposition. Such public opposition could expose the Company to the risk of higher costs, delays or even project cancellations. The Company may not be able to satisfy the concerns of special interest groups and non-governmental organizations and attempting to address such concerns may require the Company to incur significant and unanticipated capital and operating expenditures. If any of the Company’s manufacturing and R&D facilities are the subject of physical sabotage or public opposition, it may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. The Company does not have insurance to protect against such risks.

Any failure, inadequacy, interruption, security failure or breach of the Company’s information technology systems, whether owned by the Company or outsourced or managed by third parties, could harm the Company’s ability to effectively operate its business and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company relies heavily on its information technology systems for many functions across its operations, including managing the Company’s supply chain and inventory, processing customer transactions in the Company’s stores, the Company’s financial accounting and reporting, compensating the Company’s employees and operating the Company’s websites. The Company’s ability to effectively manage its business and coordinate the sourcing, distribution and sale of its products depends significantly on the reliability and capacity of these systems. Such systems are subject to damage or interruption from power outages or damages, telecommunications problems, data corruption, software errors, network failures, security breaches, acts of war or terrorist attacks, fire, flood and natural disasters. The Company’s servers could be affected by physical or electronic break-ins, and computer viruses or similar disruptions may occur. A system outage may also cause the loss of important data. The Company’s existing safety systems, data backup, access protection, user management and information technology emergency planning may not be sufficient to prevent data loss or long-term network outages.

In addition, the Company may have to upgrade its existing information technology systems from time to time in order for such systems to withstand the increasing needs of its expanding business. The Company relies on certain hardware, telecommunications and software vendors to maintain and periodically upgrade many of these systems so that it can continue to support the Company’s business. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of the Company’s operations. The Company also depends on its information technology staff. If the Company cannot meet its staffing needs in this area, it may not be able to fulfill its technology initiatives while continuing to provide maintenance on existing systems.

The Company could be required to make significant capital expenditures to remediate any such failure, malfunction or breach with its information technology systems. Further, additional investment needed to upgrade and expand its information technology infrastructure would require significant investment of additional resources and capital, which may not always be available or available on favorable terms. Any material disruption or slowdown of the Company’s systems, including those caused by its failure to successfully upgrade our systems, and its inability to convert to alternate systems in an efficient and timely manner could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Doing Business in Taiwan

FST faces substantial political risks associated with doing business in Taiwan, particularly due to the relationship between Taiwan and the PRC.

FST’s principal executive offices and substantially all of its assets are located in Taiwan, and substantially all of its revenues are derived from its operations in Taiwan. Accordingly, FST’s business, financial condition and results of operations and the market price of FST Ordinary Shares may be affected by changes in Taiwan governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of FST’s control. Taiwan has a unique international political status. The PRC government asserts sovereignty over the PRC and Taiwan and does not recognize the legitimacy of the government of Taiwan. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan declares independence or if Taiwan refuses to accept the PRC’s stated “One China” policy. In addition, on March 14, 2005, the National People’s Congress of the PRC passed what is widely referred to as the “anti-secession” law, a law authorizing the PRC military to respond to efforts by Taiwan to seek formal independence. An increase in tensions between Taiwan and the PRC and the possibility of instability and uncertainty could adversely affect the prices of FST’s Securities. Relations between Taiwan and the PRC and other factors affecting Taiwan’s political environment could affect FST’s business.

Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect FST’s daily operations.

In accordance with the relevant Taiwan laws and regulations, FST, as the wholly-owned subsidiary of FST after the consummation of the Business Combination is required to maintain various approvals, licenses, permits and filings to operate its business, including but not limited to business registration, factory registration, tax registration and those with respect to environment protection. The obtaining of these approvals, licenses, permits and filings are subject to satisfactory compliance with, among other things, the applicable laws and regulations. If FST is unable to obtain any of such licenses and permits or extend or renew any of its current licenses or permits upon their expirations, or if FST is required to incur significant additional costs to obtain or renew these licenses, permits and approvals, FST’s daily operations could be materially and adversely affected.

FST is subject to restrictions on paying dividend or making other payments to FST, which may restrict FST’s ability to satisfy its liquidity requirements.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company, after the consummation of the Business Combination, FST may need dividends and other distributions on equity from FST to satisfy its liquidity requirements. Current Taiwan regulations permit FST to pay dividends to their respective shareholders only out of their after-tax accumulated profits, if any, which shall first make up previous losses and set aside at least 10% of its accumulated profits each year as statutory reserve. These reserves are not distributable as cash dividends. Furthermore, if FST incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to FST. Any limitation on the ability of FST to distribute dividends or to make payments to FST may restrict FST’s ability to satisfy its liquidity requirements. In addition, the dividend payments by FST to FST shall be subject to the withholding tax of 21%.

FST is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to FST.

Currently Taiwan regulates only those foreign exchange transactions that involve the conversion of the New Taiwan Dollar into foreign currencies. Pursuant to the relevant provisions of Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of Taiwan (“Taiwan CBC”). Further, for a remittance by a company as follows, relevant testimonials shall be submitted and such remittance shall be subject to the reporting to and/or approval of the Taiwan CBC: (i) a single remittance of an amount of U.S.$1 million or more; or (ii) annual accumulated settlement amount of foreign exchange purchased or sold has exceeded U.S.$50 million. Nevertheless, Taiwan government may impose further foreign exchange restrictions in certain emergency situations, where Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. If the dividend payments or other payments by FST to FST involves the currency conversion from New Taiwan Dollar to U.S. Dollar, such conversion would be subject to the foregoing foreign exchange control imposed by Taiwan authority. Under certain circumstances as prescribed by the relevant Taiwan regulations, documentary evidence of such foreign exchange transactions shall be presented and such transactions shall be conducted at designated foreign exchange banks in Taiwan which have the licenses to carry out foreign exchange business. However, there is no assurance that these foreign exchange regulations will remain unchanged in the future. If the relevant Taiwan regulations change in the future and any required approval is not obtained, FST’s ability to make payments to FST in foreign currency may be restricted, and FST’s capital expenditure plans, business, operating results and financial condition may be materially and adversely affected.

Foreign exchange transactions for non-trade-related purposes or exceeding the applicable annual quota threshold would require special approval from Taiwan CBC, which will be at the discretion of and considered by Taiwan CBC on a case-by-case basis. Additionally, FST may provide loans to FST. If the term of the loan provided by FST to FST is one year or more, FST shall obtain prior approval from the competent authorities before the loan can be remitted into Taiwan and FST shall file a declaration of foreign debt to the competent authority when the loan is remitted into Taiwan. FST cannot assure you that the Taiwan government will not intervene in such transactions or impose restrictions on the ability of FST and its subsidiaries to transfer cash.

If FST expands into the PRC market, FST may be subject to Taiwan regulations on investment or technical cooperation in the PRC.

FST currently focuses on the U.S., Japan and Taiwan markets and may consider expanding its businesses in the PRC market in the near future. Pursuant to the Taiwan Permission Regulations for Investment or Technical Cooperation in the PRC and the Review Principles for Investments or Technical Cooperation in the PRC (collectively, “Permission Regulations”), an investment or technical cooperation made by a Taiwanese investor in the PRC is subject to the restrictions thereunder and requires the approval by the competent Taiwan authority, Taiwan DIR. The restrictions under the Permission Regulations include a negative list in which investment or technical cooperation is prohibited as well as the maximum investment amount. FST does not believe its current operations in the PRC is restricted by the negative list. Furthermore, depending on the amount invested in the PRC, FST may need to obtain approval from the Taiwan DIR in order to make investments in the PRC or to grant licenses to PRC entities. The Taiwan DIR may at its discretion reject FST’s application. If the Taiwan DIR prevents FST from making investment in the PRC or granting licenses to PRC entities, FST may not be able to expand its business in the PRC.

Taiwanese investors holding more than 10% of FST Ordinary Shares will be subject to Taiwan regulations on investment or technical cooperation in the PRC for its investment or technical cooperation in the PRC.

Under the Permission Regulations, for an investment made by a Taiwanese individual or entity (“Taiwanese Investor”) in a “third region” company which conducts the investments or technical cooperation in the PRC defined therein and such Taiwanese Investor (i) acts as director, supervisor, manager or equivalent position or (ii) has a shareholding or capital contribution of more than 10% in such third region company, the investment in such a third region company would also be deemed a defined investment in the PRC and therefore be subject to the Permission Regulations.

Therefore, for FST’s future investment or technical cooperation in the PRC, FST’s Taiwanese shareholders holding more than10% of FST Ordinary Shares or acting as director, supervisor, manager or equivalent position of FST will need to apply for the foreign investment approval with the competent Taiwan authority, the Taiwan DIR in accordance with the Permission Regulations. There are restrictions on the investment or technical cooperation with the PRC, including, without limitation, the annual investment amount in the PRC shall be capped at U.S.$5 million per year for Taiwan individuals or NTD 80 million or 60% of the higher of its stand-along net worth or consolidated net worth, whichever is higher, for a Taiwan small-medium enterprise. Your indirect investment in the PRC via FST under the Permission Regulations will be calculated on the portion of your shareholding in FST. If your aggregate investments in the PRC exceed the annual ceiling amount, the Taiwan DIR will reject your application for the exceeding investment in the PRC. If a Taiwanese Investor fails to obtain applicable approvals from the Taiwan DIR in respect of its investment in the PRC, an administrative fine ranging from NTD 50 thousand to 25 million and imprisonment may be imposed.

Risks Related to the Company’s Securities

The price of FST Ordinary Shares may be volatile, and the value of FST Ordinary Shares may decline.

FST cannot predict the prices at which FST Ordinary Shares will trade. The price of FST Ordinary Shares may not bear any relationship to the market price at which FST Ordinary Shares will trade after the Transactions or to any other established criteria of the value of its business and prospects, and the market price of FST Ordinary Shares following the Business Combination may fluctuate substantially and may be lower than the price agreed by Chenghe and FST in connection with the Transactions. In addition, the trading price of SPAC Ordinary Shares following the Business Combination could be subject to fluctuations in response to various factors, some of which are beyond its control. These fluctuations could cause you to lose all or part of your investment in FST Ordinary Shares as you might be unable to sell these securities at or above the price you paid in the Transactions. Factors that could cause fluctuations in the trading price of FST Ordinary Shares include the following:

•        actual or anticipated fluctuations in its financial condition or results of operations;

•        variance in its financial performance from expectations of securities analysts;

•        changes in its projected operating and financial results;

•        changes in laws or regulations applicable to its business;

•        announcements by FST or its competitors of significant business developments, acquisitions or new offerings;

•        sales of FST Ordinary Shares by FST, its shareholders or its warrant holders, as well as the anticipation of lockup releases;

•        significant breaches of, disruptions to or other incidents involving its information technology systems or those of its business partners;

•        its involvement in litigation;

•        conditions or developments affecting the social consumer internet industry in the countries and regions where FST operates its business;

•        changes in its senior management or key personnel;

•        the trading volume of its securities;

•        changes in the anticipated future size and growth rate of its markets;

•        publication of research reports or news stories about FST, its competitors or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•        general economic and market conditions; and

•        other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Future sales of FST Ordinary Shares issued in connection with the Business Combination may cause the market price of FST Ordinary Shares to drop significantly.

After the completion of the Business Combination, Chenghe’s shareholders will own a smaller percentage of the Post-Closing Company than they currently own in Chenghe.

At the Closing, assuming the Company Acquisition Percentage reaching 100% at the consummation of the FST Restructuring and the exercise of all issued and outstanding SPAC Warrants, existing FST shareholders, SPAC unaffiliated Public Shareholders, the Sponsors and their affiliates, and the holders of SPAC Public Warrants are expected to hold approximately 62.11%, 5.78%, 18.22%, and 10.62% of FST’s total share capital, respectively, assuming no redemptions, approximately 63.95%, 3.37%, 18.77% and 10.94% of FST’s total share capital, respectively, assuming holders of 50% of the SPAC Public Shares exercise their redemption rights with respects to their Public Shares for a pro rata share of the funds in the Trust Account, and approximately 64.89%, 1.55%, 19.04% and 11.10% of FST’s total issued and outstanding share capital, respectively, assuming holders of 2,624,539 SPAC Public Shares exercise their redemption rights with respects to their Public Shares for a pro rata share of the funds in the Trust Account so that following the redemption, (i) SPAC will be able to pay total liabilities in the amount of $4.39 million as of June 30, 2024 from the Trust Account at the Closing; (ii) SPAC will be able to pay approximately $1.07 million of estimated transaction expenses incurred in connection with the Business Combination from the Trust Account at the Closing; and (iii) after the payment of liabilities and expenses set forth in (i) and (ii) above, SPAC will have U.S.$5,000,001 net asset at the Closing as required by the Business Combination Agreement, which will be distributed immediately to FST at the written instruction of the chief executive officer of FST, and used for working capital and general corporate purposes.

Certain existing shareholders of FST, the Sponsors and certain holders of SPAC Class B Ordinary Shares will be subject to the Lock-Up Agreement following the Closing. Pursuant to the Lock-Up Agreement, existing FST shareholders, the Sponsors and certain holders of SPAC Class B Ordinary Shares agreed that, during the applicable lock-up period, they will not, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of certain FST Ordinary Shares held by existing FST shareholders, the Sponsors and holders of SPAC Class B Ordinary Shares, respectively. See the section of this Prospectus titled “The Business Combination Agreement and Ancillary Documents — Agreements Entered into in Connection with the Business Combination — Lock-Up Agreement.” Following the Closing, assuming the Company Acquisition Percentage is 100% at the FST Restructuring Closing, a total of 3,534,431 FST Ordinary Shares (assuming no redemptions), a total of 1,767,215 FST Ordinary Shares (assuming intermediate redemptions) and a total of 909,892 FST Ordinary Shares (assuming maximum redemptions) will immediately be freely tradeable. Assuming the Company Acquisition Percentage is 100% at the FST Restructuring Closing, a total of 46,784,431 FST Ordinary Shares (assuming no redemptions) and a total of 45,017,216 FST Ordinary Shares (assuming intermediate redemptions) or a total of 44,159,892 FST Ordinary Shares (assuming maximum redemptions) held by these certain FST shareholders, the Sponsors and their respective affiliates will be freely tradeable after the applicable lock-up period. However, depending on the level of redemption of Public Shares in connection with the Business Combination, FST and the Sponsors may consider releasing a portion or all of the FST Ordinary Shares held by the Sponsors, certain FST shareholders, and their respective affiliates (if applicable) from the Lock-Up Agreement to meet the requirement of the relevant stock exchange in relation to the public float, which will result in additional FST Ordinary Shares becoming freely tradeable at the Closing of Business Combination, and potentially downward pressure on the trading price of FST Ordinary Shares immediately after the Closing of Business Combination.

Further, at the Closing, the Sponsors and certain shareholders of FST and certain of their respective affiliates, as applicable, will enter into an investors rights agreement with FST, pursuant to which the Sponsors and the other parties thereto will have customary demand registration rights and piggy-back registration rights with respect to registration statements filed by FST after the Closing. See the sections of this Prospectus titled “The Business Combination Agreement and Ancillary Documents — Agreements Entered Into in Connection with the Business Combination — Investor Rights Agreement.”

Upon expiration of the applicable lock-up period and upon the effectiveness of any registration statement that FST files pursuant to the above-referenced registration rights agreement, in a registered offering of securities pursuant to the Securities Act or otherwise in accordance with Rule 144 under the Securities Act (subject to the satisfaction of certain conditions), the FST shareholders may sell large amounts of FST Ordinary Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of the FST Ordinary Shares or putting significant downward pressure on the price of the FST Ordinary Shares. The effective prices at which the Sponsors will have acquire the Post-Closing Company shares issued in respect of their SPAC Class B Ordinary Shares and Converted SPAC Public Shares in connection with the Business Combination are generally substantially less than the SPAC IPO price. Consequently, after the lock-up period, these persons may have an incentive to sell their FST Ordinary Shares even if the trading price at that time is below the SPAC IPO price, which could cause downward pressure on the trading price of the Post-Closing Company shares. Further, sales of FST Ordinary Shares upon expiration of the applicable lockup period could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Short sales of FST Ordinary Shares could have a tendency to depress the price of the FST Ordinary Shares, which could increase the potential for short sales.

We cannot predict the size of future issuances of FST Ordinary Shares or the effect, if any, that future issuances and sales of shares of FST Ordinary Shares will have on the market price of the FST Ordinary Shares. Sales of substantial amounts of FST Ordinary Shares (including those shares issued in connection with the Business Combination), or the perception that such sales could occur, may materially and adversely affect prevailing market prices of FST Ordinary Shares.

An active trading market for FST Ordinary Shares may not develop or be sustained, which would adversely affect the liquidity and price of FST Ordinary Shares.

Following the Business Combination, the price of FST Ordinary Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for its ordinary shares following the Business Combination may never develop or, if developed, may not be sustained. The price of FST Ordinary Shares after the Business Combination may vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if the Post-Closing Company’s securities are not listed on the Stock Exchange and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of FST Ordinary Shares may be more limited than if the Post-Closing Company was quoted or listed on the Stock Exchange or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If FST does not meet the expectations of equity research analysts, if they do not publish research reports about its business or if they issue unfavorable commentary or downgrade FST Ordinary Shares, the price of FST Ordinary Shares could decline.

The trading market for FST Ordinary Shares will rely in part on the research reports that equity research analysts publish about FST and its business. The analysts’ estimates are based upon their own opinions and are often different from FST’s estimates or expectations. If FST’s results of operations are below the estimates or expectations of equity research analysts and investors, the price of FST Ordinary Shares could decline. Moreover, the price of FST Ordinary Shares could decline if one or more equity research analysts downgrade FST Ordinary Shares or if those analysts issue other unfavorable commentary or cease publishing reports about FST or its business.

FST’s issuance of additional share capital in connection with financings, acquisitions, investments or otherwise will dilute all other shareholders.

FST expects to issue additional share capital in the future that will result in dilution to all other shareholders. FST may also raise capital through equity financings in the future. As part of its business strategy, FST may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of FST Ordinary Shares to decline.

FST does not have any definite timetable for the payment of any dividends, and as a result, your ability to achieve a return on your investment may depend on appreciation in the price of FST Ordinary Shares.

FST does not have any definite timetable for the payment of any dividends, and any determination to pay dividends in the future will be at the discretion of its board of directors. Accordingly, you may need to rely on sales of FST Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Securityholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Sales of substantial amounts of the Ordinary Shares in the public market or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.

This prospectus relates to, among other things, the issuance from time to time by us of up to 14,399,985 Ordinary Shares upon the exercise of 14,399,985 Warrants.

This prospectus also relates to the resale from time to time by the Selling Securityholders of up to 35,184,834 Ordinary Shares.

As of the date of this prospectus, our issued share capital consists of (1) 44,766,003 Ordinary Shares and (2) 14,399,985 Warrants.

The Selling Securityholders can sell, under this prospectus, up to 35,184,834 Ordinary Shares, constituting approximately 78.60% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 59.47% of the issued and outstanding Ordinary Shares, assuming all Warrants are exercised in full. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Securityholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of the Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Securityholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Securityholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination on January 15, 2025, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices.

FST is an “emerging growth company,” and FST cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make FST Ordinary Shares less attractive to investors.

FST is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. FST has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, FST, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of FST’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

The Post-Closing Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement, (b) in which the Post-Closing Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Post-Closing Company is deemed to be a large accelerated filer, which means the market value of the Post-Closing Company’s common equity that is held by non-affiliates exceeds $700 million as of the last Business Day of its most recently completed second fiscal quarter; and (ii) the date on which the Post-Closing Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

FST cannot predict if investors will find FST Ordinary Shares less attractive because FST relies on these exemptions. If some investors find FST Ordinary Shares less attractive as a result, there may be a less active trading market for FST Ordinary Shares, and the price of FST Ordinary Shares may be more volatile.

FST will be a foreign private issuer, and as a result, FST will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Upon the closing of the Transactions, FST will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because FST qualifies as a foreign private issuer under the Exchange Act, FST is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Chenghe’s Warrant Agreement, which will be assigned to FST pursuant to an Assignment, Assumption and Amendment Agreement upon the Closing, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with FST in connection with such warrants.

In connection with the Closing, Chenghe, FST and Continental Stock Transfer & Trust Company will enter into an Assignment, Assumption and Amendment Agreement which will amend and restate the Warrant Agreement to provide for the assignment by Chenghe of all its rights, title and interest in the outstanding warrants of Chenghe, and the assumption of such warrants by, FST. All warrants of Chenghe under the Warrant Agreement will no longer be exercisable for SPAC Class A Ordinary Shares, but instead will be exercisable for FST Ordinary Shares.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Chenghe arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Chenghe irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Chenghe has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Chenghe’s warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Chenghe’s warrants, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

In addition, the exclusive forum provisions of the foregoing paragraph will apply to suit, action, proceeding or claim against Chenghe arising out of or relating and under the Securities Act. We note, however, that there is uncertainty as to whether a court would enforce such a provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Since the provisions of the Warrant Agreement will continue to apply unless amended by the Assignment, Assumption and Amendment Agreement after the Closing and the conversion of each SPAC Warrant into a FST Warrant at the Closing, and since the choice-of-forum and related provisions would not be amended by the Assignment, Assumption and Amendment Agreement the choice-of-forum provision will continue to limit a warrant holder’s ability after the Closing to bring a claim in a judicial forum that it finds favorable for disputes with FST, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, FST may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of FST’s management and board of directors.

FST may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of FST Warrants could adversely affect the market price of FST Ordinary Shares.

Under the Warrant Agreement, SPAC has, and pursuant to the Assignment, Assumption and Amendment Agreement to be entered into upon Closing, FST will have the ability to redeem outstanding warrants at any time after they become exercisable, at a price of $0.01 per warrant and upon a minimum of 30 days’ prior written notice of redemption provided that the reported closing price of SPAC Class A Ordinary Shares (or as the case may be, FST Ordinary Shares) meets the condition as discussed in more details in the section titled “Description of Securities — Warrants — Public Warrants.”

The trading price of FST’s securities may fluctuate following the Closing, and can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If and when the warrants become redeemable by FST, FST may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the holders thereof to: (1) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the warrant holders to do so; (2) sell the warrants at then-current market price when the warrant holders might otherwise wish to hold the warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. In the event that FST elects to redeem all of the outstanding warrants, it would only be required to have the notice of redemption mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the redemption date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they shall appear on the registration books.

FST does not intend to apply for the listing of the FST Warrants on any stock exchange after the Closing, holders of SPAC Public Warrants whose warrants are converted to FST Warrants upon Closing could face adverse consequences.

Upon the Closing, each SPAC Warrant that is outstanding and unexercised will be automatically converted into the right to receive a FST Warrant, which will be on the same terms and conditions as the applicable SPAC Warrant. The SPAC Public Warrants are currently listed on the OTC Pink Market under the symbol of “LATGF”. FST does not intend to apply for the listing of the FST Warrants on any stock exchange after the Closing. The SPAC Public Warrants not exercised upon Closing will be converted to FST Warrants, and the holders thereof could face adverse consequences, including, among other things, reduced liquidity of FST Warrants, limited availability of market quotations for FST Warrants, and may be unable to sell the FST Warrants they hold unless a market can be established or sustained.

FST may amend the terms of the warrants in a manner that may be adverse to holders of the warrants with the approval by the holders of at least 65% of the then outstanding warrants, or for amendments necessary for the warrants to be classified as equity. As a result, the exercise price of FST Warrants could be increased, the exercise period could be shortened and the number of FST Ordinary Shares purchasable upon exercise of a FST Warrant could be decreased, all without approval of warrant holder.

The Warrant Agreement (to be amended by the Assignment, Assumption and Amendment Agreement upon Closing) provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity or correct any defective provision or to make any amendments that are necessary in the good faith determination of the company’s board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in the company’s financial statements, but otherwise requires the approval by the holders of at least 65% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of the warrants. Accordingly, the company may amend the terms of the warrants (i) in a manner adverse to a holder of the warrants if holders of at least 65% of the then outstanding warrants approve of such amendment or (ii) to the extent necessary for the warrants in the good faith determination of the company’s board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in the company’s financial statements without the consent of any shareholder or warrant holder. Although the company’s ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of FST Ordinary Shares purchasable upon exercise of a warrant.

As FST is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all corporate governance requirements of the Stock Exchange.

As a foreign private issuer, FST has the option to follow Cayman Islands law rather than those of the Stock Exchange for certain governance matters, provided that FST discloses the requirements FST is not following and describe the home country practices FST is following. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care. If FST chooses to follow home country practices in the future, its shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

FST may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, FST is a foreign private issuer, and therefore, FST is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter. In the future, FST would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, a majority of its assets are located in the U.S., or its business is administered principally in the U.S. If FST loses its foreign private issuer status, FST will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. FST will also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, FST will lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Stock Exchange (the “Listing Rules”). A U.S.-listed public company that is not a foreign private issuer will incur significant additional legal, accounting and other expenses that a foreign private issuer will not incur.

FST does not intend to make any determinations on whether FST or its subsidiaries are CFCs for U.S. federal income tax purposes.

FST does not intend to make any determinations on whether FST or any of its subsidiaries are treated as “controlled foreign corporations” within the meaning of Section 957(a) of the Code (“CFCs”), or whether any U.S. Holder (as defined below in the section titled “Material U.S. Federal Income Tax Considerations for SPAC and Holders of SPAC Securities and FST Securities”) of FST Ordinary Shares is treated as a “United States shareholder” within the meaning of Section 951(b) of the Code with respect to FST or any of its subsidiaries. FST does not expect to furnish to any U.S. Holder of FST Ordinary Shares information that may be necessary to comply with applicable reporting and tax paying obligations with respect to CFCs. The IRS has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. U.S. Holders of FST Ordinary Shares should consult their tax advisors regarding the potential application of these rules to their particular circumstances.

If FST or any of its subsidiaries are characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, U.S. Holders may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income.

As of the date hereof, FST has not made a determination as to its PFIC status for its current taxable year or any other taxable year. Whether FST or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, its market value and the market value of its subsidiaries’ shares and assets (including FST and SPAC). Changes in FST’s composition, the composition of its income or the composition of any of its subsidiaries’ assets may cause FST to be or become a PFIC for the current or subsequent taxable years. Whether FST is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If FST is a PFIC for any taxable year, a U.S. Holder (as defined below in the section titled “Material U.S. Federal Income Tax Considerations for SPAC and Holders of SPAC Securities and FST Securities”) of FST Ordinary Shares may be subject to adverse tax consequences and may incur certain information reporting obligations. For more details, see “Material U.S. Federal Income Tax Considerations for SPAC and Holders of SPAC Securities and FST Securities — 5. PFIC Considerations.” U.S. Holders of FST Ordinary Shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to FST and the ownership of FST Ordinary Shares.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will, however, receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of the FST Warrants to purchase 14,399,985 Ordinary Shares is $11.50 per share, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $165.6 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On February 18, 2025, the closing price of our Ordinary Shares was $8.50 per share, which is below the applicable exercise price of all our Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

DIVIDEND POLICY

We may declare dividends on our Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. See the section titled “Description of Securities” in this prospectus for information on the potential tax consequences of any cash dividends declared.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

Explanatory Note

On January 15, 2025 (the “Closing Date”), FST Corp., a Cayman Islands exempted company with limited liability, consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of December 22, 2023 (the “Business Combination Agreement”), by and among Femco, Chenghe. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”.

Pursuant to the Business Combination Agreement, (i) each Chenghe Unit (“SPAC Unit”) outstanding immediately prior to the Merger Effective Time, consisting of one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant, automatically separated (“Unit Separation”) and the holder thereof was deemed to hold one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant; (ii) each SPAC Class B Ordinary Share that was issued and outstanding immediately prior to the Merger Effective Time automatically converted into one (1) SPAC Class A Ordinary Share (the “SPAC Class B Conversion”) and each SPAC Class B Ordinary Share was automatically cancelled and cease to exist; (iii) each SPAC Class A Ordinary Share (which for the avoidance of doubt, includes the SPAC Class A Ordinary Shares (A) issued in connection with the SPAC Class B Conversion; and (B) held as a result of Unit Separation) was cancelled in exchange for the right to receive one (1) FST Ordinary Share; and (iv) each SPAC Warrant that was outstanding and unexercised automatically converted into the right to receive a FSTFST Warrant, which is on the same terms and conditions as the applicable SPAC Warrant.

Introduction

The following unaudited pro forma condensed combined consolidated ﬁnancial information presents the combination of the ﬁnancial information of FST and SPAC adjusted to give effect to the Business Combination and related transactions. It is provided to aid you in your analysis of the financial aspects of the transactions. Deﬁned terms included below have the same meaning as terms deﬁned and included elsewhere in this Prospectus.

The following unaudited pro forma condensed combined consolidated ﬁnancial information has been prepared in accordance with Article 11 of Regulation S-X.

The historical ﬁnancial information of FST was derived from the audited consolidated ﬁnancial statements of FST as at and for the year ended December 31, 2023, and unaudited condensed consolidated financial statements of FST as at and for the six months ended June 30, 2024. The historical ﬁnancial information of SPAC was derived from the audited ﬁnancial statements of SPAC as at and for the year ended December 31, 2023, and unaudited condensed consolidated financial statements of SPAC as at and for the six months ended June 30, 2024. Such audited ﬁnancial statements are included elsewhere in this Prospectus. This information should be read together with FST’s and SPAC’s ﬁnancial statements and related notes as of December 31, 2023, the sections entitled “SPAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Company Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other ﬁnancial information included elsewhere in this Prospectus.

The unaudited pro forma condensed combined consolidated balance sheet is presented as of June 30, 2024, and the unaudited pro forma condensed combined consolidated statements of operations is presented for the year ended December 31, 2023, and for six months ended June 30, 2024. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2024, gives pro forma effect to the Transactions as if they had been consummated as of June 30, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2023, and for six months ended June 30, 2024, gives pro forma effect to the Transactions as if they had occurred as of January 1, 2023, the beginning of the earliest period presented.

Description of the Transactions

On December 22, 2023, SPAC, entered into a Business Combination Agreement with FST, Merger Sub and FST, pursuant to which, Merger Sub shall be merged with and into SPAC with SPAC being the surviving company and as a direct, wholly owned subsidiary of FST, and SPAC will change its name to “FST Ltd”.

For FST Restructuring transaction, to maximize FST’s control over FST’s business and operations after the Closing and enhance the efficiency of future fundraising, the parties intend to have each existing FST Shareholder exchange the Company Shares held by it, him or her with FST Ordinary Shares, so that at the Closing, or as soon as practicable thereafter, FST will be the sole shareholder of FST. Pursuant to the Business Combination Agreement, FST shall have acquired at least 90% of all issued and outstanding Company Shares on or prior to the Closing. The following unaudited pro forma condensed combined consolidated ﬁnancial information has been prepared under the assumption that 100% of all issued and outstanding Company Shares have been acquired.

Pursuant to the Business Combination Agreement, at the Merger Effective Time, (i) each outstanding SPAC Unit, consisting of one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant, will be automatically separated and the holder thereof will be deemed to hold one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant; (ii) each SPAC Class B Ordinary Share that is issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into one (1) SPAC Class A Ordinary Share and each SPAC Class B Ordinary Shares shall no longer be issued and outstanding and shall automatically be cancelled and cease to exist; (iii) each SPAC Class A Ordinary Share (which for the avoidance of doubt, includes the SPAC Class A Ordinary Shares (A) issued in connection with the SPAC Class B Conversion; and (B) held as a result of Unit Separation) shall be converted into the right to receive one (1) FST Ordinary Share; and (iv) each SPAC Warrant that is outstanding and unexercised shall be automatically converted into the right to receive a FST Warrant, which shall be on the same terms and conditions as the applicable SPAC Warrant. At the Closing, in accordance with the Companies Act (as revised) of the Cayman Islands, Merger Sub will merge with and into SPAC, the separate corporate existence of Merger Sub will cease and SPAC will be the surviving corporation and a wholly-owned subsidiary of FST.

Under the Business Combination Agreement, the base equity value of FST is $400,000,000 and will be paid entirely in shares, comprised of newly issued ordinary shares of the FST, with each share valued at the Per Share Price.

Accounting for the Transactions

The Transactions will be accounted for as a reverse merger in accordance with GAAP. Under this method of accounting, SPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on FST shareholders expecting to have a majority of the voting power of the combined company, FST comprising the ongoing operations of the combined entity, FST comprising a majority of the governing body of the combined company, and FST’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of FST issuing share for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of FST.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 requires pro forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

The unaudited pro forma condensed combined consolidated financial information has been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination had occurred on the dates indicated. Further, the unaudited pro forma condensed combined consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma Transaction Accounting Adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined consolidated financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined consolidated statement of balance sheet as of June 30, 2024 have been prepared using, and should be read in conjunction with, the following:

•        SPAC’s unaudited balance sheet as of June 30, 2024 and the related notes for the six months ended June 30, 2024, included elsewhere in this Prospectus; and

•        FST’s unaudited consolidated balance sheet as of June 30, 2024 and the related notes for the six months ended June 30, 2024, included elsewhere in this Prospectus.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2024 have been prepared using, and should be read in conjunction with, the following:

•        SPAC’s unaudited condensed statement of operations for the six months ended June 30, 2024 and the related notes, included elsewhere in this Prospectus; and

•        FST’s unaudited consolidated statement of operations for the six months ended June 30, 2024 and the related notes, included elsewhere in this Prospectus.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

•        SPAC’s audited statement of operations for the year ended December 31, 2023 and the related notes, included elsewhere in this Prospectus; and

•        FST’s audited consolidated statement of operations for the year ended December 31, 2023 and the related notes, included elsewhere in this Prospectus.

The unaudited pro forma condensed combined consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. FST and SPAC have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to FST and Merger Sub accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2024

(US$ in thousands, except for share and per share data, or otherwise noted)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Intermediate (50%) Redemptions into Cash			Scenario 3 Assuming Maximum (74.3%) Redemptions into Cash
	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Additional Transaction Accounting Adjustments		Pro Forma Balance Sheet	Additional Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$—	$8,099	$45,037	(1)	$42,744	—		22,553	$—		$12,853
	—	—	(1,438)	(2)	—	—		—	—		—
	—	—	(4,751)	(3)	—	—		—	—		—
	—	—	(4,203)	(5)	—	(20,191)	(3)	—	(9,700)	(3)	—
Restricted cash	—	131	—		131	—		131	—		131
Accounts receivable, net	—	3,992	—		3,992	—		3,992	—		3,992
Inventories, net	—	14,532	—		14,532	—		14,532	—		14,532
Amounts due from related parties	—	82	—		82	—		82	—		82
Prepayments and other current assets	65	2,574	(1,681)	(2)(5)	958	—		958	—		958
Total current assets	65	29,410	32,964		62,439	(20,191)		42,248	(9,700)		32,548
Non-current assets:
Property and equipment, net	—	17,931	—		17,931	—		17,931	—		17,931
Cash and Marketable security held in Trust Account	45,037	—	(45,037)	(1)	—	—		—			—
Intangible assets, net	—	5,168	—		5,168	—		5,168	—		5,168
Long-term investment	—	261	—		261	—		261	—		261
Right-of use assets	—	5,320	—		5,302	—		5,302	—		5,302
Deferred offering cost		—	—		—	—		—	—
Deferred tax assets	—	956	—		956	—		956	—		956
Prepayment and Other non-current assets	—	1,023	—		1,023	—		1,023	—		1,023
Total non-current assets	45,037	30,641	(45,037)		30,641	—		30,641	—		30,641
TOTAL ASSETS	45,102	60,051	(12,073)		93,080	(20,191)		72,889	(9,700)		63,189

LIABILITIES
Current liabilities:
Short-term borrowings	—	13,869	—		13,869	—		13,869	—		13,869
Accounts payable	—	1,633	—		1,633	—		1,633	—		1,633
Lease liabilities	—	1,682	—		1,682	—		1,682	—		1,682
Amounts due to related parties	473	285	—		758	—		758	—		758
Income taxes payable	—	109	—		109	—		109	—		109
Promissory Note – Related Party	1,128	—	(1,128)	(5)	—	—		—	—		—
Accrued expenses and other current liabilities	2,069	2,793	(2,069)	(5)	2,793	—		2,793	—		2,793
Total current liabilities	3,670	20,371	(3,197)		20,844	—		20,844	—		20,844
Non-current liabilities:
Long-term bank loan	—	8,597	—		8,597	—		8,597	—		8,597
Lease liabilities	—	4,164	—		4,164	—		4,164	—		4,164
Deferred tax liabilities	—	663	—		663	—		663	—		663
Warrant liabilities	720	—	—		720	—		720	—		720
Other non-current liabilities	—	—	—		—	—		—	—		—
Total non-current liabilities	720	13,424	—		14,144	—		14,144	—		14,144
TOTAL LIABILITIES	4,390	33,795	(3,197)		34,988	—		34,988	—		34,988

Commitments and contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value, 3,941,873 number of shares at redemption value of $11.43 as of June 30, 2024	45,037	—	(45,037)	(3)	—	—		—	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2024 — (Continued)

(US$ in thousands, except for share and per share data, or otherwise noted)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Intermediate (50%) Redemptions into Cash			Scenario 3 Assuming Maximum (74.3%) Redemptions into Cash
	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Additional Transaction Accounting Adjustments		Pro Forma Balance Sheet	Additional Transaction Accounting Adjustments		Pro Forma Balance Sheet
EQUITY
Ordinary shares ($0.33 par value, 100,000,000 shares authorized, 54,554,395 shares issued outstanding as of June 30, 2024; nil shares pro forma under scenario 1,2 and 3)	—	17,951	(17,951)	(4)	—	—		—	—		—
Class A Ordinary Shares ($0.0001 par value; 200,000,000 shares authorized; 1,058,127 shares issued and outstanding as of June 30, 2024; 46,784,431, 45,017,216 and 44,159,892 shares pro forma under scenario 1,2 and 3, respectively)	—	—	6		6	—		6	—		6
Class B Ordinary Shares ($0.0001 par value; 20,000,000 shares authorized; 2,191,873 shares issued and outstanding as of June 30, 2024; nil shares pro forma under scenario 1,2 and 3)	—	—	—	(4)	—	—		—	—		—
Additional paid-in capital	529	4,443	40,286	(3)	55,294	(20,191)	(3)	35,103	(9,700)	(3)	25,403
	—	—	(3,054)	(2)	—	—		—	—		—
	—	—	13,090	(4)	—	—		—	—		—
Statutory reserve	—	3,154	—		3,154	—		3,154	—		3,154
Accumulated deficit/retained earning	(4,854)	3,166	4,854	(4)	2,096	—		2,096	—		2,096
	—	—	—	(2)	—	—		—	—		—
	—	—	(1,070)	(5)	—	—			—
Accumulated other comprehensive loss	—	(2,458)	—		(2,458)	—		(2,458)	—		(2,458)
TOTAL EQUITY	(4,325)	26,256	36,161		58,092	(20,191)		37,901	(9,700)		28,201
TOTAL LIABILITIES AND EQUITY	45,102	60,051	(12,073)		93,080	(20,191)		72,889	(9,700)		63,189

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Adjustments

The Transaction Accounting Adjustments to the unaudited condensed combined consolidated pro forma balance sheet consists of the following:

(1)     Reflects the release of cash from marketable securities held in the Trust Account.

(2)     Reflects an adjustment of $1.44 million to reduce cash and $1.62 million to reduce deferred offering costs for transaction costs expected to be incurred by FST in relation to the Business Combination, including advisory, printing, legal and accounting services.

(3)      Scenario 1 — No Redemption Scenario reflects the election of holders of 407,442 Public Shares to redeem their Public Shares in connection with the Third Extension Amendment Proposal, and assumes no further SPAC Shareholders, collectively holding 3,534,431 shares, exercises their redemption rights in connection with the Business Combination. As of June 30, 2024, there was approximately $45.04 million in the Trust Account. Taking into account nil to be paid out in cash as redemption proceeds at the Closing of the

Business Combination and $4.75 million paid out in cash as redemption proceeds in connection with the Third Extension Amendment Proposal, all SPAC Public Shares previously subject to redemption for cash amounting to $40.29 million would be transferred to shareholders’ equity.

Scenario 2 — Intermediate Redemption Scenario reflects the election of holders of 407,442 Public Shares to redeem their Public Shares in connection with the Third Extension Amendment Proposal, and assumes that SPAC Shareholders holding 1,767,215 SPAC Class A Ordinary Shares, representing 50% of 3,534,431 SPAC Class A Ordinary Shares remaining outstanding on the date of this Prospectus, will exercise redemption rights at an assumed share price of US$11.43 in connection with the Business Combination. Under Scenario 2, an amount of $20.20 million in the trust account will need to be paid out in cash as redemption proceeds at the closing of the Business Combination, as compared with Scenario 1.

Scenario 3 — Maximum Redemption Scenario reflects the election of holders of 407,442 Public Shares to redeem their Public Shares in connection with the Third Extension Amendment Proposal, and assumes that SPAC Shareholders holding 2,624,539 SPAC Class A Ordinary Shares, representing 74.3% of 3,534,431 SPAC Class A Ordinary Shares remaining outstanding on the date of this Prospectus, will exercise their redemption rights at an assumed share price of US$11.43 in connection with the Business Combination. Under Scenario 3, a total of $30.00 million in the trust account will need to be paid out in cash as redemption proceeds. The number of Public Shares redeemed under the maximum redemption scenario is calculated based on the assumptions that following the redemption, (i) SPAC will be able to pay total liabilities in the amount of $4.39 million as of June 30, 2024 from the Trust Account at the Closing; (ii) SPAC will be able to pay approximately $1.07 million of estimated transaction expenses incurred in connection with the Business Combination from the Trust Account at the Closing; and (iii) after the payment of liabilities and expenses set forth in (i) and (ii) above, SPAC will have US$5,000,001 net asset at the Closing as required by the SPAC Articles and Business Combination Agreement, which will be distributed immediately to FST at the written instruction of the chief executive officer of FST, and used for working capital and general corporate purposes. Assuming a $11.43 per share redemption price, the number of Public Shares remaining outstanding following the redemption must be at least, 909,892 shares for SPAC to fulfill all of the abovementioned assumptions under Scenario 3.

(4)   Reflects (i) recapitalization of FST through issuance of SPAC shares and eliminate SPAC historical accumulated earnings; and (ii) the contribution of all the share capital in FST to SPAC.

(5)    Reflects prepaid and accrued expenses of SPAC would be settled due upon completion of the business combination.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Intermediate (50%) Redemptions into Cash		Scenario 3 Assuming Maximum (74.3%) Redemptions into Cash
	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments	Pro Forma Income Statement	Transaction Accounting Adjustments	Pro Forma Income Statement
Total revenues	$—	$17,830	$—		$17,830	—	$17,830	$—	$17,830
Cost of revenue	—	(10,087)	—		(10,087)	—	(10,087)	—	(10,087)
Gross profit	—	7,743	—		7,743	—	7,743	—	7,743
Operating expenses
Selling expenses	—	4,678	—		4,678	—	4,678	—	4,678
Administrative expenses	1,016	3,049	1,070	(1)	5,135	—	5,135	—	5,135
Research and development expenses	—	660	—		660	—	660	—	660
Total operating expenses	1,016	8,387	1,070		10,473	—	10,473	—	10,473
Net operating loss	(1,016)	(644)	(1,070)		(2,730)	—	(2,730)	—	(2,730)
Non-operating income and expenses
Interest expenses	—	(234)	—		(234)	—	(234)	—	(234)
Foreign exchange gain	—	967	—		967	—	967	—	967
Other income(3)	—	156	—		156	—	156	—	156
Gain on change in fair value of warrants	(576)	—	—		(576)	—	(576)	—	(576)
Interest earned on investments held in Trust Account	959	—	(959)	(2)	—	—	—	—	—
Total non-operating income and expenses	383	889	(959)		313	—	313	—	313
Profit (loss) from operations before tax	(633)	245	(2,029)		(2,417)	—	(2,417)	—	(2,417)
Tax expenses	—	167	—		167	—	167	—	167
Profit (loss)	(633)	78	(2,029)		(2,584)	—	(2,584)	—	(2,584)

Weighted average shares outstanding of ordinary shares	—	54,554,395	—		46,784,431	—	45,017,216	—	44,159,892
Weighted average shares outstanding of redeemable ordinary shares	3,941,873	—	—		—	—	—	—	—
Basic and diluted net loss per ordinary share	(0.09)	0.00	—		(0.00)	—	(0.00)	—	(0.00)
Weighted average shares outstanding of non-redeemable ordinary shares	3,250,000	—	—		—	—	—	—	—
Basic and diluted net loss per Non-redeemable ordinary shares	(0.09)	—	—		—	—	—	—	—

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Intermediate (50%) Redemptions into Cash		Scenario 3 Assuming Maximum (74.3%) Redemptions into Cash
	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments	Pro Forma Income Statement	Transaction Accounting Adjustments	Pro Forma Income Statement
Total revenues	$—	$28,731	$—		$28,731	—	$28,731	$—	$28,731
Cost of revenue	—	(15,288)	—		(15,288)	—	(15,288)	—	(15,288)
Gross profit	—	13,443	—		13,443	—	13,443	—	13,443
Operating expenses
Selling expenses	—	9,194	—		9,194	—	9,194	—	9,194
Administrative expenses	2,144	5,279	1,070	(1)	8,493	—	8,493	—	8,493
Research and development expenses	—	1,530	—		1,530	—	1,530	—	1,530
Total operating expenses	2,144	16,003	1,070		19,217	—	19,217	—	19,217
Net operating loss	(2,144)	(2,560)	(1,070)		(5,774)	—	(5,774)	—	(5,774)
Non-operating income and expenses
Interest expenses	—	(15)	—		(15)	—	(15)	—	(15)
Foreign exchange gain	—	44	—		44	—	44	—	44
Other income(3)	187	638	—		825	—	825	—	825
Impairment loss on long-term investment	—	(466)	—		(466)	—	(466)	—	(466)
Gain on change in fair value of warrants	1,584	—	—		1,584	—	1,584	—	1,584
Expense recognized on transferring of 2,650,000 SPAC Class B Ordinary Shares from Old SPAC Sponsor to New SPAC Sponsor(4)	(2,852)		—		(2,852)	—	(2,852)	—	(2,852)
Interest earned on investments held in Trust Account	3,651	—	(3,651)	(2)	—	—	—	—	—
Total non-operating income and expenses	2,570	201	(3,651)		(880)	—	(880)	—	(880)
Profit (loss) from operations before tax	426	(2,359)	(4,721)		(6,654)	—	(6,654)	—	(6,654)
Tax benefit	—	(123)	—		(123)	—	(123)	—	(123)
Profit (loss)	426	(2,236)	(4,721)		(6,531)	—	(6,531)	—	(6,531)

Weighted average shares outstanding of ordinary shares	—	46,207,400	—		46,784,431	—	45,017,216	—	44,159,892
Weighted average shares outstanding of redeemable ordinary shares	7,519,729	—	—		—	—	—	—	—
Basic and diluted net loss per ordinary share	0.04	(0.05)	—		(0.14)	—	(0.15)	—	(0.15)
Weighted average shares outstanding of non-redeemable ordinary shares	3,250,000	—	—		—	—	—	—	—
Basic and diluted net loss per Non-redeemable ordinary shares	0.04	—	—		—	—	—	—	—

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

The Transaction Accounting Adjustments to the unaudited condensed combined consolidated pro forma statements of operations consist of the following:

(1)    Reflects the estimated transaction costs of $1.07 million as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined consolidated statement of operations. This is a non-recurring item.

(2)    Represents an adjustment to eliminate interest earned on investments held in Trust Account.

Shares calculation

The following presents the calculation of basic and diluted weighted average shares outstanding assuming three alternative levels of conversion for the six months ended June 30, 2024:

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Intermediate (50%) Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum (74.3%) Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
SPAC Public Shares held by unaffiliated SPAC Public Shareholders(1)	3,534,431	1,767,216	909,892
Converted SPAC Public Shares held by New SPAC Sponsor(2)	1,058,127	1,058,127	1,058,127
Founder Shares held by SPAC Sponsors(3)	2,191,873	2,191,873	2,191,873
Shares issued to FST shareholders and FST Advisor in Business Combination	40,000,000	40,000,000	40,000,000
Weighted average shares outstanding	46,784,431	45,017,216	44,159,892

Percent of shares owned by existing SPAC Public Shareholders	7.55%	3.93%	2.06%
Percent of shares owned by SPAC Sponsors	6.95%	7.22%	7.36%
Percent of shares owned by existing FST Shareholders and FST Advisor	85.50%	88.85%	90.58%
	100.0%	100.0%	100.0%

____________

(1)      As of June 30, 2024, there were 3,941,873 SPAC Public Shares issued and outstanding held by unaffiliated SPAC Public Shareholders and 1,058,127 SPAC Public Shares held by New SPAC Sponsor. Adjusted by reflecting the redemption of 407,442 Public Shares in connection with the Third Extension Amendment Proposal on October 25, 2024.

(2)      On November 16, 2023, 1,058,127 Founder Shares held by the New SPAC Sponsor were converted into the same number of SPAC Public Shares by election of the New SPAC Sponsor.

(3)     As of June 30, 2024, there were 2,191,873 Founder Shares issued and outstanding, of which 600,000 were held by Old SPAC Sponsor and 1,591,873 held by New SPAC Sponsor.

Net loss per share

The unaudited pro forma condensed combined consolidated basic and diluted earnings per share calculations are based on the sum of the historical SPAC weighted average number of redeemable shares outstanding of 3,534,431, converted SPAC public shares of 1,058,127 and non-redeemable shares outstanding of 2,191,873 under all three scenarios for the six months ended June 30, 2024 adjusted by (a) approximately 40,000,000 consideration shares estimated, derived from the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined consolidated financial statements (after rounding adjustment), to be issued in connection with the Business Combination; and (b) redemption of nil share under no redemption scenario, 1,767,215 share under intermediate redemption scenario and 2,624,539 shares under maximum redemption scenario.

For the purposes of calculating the weighted average number of shares of Company ordinary shares outstanding, the effects of outstanding warrants and exchangeable units to purchase ordinary shares and employee share option plans were not considered in the calculation of diluted loss per share, since the inclusion of such warrants and options would be anti-dilutive.

	Adjustment for Merger Assuming No Redemptions	Adjustment for Merger Assuming Intermediate (50%) Redemptions	Adjustment for Merger Assuming Maximum (74.3%) Redemptions
Weighted average shares of redeemable ordinary share	3,534,431	3,534,431	3,534,431
Weighted average outstanding converted SPAC Public Shares	1,058,127	1,058,127	1,058,127
Weighted average outstanding shares of non-redeemable shares	2,191,873	2,191,873	2,191,873
Add: Closing merger consideration payable in shares	40,000,000	40,000,000	40,000,000
Less: shares assumed to be redeemed	(0)	(1,767,216)	(2,624,539)
Weight average shares	46,784,431	45,017,216	44,159,892

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of FST’s financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and FST’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. FST’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Company Overview

We are a renowned manufacturer and innovator in the golf industry with a growing portfolio of innovative golf products, including acclaimed golf club shafts and other equipment. Founded in Taiwan in 1976 and commencing golf club shaft manufacture in 1992, the Company has spent more than three decades meticulously crafting high-performance shafts for golfers worldwide.

Since 1992, the Company has engaged in the research and development, manufacturing and sales of golf club shafts. The Company currently produces and sells golf club shafts under the Company’s own high-performance “KBS” golf club shaft brand, and serves as an original equipment manufacturer (OEM) and original design manufacturer (ODM) for other world-renowned golf equipment brands, golf equipment OEMs, and golf equipment distributors that provide consumers with customized golf club services. The Company also develops its retail presences in the U.S. and Japan markets through its KBS Golf Experience stores, which provide retail customers new equipment build services and retro-build services for existing clubs.

In 2007, the Company first used the “KBS” brand as a part of broader initiatives to transition from an OEM for other international golf brands to an operator of an independent and competitive brand. The development of KBS brand is led by renowned designer Kim Braly.

The Company first introduced its KBS brand into the U.S. market through its presence in the PGA tour in 2008. Since its launch, the Company continuously cultivated the KBS brand through the launch of golf shaft series that are well respected by the golf community: KBS Tour shaft series in 2008, KBS C-Taper steel shaft series in 2011, KBS Tour Hybrid series in 2017, KBS Tour-TGI graphite series in 2018 and KBS TD Driver graphite shafts series in 2020. Through the expansion of its product lines to encompass both steel club shafts and carbon fiber club shafts, the Company believes that this comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate. Since 2016, the Company has supplied golf shafts directly to PGA players. This initiative allows PGA players to test the shafts and participate in competitions using them, and opens up a pathway for the Company to collect feedback from professional players. Close interactions with the top professional players also provide the Company with opportunities to market its KBS shafts. Since 2016, the Company has assumed brand management responsibilities by directly providing golf shafts to PGA players. As of December 31, 2023, 27 PGA players were using KBS brand shafts in their professional competitions. Propelled by the professional endorsement and high market visibility, the Company has successfully evolved from being an OEM for international brands to a trusted provider of golf shafts under its proprietary brand “KBS”.

To further raise the brand awareness and directly connect with customers, the Company has established the KBS Golf Experience stores in the U.S. and Japan, located in Carlsbad, California and Tokyo, Japan, respectively. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the staffs are able to recommend suitable golf equipment for golfers of different age, gender, and experience level. The Company believes the direct interactions with customers will enhance brand awareness and loyalty. Feedback from customers serves as valuable reference points for future product development, which, in turn, helps sustain the competitiveness of the Company’s products.

The Company believes that it will be able to continue improve the competition positioning by adhering closely to consumer demand, augmented by strong brand development efforts, a comprehensive product line, and online and offline sale touch points.

Key Factors Affecting Operating Results

The Group believes its performance depends on several factors that present signiﬁcant opportunities for it but also pose risks and challenges, including those discussed below and in the “Risk Factors” section of this Prospectus.

Consumer demand and global economic conditions.

Consumer demand for our products and services may be affected by the performance of the general economy, and is also sensitive to personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing leisure spending, lower consumer confidence and adverse political conditions can subject and have subjected our revenues to significant volatility.

Proprietary brand value

Compared with the other golf equipment suppliers in Taiwan, the Group is one of few manufacturers in the Taiwanese golf industry which markets products globally under its proprietary brand (KBS). The Group’s design team caters to the needs of PGA professional players to design and develop the club shafts per the players’ needs and suggestions. As the Group controls the brand channels, it can enjoy the brand profit with higher gross profit margin than the other peers engaged in OEM in Taiwan and continue to develop products based on the brand platform to create business opportunities and improve the competitive strength. The KBS branded club shafts have been adopted by well-known PGA professional players for many years and, therefore, built considerable brand awareness. International major manufacturers, such as TaylorMade, Callaway, PXG and Mizuno, also work with the Group to assemble and sell the Group’s KBS club shafts, and the brand becomes the hot-selling shaft brand for sport goods chain channels and professional golf equipment assembly service providers. The Group’s KBS brand has covered multiple sales channels successively and improved consumers’ identification and loyalty toward its products with its brand, thereby creating the largest business opportunity for the Group. If the Group is not able to maintain the brand value of KBS brand, including reduction the product releases, reduction in the number of PGA endorsements, any negative publicities, the results of operation, business and financial condition of the Group may be materially and adversely affected.

Research and Development Investment

The Group owns the production technology for iron club shafts. Meanwhile, the iron golf clubs under its private brands, such as KBS Tour and KBS C-Taper, are extensively favored by professional players, pro gamers and amateur players and, therefore, enjoy considerable publicity in the industry. In recent years, the Group has extended its product lines based on the KBS brand and successively launched the Hybrid, TGI and TD series carbon fiber club products, thus making the product lines more complete to satisfy the golf brand customers’ need for one-stop shopping of various specifications and functions.

Meanwhile, it continues to improve the process and purchase automated production equipment to reduce human resource for production and shorten the delivery period. In recent years, the Group has obtained the production information and energy consumption data via IoT technology and combined equipment and production information collection and analysis to improve the production capacity of equipment and energy consumption efficiency, thus improving the entire benefits.

The Group plans to continue to invest in research and development to be in a leading position for the next stage of golf club shaft competition. However, if the Group’s investment does not yield in meaningful results, such as new golf shaft material composition, improvement in manufacturing efficiency, the results of operation, business and financial condition of the Group may be materially and adversely affected.

Competition

In order to attract consumers, golf brand suppliers keep innovating their products to shorten the product life cycle and development schedule significantly. In order to satisfy customers’ demand for launch of new products, it is necessary to develop new products and implement the mass production in a short time. The Group appoints dedicated personnel to follow PGA players when they attend any games and provide feedback to the R&D team based on the players’ suggestions and needs. Meanwhile, in recent years, it has catered to consumers’ needs and verified the market development trend by managing the KBS brand flagship store. It continues to improve the shaft design and invests capital in the development of new product designs to satisfy customers’ needs rapidly.

The Group faces fierce competition in all product categories. In the premium shaft sector, the Group competes with other international brands that are more well-known and have more financial resources, such as Tempest, Nippon and Project X. In the standard and economy shaft sector, the Group competes with other OEMs in Taiwan, the PRC or other regions both on pricing, delivery lead time, manufacturing capacity and production yield. There is no guarantee that the Group will be able to maintain its competition positioning in any product sector. If the Group’s competition positioning deteriorates, the results of operation, business and financial condition of the Group will be materially and adversely affected.

Impact of COVID-19

The COVID-19 pandemic affected businesses around the world. Many countries imposed restrictions on travel and enforced store closures, encouraging people to stay at home and avoid gathering in public places. The COVID-19 pandemic initially disrupted the seasonal trends of golf equipment industry, dampening demand in 2020. But as lockdowns eased in 2021, a surge in interest in outdoor activities propelled golf’s popularity.

However, the extent to which the COVID-19 pandemic may impact Group’s long-term results remains uncertain, and CCT is closely monitoring the impact of COVID-19 pandemic internally. See “Risk Factors — Risks Related to FST and the Company’s Business — Unfavorable economic conditions, including as a result of lingering COVID-19 effects, inflation or otherwise, could have a negative impact on consumer discretionary spending and therefore negatively impact the Group’s results of operations, financial condition and cash flows.”

Basis of Presentation

The Group’s consolidated financial statements have been prepared in accordance with U.S. GAAP. All intercompany accounts and transactions have been eliminated on consolidation. For the purposes of presenting consolidated financial statements, its assets and liabilities and its foreign operations (including subsidiaries in other countries that use currencies which are different from our functional currency) are translated into USD using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity.

Components of Results of Operations

Revenue

The Group generates revenue primarily from the sales of golf club shafts and sales of sports accessories, food and beverage.

The total revenue for the six months ended June 30, 2023 amounted to $12,625,218, $12,178,015 of revenue was from the sales of golf club shafts, and $447,203 of revenue was from the sales of sports accessories, food, beverage and others. The total revenue increase by $5,204,527 to $17,829,745 for the six months ended June 30, 2024, of which $17,216,880 of revenue was from the sales of golf club shafts, and $612,865 of revenue was from the sales of sports accessories, food, beverage and others.

Of the total revenue of $49,779,465 for the year ended December 31, 2022, $49,111,948 of revenue was from the sales of golf club shafts, and $667,517 of revenue was from the sales of sports accessories, food and beverage. The total revenue decreased by $21,048,916 to $28,730,549 for the year ended December 31, 2023, of which $27,825,905 of revenue was from the sales of golf club shafts, and $904,644 of revenue was from the sales of sports accessories, food and beverage.

The table below sets forth the revenue contribution by types of products in the six months ended June 30, 2024 and 2023, the years ended December 31, 2023 and 2022:

Year/Period	June 30, 2024		June 30, 2023		December 31, 2023		December 31, 2022
Revenue Categories	Revenue Amount	Revenue Proportion/ Share, %	Revenue Amount	Revenue Proportion/ Share, %	Revenue Amount	Revenue Proportion/ Share, %	Revenue Amount	Revenue Proportion/ Share, %
Sales of golf club shafts	17,216,880	96.6	12,178,015	96.5	27,825,905	96.9	49,111,948	98.7
Sales of sports accessories, food, beverage and others	612,865	3.4	447,203	3.5	904,644	3.1	667,517	1.3
Total	17,829,745	100.0	12,625,218	100.0	28,730,549	100.0	49,779,465	100.0

Cost of Revenue

The Group’s cost of revenue consists primarily of costs of product parts and materials purchased from manufacturers, labor costs, depreciation, maintenance, and other overhead related costs, such as salaries and related personnel expenses.

Selling Expenses

The Group’s selling expenses consist of personnel expenses and advertising expenses and shipping expenses.

The Group expects its selling expenses to increase for the foreseeable future as the Group invests to support the growth of its expansion and to build out its sales force and marketing capabilities.

General and Administrative Expenses

The Group’s general and administrative expenses consist primarily of personnel-related expenses for employees involved in general corporate functions, including executive and administration, legal, human resources, accounting, finance, tax, and information technology and outside professional services, including legal, audit and accounting services, as well as expenses for allocated facilities costs, such as office rent, depreciation, other general corporate expenses and travel. Personnel-related expenses primarily include salaries and benefits compensation.

The Group expects its general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and as a result of the expenses of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Research and Development Expenses

The R&D expenses include:

•        Personnel related expenses, including salaries and benefits compensation expenses for personnel in research and engineering, design, and testing functions;

•        Expenses related to materials, suppliers and third-party services; and

•        An allocated portion of overhead expenses, such as facility and IT costs and depreciation.

The Group’s research and development expenses for the six months ended June 2024 and 2023 range of 3.7% to 6.3% of its revenue, and range of 5.3% to 3.0% of its revenue for the years ended December 31, 2023 and 2022. The Group expects that its R&D costs will increase for the foreseeable future as it continues to invest in R&D activities to enrich its product line.

Other Income

The Group’s other income primarily consists of interest income (expense), foreign exchange gain (loss) and government grants.

Income Tax Expenses

The Group’s income tax expense primarily consists of current income tax expenses. Currently, the applicable tax rate in Taiwan is 20%, while the tax rate for unappropriated earnings is 5%.

Results of Operations

Comparison of Results of Operations for the Six Months Ended June 30, 2024 to the Six Months Ended June 30, 2023

The table below sets forth the results of operations for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Revenue	$17,829,745	$12,625,218
Cost of sales	10,087,397	6,272,032
Gross profit	7,742,348	6,353,186

COSTS AND OPERATING EXPENSES:
Selling expenses	4,677,865	4,662,788
General and administrative expenses	3,048,387	2,595,007
Research and development expenses	660,321	798,592
Total costs and operating expenses	8,386,573	8,056,387

PROFIT FROM OPERATIONS	(644,225)	(1,703,201)

OTHER INCOME
Interest (expense) income, net	(233,927)	202,055
Foreign exchange gain	967,140	268,139
Other income	156,079	343,945
Total other income, net	889,292	814,139

PROFIT BEFORE INCOME TAX EXPENSES	245,067	(889,062)
INCOME TAX EXPENSES	167,450	5,184
NET INCOME (LOSS)	$77,617	$(894,246)

Revenue

Of the total revenue of $12,625,218 for the six months ended June 30, 2023, $12,178,015 of revenue was from the sales of golf club shafts, and $447,203 of revenue was from the sales of sports accessories, food and beverage. The total revenue increased by $5,204,527 for the six months ended June 30, 2023 to $17,829,745 for the six months ended June 30, 2024, representing a 41.2% increase. The total revenue increased in the six months ended June 30, 2024 which was mainly due to the recovery of market demand for the period ended June 30, 2024 compared with the same period of 2023.

Cost of Revenue

Cost of revenue increased by $3,815,365 or 60.8%, from $6,272,032 for six months ended June 30, 2023 to $10,087,397 for the six months ended June 30, 2024, which was in line with the increase in total revenue.

Gross Profit

The gross profit increased from $6,353,186 for the six months ended June 30, 2023 to $7,742,348 for the six months ended June 30, 2024, representing an increase of 21.9%. This increase was primarily due to the increase in total revenue.

Gross profit margin decreased to 43.4% for the six months ended June 30, 2024, as compared to 50.3% for the six months ended June 30, 2023. The decrease of gross profit margin was primarily due to FST America sold more OEM orders, which had lower gross margin, resulting in a lower gross profit margin in the first half of 2024 compared with the same period of 2023.

Selling Expenses

Selling expenses increased by $15,077, or 0.3%, from $4,662,788 for the six months ended June 30, 2023 to $4,677,865 for the six months ended June 30, 2024, which was relatively stable.

General and Administrative Expenses

General and administrative expenses increased to $3,048,387 for the six months ended June 30, 2024 from $2,595,007 for the six months ended June 30, 2023, representing a 17.5% increase, which was mainly due to the increase of extension fee of extending the SPAC Termination Date.

Research and Development Expenses

Research and development expenses decreased to $660,321 for the six months ended June 30, 2024 from $798,592 for the six months ended June 30, 2023, representing a 17.3% decrease, which was mainly due to the reclassification of software purchase fee for the six months ended June 30, 2024. The Group provided software service to Factory Automation Technology Co., Ltd., a related party, and purchased related software from Parametric Technology Corporation, a third party. The Group recorded the software service income as other income and recorded software purchase fee as research and development expenses for the six months ended June 30, 2023. In fiscal year 2024, Group became an authorized agent of Parametric Technology Corporation to resell its software and the Group recorded the software service income as revenue according to ASC 606 and recorded the software purchase fee as cost of sales accordingly. This reclassification accounts for the 17.3% decrease in FST’s R&D expenses and reflects the FST’s evolving role from a software user to a distributor.

Other Income

Other income increased by $75,153, or 9.2%, from $814,139 for the six months ended June 30, 2023 to $889,292 for the six months ended June 30, 2024. The increase was mainly due to the increase of the foreign exchange rate gain of $699,001 due to more efficient capital arrangement, and partially offset by the increase of net interest expense of $435,982.

Income Tax Expenses

Income tax expenses was $167,450 and $5,184 for the six months ended June 30, 2024 and 2023, which was mainly due to the increase of taxable income.

Comparison of Results of Operations for the Year Ended December 31, 2023 to the Year Ended December 31, 2022

The table below sets forth the results of operations for the year ended December 31, 2023 and the year ended December 31, 2022:

	For the Years Ended December 31,
	2023	2022
Revenue	$28,730,549	$49,779,465
Cost of sales	15,287,532	23,207,116
Gross profit	13,443,017	26,572,349

COSTS AND OPERATING EXPENSES:
Selling expenses	9,194,267	8,548,084
General and administrative expenses	5,279,397	6,214,238
Research and development expenses	1,529,690	1,507,927
Total costs and operating expenses	16,003,354	16,270,249

(LOSS) PROFIT FROM OPERATIONS	(2,560,337)	10,302,100

OTHER INCOME (EXPENSE)
Interest expense, net	(14,703)	(52,695)
Foreign exchange gain	44,362	1,622,167
Government subsidy income	—	4,315
Other income	637,830	594,549
Investment loss on long-term investment	(466,262)	—
Total other income, net	201,227	2,168,336

PROFIT BEFORE INCOME TAX EXPENSES	(2,359,110)	12,470,436
INCOME TAX (BENEFITS) EXPENSES	(123,151)	3,094,759
NET (LOSS) INCOME	(2,235,959)	9,375,677

Revenue

Of the total revenue of $49,779,465 for the year ended December 31, 2022, $49,111,948 of revenue was from the sales of golf club shafts, and $667,517 of revenue was from the sales of sports accessories, food and beverage. The total revenue decreased from $49,779,465 for the year ended December 31, 2023 to $28,730,549 for the year ended December 31, 2023, representing a 42.3% decrease. The total revenue decreased in the year ended December 31, 2023 due to decline of sales volume: i) as the weaker demands from our customers for their spending on golf under the impact of slowdown in global economy; ii) besides, with the easing of the COVID-19 pandemic, golf is no longer the only outdoor sports option during the pandemic.

Cost of Revenue

Cost of revenue decreased by $7,919,584 or 34.1%, from $23,207,116 for the year ended December 31, 2022 to $15,287,532 for the year ended December 31, 2023, which was in line with the decrease in total revenue.

Gross Profit

The gross profit decreased from $26,572,349 for the year ended December 31, 2022 to $13,443,017 for the year ended December 31, 2023, representing a decrease of 49.4%. This decline was primarily due to a decrease in total revenue.

Gross profit margin increased to 46.8% for the year ended December 31, 2023, as compared to 53.4% for the year ended December 31, 2022. The decrease of gross profit margin was primarily attributable to the decrease of products sold, as the Group sold less KBS golf club shafts compared to that for the year ended December 31, 2022.

Selling Expenses

Selling expenses increased by $646,183, or 7.6%, from $8,548,084 for the year ended December 31, 2022 to $9,194,267 for the year ended December 31, 2023. This increase was primarily due to increase of personnel expense, such as travel expenses to participate in Professional Golfers’ Association Tour, in FST America for market promotion.

General and Administrative Expenses

General and administrative expenses decreased to $5,180,683 for the year ended December 31, 2023 from $6,214,238 for the year ended December 31, 2022, representing a 16.6% decrease. This decrease was primarily due to a decrease of personnel expense such as management and directors’ bonus as sales declined for the year ended December 31, 2023.

Research and Development Expenses

Research and development expenses remained stable, which amounted to $1,529,690 and $1,507,927 for the years ended December 31, 2023 and 2022, respectively.

Other Income

Other income decreased by $1,967,109, or 90.7%, from $2,168,336 for the year ended December 31, 2022 to $201,227 for the year ended December 31, 2023. The decrease was mainly due to: i) the decline of the foreign exchange rate gain of $1,577,805 because of less favorable exchange rate gain of USD to TWD; ii) the increase of investment loss on long-term investment of $466,262 of investment in Factory Automation Technology Co., Ltd.

Income Tax Expenses

Income tax benefit was $$103,408 for the year ended December 31, 2023 and income tax expenses was $3,094,759 for the year ended December 31, 2022. This was mainly due to the fact that taxable income turned to loss from the year ended December 31, 2022 to 2023.

Liquidity and Capital Resources

Historically, we have financed our operations mainly through equity contributions from the Company’s shareholders and cash flow from operating activities in ordinary course of business. As of June 30, 2024 and December 31, 2023, we had cash and cash equivalents of $8,098,933 and $8,904,618, which consisted of cash, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash. The Group believes that cash on hand will be sufficient to meet the working capital and capital expenditure requirements for at least the next 12 months from the date of this Prospectus and sufficient to fund its operations.

To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in research and development or delay, scale back or abandon all or part of our growth strategy, which could have an adverse impact on our business and financial prospects.

Cash Flows Summary

Presented below is a summary of the Group’s operating, investing, and financing cash flows:

	Six months ended June 30,		Years ended December 31,
	2024	2023	2023	2022
Net cash provided by (used in) operating activities	1,420,385	(4,242,452)	(11,205,424)	12,721,148
Net cash used in investing activities	(1,443,282)	(669,761)	(11,592,307)	(2,458,553)
Net cash used in (provided by) financing activities	(49,089)	(6,798)	11,302,462	2,297,238

Cash flow for the Six Months Ended June 30, 2024 and 2023

Cash Flows Provided by (Used in) Operating Activities

Cash flows generated from operating activities are typically re-invested to support the growth of the Group’s business. The Group’s operating cash inflows include cash from sales of its products. These cash inflows are offset by the Group’s payments to suppliers for production materials and parts used in the Group’s manufacturing process, operating expenses, and interest payments on the Group’s financings.

During the six months ended June 30, 2024, net cash provided by operating activities was $1,420,385. During the six months ended June 30, 2023, net cash used in operating activities was $4,242,452. The increase was mainly attributable to i) increase in net income in the six months ended June 30, 2024; ii) decrease in inventories in the six months ended June 30, 2024; iii) increase in income taxes payable in the six months ended June 30, 2024; and partially offset by increase in accounts and notes receivable and decrease in accrued expenses and other current liabilities in the six months ended June 30, 2024.

Cash Flows Used in Investing Activities

Cash used in investing activities primarily relate to purchase of property, plant, and equipment.

Net cash used in investing activities was $1,443,282 and $669,761 for the six months ended June 30, 2024 and 2023, respectively. The increase was primarily due to increased investment in new property, plant and equipment.

Cash Flows from Financing Activities

Net cash used in financing activities was $49,089 for the six months ended June 30, 2024, which primarily consists of the proceeds of $19,462,348 from bank borrowings, offset by the repayment of $18,442,533 of bank borrowings and payment of offering costs of $1,068,904.

Net cash used in financing activities was $6,798 for the six months ended June 30, 2023, which primarily consists of the proceeds of $15,412,533 from bank borrowings, offset by the repayment of $12,704,034 of bank borrowings and dividend distribution of $2,715,297.

Cash flow for the Year Ended December 31, 2023 and 2022

Cash Flows (Used in) Provided by Operating Activities

Cash flows generated from operating activities are typically re-invested to support the growth of the Group’s business. The Group’s operating cash inflows include cash from sales of its products. These cash inflows are offset by the Group’s payments to suppliers for production materials and parts used in the Group’s manufacturing process, operating expenses, and interest payments on the Group’s financings.

During the year ended December 31, 2022, net cash provided by operating activities was $12,721,148. During the year ended December 31, 2023, net cash used in operating activities was $11,205,424. The decrease was mainly attributable to i) decrease in net income in the year ended December 31, 2023; ii) increase in inventories in the year ended December 31, 2023; iii) decrease in income taxes payable in the year ended December 31, 2023; iv) decrease in accrued expenses and other current liabilities in the year ended December 31, 2023; and partially offset by decrease in Accounts and notes receivable in the year ended December 31, 2023.

Cash Flows Used in Investing Activities

Cash used in investing activities primarily relate to purchase of property, plant, and equipment.

Net cash used in investing activities was $11,592,307 for the year ended December 31, 2023 and net cash used in investing activities was $2,458,553 for the year ended December 31, 2022. The increase was primarily due to increased investment in land and buildings during the year ended December 31, 2023.

Cash Flows from Financing Activities

Net cash generated from financing activities was $11,302,462 for the year ended December 31, 2023, which primarily consists of the proceeds of $38,752,418 from bank borrowings and partially offset by the repayment of $24,734,659 of bank borrowings.

Net cash generated from financing activities was $2,297,238 for the year ended December 31, 2022, which primarily consists of the proceeds of $31,983,022 from short-term loans and partially offset by the repayment of $29,404,105 of short-term borrowings.

Material Contractual Obligations and Commitments

For a discussion of material contractual obligations and commitments, see Note 16 “Commitments and Contingencies” to the Group’s consolidated financial statements and Note 16 “Commitments and Contingencies” to the Group’s unaudited condensed consolidated financial statements included in this Prospectus. As of June 30, 2024, besides the significant unrecognized contractual commitments, the repayments of banks loans and payments of operating lease agreements disclosed in the Group’s consolidated financial statements or discussed below, the Group does not have other short-term and long-term material cash requirements.

As of June 30, 2024 and December 31, 2023, short-term bank loans which due within one year amounted to $13,869,220 and $14,236,270, respectively, the long-term loans amounted to $8,596,643 and $8,597,848, respectively. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Group may turn to bank and other financial institutions to take loans to meet liquidity shortages. The details maturity date of each bank loan please refer to Note 11 “Borrowings” to the Group’s unaudited condensed consolidated financial statements included in this Prospectus.

The Group leases vehicles and plants under various non-cancellable operating lease agreements. As of June 30, 2024, the minimum future commitments under these agreements are as follows.

For the year ending December 31,	Operating Leases
The remaining of the year ended December 31, 2024	$1,184,118
2025	1,443,140
2026	1,185,325
2027	518,373
2028 and thereafter	3,006,318
Total lease commitments	$7,337,274

Off-Balance Sheet Arrangements

During the periods presented, the Group did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

The Group’s consolidated financial statements that are included elsewhere in this Prospectus/prospectus have been prepared using the significant measurement bases. We believe that the following estimates are those most critical to the judgments used in the preparation of our financial statements.

Evaluation of inventories

Inventories are stated at the lower of cost or estimated net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on the weighted-average basis. The Group records inventory write-downs as cost of revenue for excess or obsolete inventories based upon assumptions on current and future demand forecasts. If the inventory on hand is in excess of future demand forecast, the excess amounts are written off. The Group also reviews inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. This requires the determination of the estimated selling price of the inventory less the estimated cost to convert inventory on hand into a finished product. Once inventory is written-down, a new, lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Critical Accounting Policies

Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our audited financial information. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Recent Accounting Pronouncements

For a discussion of our new or recently adopted accounting pronouncements, see Note 2(aa) “Recently accounting pronouncements” to the Group’s consolidated financial statements and Note 2(e) “Recently accounting pronouncements” to the Group’s unaudited condensed consolidated financial statements included in this Prospectus.

Emerging Growth Company Status

As defined in Section 102(b)(1) of the JOBS Act, the Group is as an emerging growth company (“EGC”). As such, the Group will be eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

The Group will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year in which the market value of the Group’s Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of the second quarter of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the IPO.

Foreign Private Issuer Status

The Group qualifies as a “foreign private issuer” as defined under SEC rules. Even after the Group no longer qualifies as an emerging growth company, as long as the Group continues to qualify as a foreign private issuer under SEC rules, the Group is exempt from certain SEC rules that are applicable to U.S. domestic public companies, including:

•        the rules requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Notwithstanding these exemptions, the Group will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

The Group may take advantage of these exemptions until such time as the Group is no longer a foreign private issuer. The Group would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if the Group no longer qualifies as an emerging growth company, but remains a foreign private issuer, the Group will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

In addition, because the Group qualifies as a foreign private issuer under SEC rules, the Group is permitted to follow the corporate governance practices of Taiwan (the jurisdiction in which the Group is organized) in lieu of certain Nasdaq corporate governance requirements that would otherwise be applicable to the Group.

If at any time the Group ceases to be a foreign private issuer, the Group will take all action necessary to comply with the SEC and Nasdaq Listing Rules.

Quantitative and Qualitative Disclosures About Market Risk

The Group is exposed to various risks in relation to financial instruments. The main types of risks are foreign currency risk and interest rate risk. Furthermore, the Group does not have foreign-exchange hedging contracts in place with respect to all currencies in which it does business.

Foreign Currency Risk

The Group’s results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. FST and the Group’s subsidiary in Japan may be exposed to significant currency risks from exchange rate fluctuations and the degree of foreign exchange rates between the U.S. Dollar and the TWD, and between the U.S. Dollar and the JPY. As of June 30, 2024 and December 31, 2023, the TWD denominated cash and cash equivalents and restricted cash amounted to $7,099,748 and $8,856,143, respectively. As of June 30, 2024 and December 31, 2023, the JPY denominated cash and cash equivalents amounted to $95,226 and $105,373, respectively.

Interest Rates Risk

The Group is subject to interest rate risk. Bank interest bearing loans are charged at variable interest rates within the reporting period. The Group is subject to the risk of adverse changes in the interest rates charged by the banks when these loans are refinanced.

Credit Risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group’s credit risk was mainly arising from bank deposits, trade receivables, other receivables, other financial assets, and refundable deposits. The Group limits its credit risk by reviewing its counterparties’ financial condition and payment practices to minimize collection risks on its accounts receivable.

Liquidity Risk

The Group manages liquidity risk by monitoring and maintaining a level of cash deemed adequate to finance its operations and mitigate the effects of fluctuations in cash flows. In addition, management monitors the utilization of bank borrowings and ensures compliance with loan covenants.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This brief discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This brief discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This brief discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This brief discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This brief summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This brief discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former citizens or long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        any holder that is not a U.S. Holder;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 10% or more (by vote or value) of the issued shares of FST (excluding treasury shares);

•        persons that hold Warrants or other rights to acquire Ordinary Shares; or

•        holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election under the Code to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Our Tax Residence for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally is considered a resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, we would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code, we would be liable for U.S. federal income tax on our income like any other U.S. corporation, and certain distributions made by us to non-U.S. holders of Ordinary Shares would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. As a result, taxation as a U.S. corporation could have a material adverse effect on our financial position and results from operations. The section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a

U.S. corporation, (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

We do not expect to satisfy the substantial business activities test, and accordingly, we must determine whether the Ownership Test has been met.

Based on the complex rules for determining share ownership under section 7874 of the Code and Treasury Regulations promulgated thereunder and certain factual assumptions, our view is that immediately after completion of the Business Combination, former shareholders of Tristar owned, by reason of owning (or being treated as owning) stock of Tristar, less than 80% of the voting power and value of the Ordinary Shares. Therefore, we do not expect to satisfy the Ownership Test, and our view is that section 7874 applies in a manner such that we are not treated as a U.S. corporation for U.S. federal income tax purposes. However, our position depends in part on the position that the Ownership Test is determined after the Business Combination for purposes of section 7874 of the Code.

The application of the Ownership Test is extremely complex. The applicable Treasury Regulations relating to the Ownership Test are subject to significant uncertainty and there is limited guidance regarding their application. Moreover, the application of the Ownership Test to the facts and circumstances of the Business Combination are uncertain. Accordingly, our expectation that section 7874 of the Code does not apply to treat us as a U.S. corporation for U.S. federal income tax purposes is subject to challenge, and there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

The following brief discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares by U.S. Holders, assuming FST AI is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is an income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied and coupled with the Shares also being currently traded on Nasdaq would also qualify for clause (1) treatment, above. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the

Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of the Company’s securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Exercise, lapse or redemption of Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Ordinary Shares on the exercise of a Warrant for cash. A U.S. Holder’s initial tax basis in Ordinary Shares received upon exercise of the Warrant generally will equal the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the Warrants surrendered. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange of a portion of the Warrants surrendered in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of Warrants having a value equal to the exercise price for the total number of Warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

While not free from doubt, a redemption of Warrants for Ordinary Shares should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules discussed, a U.S. Holder should not recognize any gain or loss on the redemption of Warrants for Ordinary Shares. In such event, a U.S. Holder’s aggregate tax basis in the Ordinary Shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the Warrants redeemed and the holding period for the Ordinary Shares should include the U.S. Holder’s holding period for the surrendered Warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of Warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of Warrants for Ordinary Shares.

Possible constructive distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of Ordinary Shares which is taxable to the U.S. Holders of such Ordinary Shares as described in “Taxation of distributions” above. Such constructive distribution would be subject to tax as described in that section in the same manner as if the U.S. Holders of the Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive Foreign Investment Company (PFIC) Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we, or any of our subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Whether we or any of our subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Ordinary Shares and how, and how quickly, we use liquid assets and cash obtained in the Business Combination may influence whether we or any of our subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether we or any of our subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year. Moreover, we do not expect to provide a PFIC annual information statement for 2024 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under section 1295 of the Code.

If we were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares and, in the case of Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Ordinary Shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we were to receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends (including constructive dividends) received by U.S. Holders of Ordinary Shares, and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number and certify that it is not subject to backup withholding (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, by filing the appropriate claim for refund and timely providing the required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders who are required to report specified foreign financial assets on IRS Form 8938 and/or foreign bank and financial accounts on FinCEN Report 114 and fail to do so may be subject to substantial penalties.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations relating to their ownership of Ordinary Shares, including the requirement to file an IRS Form 8938.

BUSINESS

In this section, unless otherwise indicated or the context otherwise requires, “the Company,” “we,” “our,” “us” and other similar terms refer to FST Corp. and its subsidiaries.

Overview

The Company is a renowned manufacturer and innovator in the golf industry with a growing portfolio of innovative golf products, including acclaimed golf club shafts and other equipment. Founded in Taiwan in 1976 and commencing golf club shaft manufacture in 1992, the Company has spent more than three decades meticulously crafting high-performance shafts for golfers worldwide.

Since 1992, the Company has engaged in the research and development, manufacturing and sales of golf club shafts. The Company currently produces and sells golf club shafts under the Company’s own high-performance “KBS” golf club shaft brand, and serves as an original equipment manufacturer (OEM) and original design manufacturer (ODM) for other world-renowned golf equipment brands, golf equipment OEMs, and golf equipment distributors that provide consumers with customized golf club services. The Company also develops its retail presences in the U.S. and Japan markets through its KBS Golf Experience stores, which provide retail customers new equipment build services and retro-build services for existing clubs.

Starting from 2007, the Company started using the “KBS” brand as a part of broader initiatives to transition from an OEM for other international golf brands to an operator of an independent and competitive brand. The development of KBS brand is led by renowned designer Kim Braly.

The Company first introduced the KBS brand into the U.S. market through the PGA tour in 2008. Since its launch, the Company continuously cultivated the KBS brand through the launch of golf shaft series that are well respected by the golf community: KBS Tour shaft series in 2008, KBS C-Taper steel shaft series in 2011, KBS Tour Hybrid series in 2017, KBS Tour-TGI graphite series in 2018 and KBS TD Driver graphite shafts series in 2020. Through the expansion of its product lines to encompass both steel club shafts and carbon fiber club shafts, the Company believes that this comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate. Since 2016, the Company has supplied golf shafts directly to PGA players. This initiative allows PGA players to test the shafts and participate in competitions using them, and opens up a pathway for the Company to collect feedback from professional players. Close interactions with the top professional players also provide the Company with opportunities to market its KBS shafts. As of March 1, 2024, 67 PGA players were using KBS brand shafts in their professional competitions. Propelled by the professional endorsement and high market visibility, the Company has successfully evolved from being an OEM for international brands to a trusted provider of golf shafts under its proprietary brand “KBS”.

To further raise the brand awareness and directly connect with customers, the Company has established the KBS Golf Experience stores in the U.S. and Japan, located in Carlsbad, California and Tokyo, Japan, respectively. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the staff are able to recommend suitable golf equipment for golfers of different age, gender, and experience level. The Company believes the direct interactions with customers will enhance brand awareness and loyalty. The customers feedbacks serve as valuable reference points for future product development, which, in turn, helps sustain the competitiveness of the Company’s products.

The Company believes that it will be able to continue to improve its competitive positioning by adhering closely to consumer demand, augmented by strong brand development efforts, a comprehensive product line, and online and offline sale touch points. According to Statista, the golf equipment market worldwide is projected to generate a revenue of $25 billion in 2024 and this market segment is expected to experience an annual growth rate of 5.63%, as measured by the compound annual growth rate (CAGR) from 2024 to 2028.

History as Taiwanese Public Company

In Taiwan, only “public companies” are subject to the regulations of the Taiwan Securities and Exchange Act (TSEA). To become a public company, a company needs approval from the Securities and Futures Bureau (SFB) of Taiwan’s Financial Supervisory Commission. Public company status is a prerequisite for listing on a Taiwanese stock exchange. FST became a public company in Taiwan on January 16, 2019, and its stock was subsequently registered on the Taiwan Stock Market for public trading on April 3, 2019.

However, the TSEA and its related regulations create limitations. As long as FST remains a public company, its directors, officers, and major shareholders (holding 10% or more of the outstanding shares) cannot transfer all their shares to FST Corp, as required by the FST Restructuring plan. Therefore, if FST remained public, the FST Restructuring could not be completed.

To facilitate the FST Restructuring, the board of directors of FST resolved on December 15, 2023, to de-register FST from the Taiwan Stock Market. The de-registration was approved by the Taipei Exchange and became effective on January 4, 2024.

The termination of FST’s Taiwan Public Company status was adopted by the shareholders’ resolution at FST’s extraordinary general meeting on February 6, 2024. On February 15, 2024, FST submitted an application to the SFB to terminate its Taiwan Public Company status. This termination was approved by the SFB and took effect on February 27, 2024.

Our Competitive Strengths

Distinguished Proprietary KBS Brand

The KBS brand has been widely accepted and well received by the golf players of all levels, from top professional players to recreational players. As of December 31, 2023, 27 PGA players were using KBS brand shafts in their professional competitions. The Company has also developed long-term collaboration relationships with major international golf club brands, through which the Company may, at the clients’ selection, supply KBS brand shafts to be incorporated as a part of the client’s clubs.

The Company believes that the competitiveness of its KBS brand is largely attributable to the Company’s unwavering commitment to a player-centric focus in product development. As a supplier to PGA players, the Company employs a dedicated team catering exclusively to the needs of PGA professional players, including customizing each club shaft based on the player’s specific requirements and feedback. This approach ensures that the shafts conform to the player’s unique characteristics, which improves his performance, stability and shot-to-shot consistency. The endorsement by PGA players further improves the brand visibility and increases sales of KBS brand shafts.

The industry recognition and customer acceptance have propelled the Company to become a leading supplier of golf shafts. The KBS business has been ranked by the National Golf Foundation in 2023 as among the top 100 businesses in the golf industry. By diversifying its sales channels and fostering strong consumer following and loyalty, the Company has secured a significant competitive advantage, creating a foundation for sustained future growth.

Vertically Integrated Business Model

The Company develops a vertically integrated business model with design and development, production and marketing capabilities. It stands as one of the few golf shaft manufacturers capable of:

•        Shaft Design Research and Development:    The Company focuses on its accumulated internal shaft-making technological expertise under guidance from its R&D team, and receives inputs and insights from players, to continuously improve on its shaft design and introduce new shaft models.

•        Shaft Production:    This internal production capacity provides substantial control over material costs and production processes, ensuring consistent quality and efficient output.

•        Global Brand Marketing:    Leveraging its KBS brand, the Company has direct access to diverse international markets and all segments of golf-playing clientele, capturing valuable brand profitability that exceeds the typical margins achieved through solely OEM/ODM business models.

This integrated approach generates several advantages over other golf shaft manufacturers:

•        Enhanced Profitability:    By operating its own brand, the Company is able to charge brand premiums for its KBS products, which help increase the Company’s gross profit margins as compared to its OEM/ODM peers.

•        Brand-Driven Growth:    The established KBS brand provides the Company with insights to market trends, enabling the Company to quickly identify and capitalize on new market opportunities, further strengthening its competitive position.

•        Production Flexibility:    Ownership of independent production technology and capacity empowers the Company to adapt swiftly to market shifts. This agility allows for resilient allocation of production resources in response to changes in marketing or sales strategies, ensuring efficient operations and rapid response to evolving market dynamics.

In essence, the Company’s unique vertically integrated model and established brand presence combine to create a robust competitive advantage, positioning it for sustained growth and profitability within the global golf equipment landscape.

Direct Customer Engagement and Strong R&D Capabilities

The golf shaft industry has seen increasing competition among manufacturers to launch new products more frequently to meet changing customer preferences. The Company believes that it is well-positioned to capture greater market shares through its close connection with its customer base and its investment in research and development:

•        Dedicated Efforts to Professional Players:    The Company assigns dedicated personnel to each PGA player who uses the Company’s shafts. The dedicated teams attend tournaments and events with the players to gather their feedbacks on the performance of the Company’s products, and record suggestions to improve or customize their shafts. The feedbacks and suggestions gathered from the PGA players are shared with the research and development team, so that the Company’s premium products, which are designed for professional players and golf enthusiasts, can be developed to best suit the needs of the top golf athletes. The Company believes the wider endorsement of its shafts by the top golf athletes will elevate the brand’s prestige, which in turn could lead to more sales to retail customers.

•        Addressing Retail Demand Through Omni-channel Sales Network:    The Company also connects with its retail customers through both online and offline channels. Customers can visit the Company’s online fitting tool available on the Company’s website, Find Your Fit, to purchase a new club or retrofit an existing club with new shafts and grips. The Company also directly interacts with the customers and observes their preferences through the personalized fitting services offered in KBS Golf Experience stores, which allow the Company to record first-hand consumer behaviors. The Company analyzes the customer preferences recorded through offline and online channels to drive the development and refinement of its products, which helps ensure that new products adapt to the ever-changing customer preferences.

•        Investment in Research and Development:    The Company has a dedicated research and development team focusing on product design, development, and process improvement. The R&D team has 19 full time staff, with 1 employee having a doctorate degree, 5 employees having master’s degrees and 12 having undergraduate degrees. As of December 31, 2023, the Company registered two utility patents for its products. The focus on research and development for its products and production process allows the Company to rapidly respond to changing market demands and timely deliver products that cater to customer needs.

Manufacturing Expertise and Efficiency

With more than 30 years of manufacturing experience, the Company has developed extensive expertise in mechanical manufacturing and metal material processing. Leveraging its manufacturing expertise, the Company has established an efficient manufacturing process to reduce production costs, and a rigorous quality control process to ensure product quality.

The Company believes that its manufacturing process has the following advantages:

•        Reduced Manual Labor:    Through the investment in automated production equipment, the Company reduces its reliance on human resources and operational costs, which, in turn, leads to increase in production efficiency and profit margin.

•        Shorter Delivery Periods:    The Company’s streamlined production processes result in faster turnaround times, enabling the Company to deliver products to customers with greater speed and responsiveness and resulting in a shortening of delivery lead time from 2019 to 2023.

•        Enhanced Production Capacity:    The Company employs computer-integrated smart manufacturing in its shaft production process. The Company’s proprietary production software operates IoT-connected production machinery to monitor the production processes in real time, gathering production information and energy consumption data and using data analytics to improve manufacturing performance. This data-driven approach helps ensure optimal resource allocation and identify opportunities for efficiency improvements.

The Company’s manufacturing expertise in shaft production allows the Company to pioneer in graphite shafts production in response to changing customer demand. The Company launched its first graphite shaft series, KBS Tour-TGI series, in 2017. Since then, the Company has further expanded its graphite shaft portfolio with the Hybrid and TD series. This comprehensive portfolio caters to the diverse needs of golf customers, offering one-stop shopping for various specifications and functionalities. The expansion not only enhances brand awareness and market share but also strengthens the Company’s bargaining power with brand suppliers.

Leveraging Taiwan’s Golf Manufacturing Hub and Trade Dynamics

Over four decades, Taiwan has established itself as a leading global golf equipment production hub, with a comprehensive supply chain ecosystem. The strong manufacturing capabilities, combined with the comprehensive product offering, allow Taiwanese manufacturers to meet the customers’ specified needs throughout the lifecycle of a product. In addition, the relatively low labor costs and competitive production pricing have cemented Taiwan manufacturers’ position as preferred partners for international brands.

Furthermore, the Company has witnessed manufacturing orders moved from PRC to Taiwan due to the recent trade tensions between China and the U.S., which presented an opportunity for the Company to further expand its operation. Given the Company’s existing competitive position in the market, the Company believes that it is able to secure larger order volumes and new product development opportunities from customers seeking alternative production sources.

Our Growth Strategies

Optimizing Product Design Through Data Collection

As golf continues to gain popularity around the world, golf players started to demand more customization for the golf shafts to better suit their technical abilities and swing characteristics. For example, a golfer may seek to customize the stiffness, the bend profile, the weight, the material and the length of his or her golf shafts. The increasing demand in product customization prompts the golf equipment manufacturers to invest in research and development for shafts available in various forms or with different functions.

To better addressing the diverse customer preferences and anticipating market changes, the Company plans to leverage the customer preference data that the Company collects through the online fitting tool and the KBS Golf Experiences store. Personalized fittings allow the Company to collect performance data on customers, which facilitate the development of comprehensive profile of the customers’ abilities and swing characteristics. In addition, the Company records feedbacks and preferences of top golf athlete through its PGA engagements, which could also be leveraged to inform and anticipate upcoming preferences in the retail market. The Company plans to continue to invest in analytical tools and big data analysis to drive the product development and product line expansions.

Acquisition of Other Golf Shafts Producers

FST’s KBS brand is known primarily for its steel shafts. In recent years, FST has launched a variety of graphite shafts. However, the Company currently lacks its own graphite shaft production line and outsources all its graphite shaft production to a third party. Since graphite shafts typically command higher prices than steel shafts, developing its own graphite product lines at various price points could lead to increased revenue for FST. To achieve this, FST is interested in acquiring small and medium-sized companies with established graphite shaft brands that have their own production lines and a strong market reputation. The Company is currently evaluating the market to identify potential acquisition targets that meet these criteria.

Expansion of KBS Golf Experience Store Network

Due to the popularity and prestige of KBS brand, the Company believes that there is latent demand for its products in many geographic markets, such as the PRC, South Korea, Southeast Asia, Europe, and the Middle East, where the Company does not yet have a physical presence and its products may not be easily obtainable. The Company is exploring its market entry strategies for these markets. In addition, the Company believes that further expansion in the U.S. and Japanese markets through opening additional KBS stores will cover more population, which could, in turn, increase the sales in those markets.

To initiate or expand its sales channels in these markets, the Company plans to open KBS Golf Experience stores, either on its own or in collaboration with local partners. In these stores, the Company plans to showcase its full shaft product line and golf accessories in conjunction with personalized club fitting services that KBS Golf Experience stores are already known for. The Company believes that opening stores in new markets and additional stores in the U.S. and Japan will help increase KBS brand awareness and generate additional sales from these markets.

With more KBS Golf Experience stores opening worldwide, the Company hopes to diversify its revenue sources from mainly shaft sales to a mix of shaft sales, sales of in-store and online golf equipment and golf accessories, and revenue from fitting and customization services.

Expanding into the PRC and other Global Markets

The maturation of the U.S. golf market has prompted international major golf brands to seek new opportunities abroad. The PRC, with its stable economic growth and rising disposable income in the last few decades, has emerged as a battleground for major golf brands.

Several factors contribute to the PRC’s burgeoning golf market:

•        Growing Affluence:    As disposable income increases, Chinese consumers’ spending power expands, making golf a more accessible sport for a wider population.

•        Sporting Success:    The impressive performance of Chinese players in international tournaments has fueled domestic interest and enthusiasm for the game.

•        Policy Support:    The inclusion of golf in the “14th Five-Year Planning for Sports Competition” by the Chinese government signifies a commitment to promote and popularize the sport, paving the way for significant market growth.

The Company also recognizes growth potential of its products in Japan, Korea, and Europe and plans to strategically position itself to capitalize on the potential in PRC as well as in these other regions. The Company’s expertise in manufacturing and brand building makes it a well-suited competitor in this dynamic landscape.

Expanding into Graphite Shaft Production

Although in recent years the Company has diversified its product offering by launching a variety of graphite shafts, the Company currently does not have its own graphite shaft production line, outsourcing all of its graphite shaft production to a third party. The Company recognizes that developing its own graphite product lines at different price points can potentially result in revenue growth and establishment of reputation as a branded graphite shaft manufacturer, complementing its reputation as a steel shaft manufacturer. Therefore, the Company plans to acquire the know-how and capability to expand into graphite shaft production in the near future.

Products and Services Offerings

Current Product Offerings

The Company specializes in the development and manufacturing of high-performance golf club shafts, catering to golfers of all skill levels and price sensitivities through three distinct product lines: premium shafts, standard shafts, and economy shafts.

The Company exclusively markets its premium shafts under the KBS brand. The Company sells KBS brands to both retail customers, international golf brands and sports retailers. The Company’s premium shafts, crafted from top quality materials such as steel and carbon fiber, are meticulously engineered to meet the rigorous demands of PGA professionals and serious players. In addition, the premium shafts undergo a sophisticated manufacturing progress to increase symmetry and reduce torque. As a result, these shafts provide precise control over the center of gravity and torque, optimizing hitting accuracy and feel. With multiple lengths and stiffness options, they allow the customers to customize a shaft specifically for his or her style.

The Company offers its standard shafts to other international brands as an OEM or ODM partner. The standard shafts are steel shafts that are designed in accordance with the brand customers’ specification. The Company manufactures, if acting as an OEM partner, or designs and manufactures, if acting as an ODM partner, the standard shafts based on the customers’ specification. The standard shafts are typically incorporated into the pre-packaged branded clubs offered by the customers. As a result, the Company offers the customers a limited level of customization.

The Company offers economy shafts to other non-branded golf club manufacturers. The non-branded golf clubs target the beginners with low budget. Therefore, the Company manufactured the economy shafts based on industry standard specifications with little customization, and generally produced them in bulk orders.

The Company primarily markets steel golf club shafts. Beginning in 2017, the Company expanded its product offering to include carbon fiber (graphite) shafts. Graphite shafts are typically lighter than steel shafts, which allows golfers to generate greater clubhead speed and distance. They are also typically offered in ultra-lite weight series of products, which can help golfers with slower swing speeds achieve greater distance. Steel shafts are generally heavier than graphite shafts, which makes them more stable during the swing, and is generally preferred by stronger, faster-swinging golfers who value control over distance.

Premium Shafts

The Company’s premium shafts are marketed under the Company’s own KBS brand. For the year ended December 31, 2023, sales of the premium shafts made up approximately 62% of the Company’s revenues. Premium shafts are distinguished from the Company’s other products in that they are manufactured entirely to the Company’s proprietary designs, with different tooling and manufacturing processes to ensure consistency and reduce torque, and are subject to the most rigorous quality and inspection requirements out of all of the Company’s products. The premium shafts are also subject to additional coating to give them a premium finish and appearance.

The Company primarily supplies the premium shafts to (a) major international golf club brands to be fitted in their premium clubs, (b) national golf merchandise distributors to be resold in their shops as standalone products, and (c) retail customers who desire to upgrade their equipment using customary fitting process through the Company’s online store or KBS Golf Experience store.

Premium shafts comprise a full product line of shafts for drivers, wedges, and putters.

Shafts for Drivers

KBS TOUR:    The KBS TOUR Series is designer Kim Braly’s signature shaft and is ideal for players desiring shot versatility with mid-flight trajectory, while maximizing energy transfer for increased shot control. The KBS TOUR Series can be fitted into 2 to 9 iron golf clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37.5 to 41 inches in length with tip diameter of .355 and .370 inches in Classic KBS Chrome finish.

KBS TOUR LITE:    The KBS TOUR LITE Series is designed to provide tight dispersion, a higher trajectory, additional spin and, longer distance in a lightweight package. As the newest, lightest, steel shaft in the KBS product line, it is a 20% lighter than the comparable KBS TOUR shaft. The KBS TOUR LITE Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular Stiff, Stiff, and Extra Stiff flexes ranging from 95 grams, 100 grams, and 105 grams in weight, from 37 to 40.5 inches in length, with tip diameter of .355 and .370 inches in black gloss and Classic KBS Chrome finish.

KBS TOUR-V:    The KBS TOUR-V Series is a steel shaft that features larger outer diameters, resulting in a stable tip section and tight shot dispersion. It is designed for players who prefer a mid-flight trajectory with less ball spin. The KBS TOUR-V Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular Stiff, Stiff, Extra Stiff, Tour Spec S+, and Tour Spec X flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37 to 40.5 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS 560 and 580:    The KBS 560 and 580 Series are developed specifically for junior developing players. Both shaft weights provide the junior player one full club length longer in distance and consistency relative to shafts made for adults. This allows the junior player better control over spin and ball flight that he/she otherwise would be able to achieve with shafts made for adults. The KBS 560 and 580 Series can be fitted into 3 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular and Stiff flexes ranging from 80 to 95 grams in weight, from 34 to 40 inches in length with tip diameter of .355 inches or .370 inches in Classic KBS Chrome finish.

KBS MAX 80:    The KBS MAX 80 Series is a lightweight shaft designed for mid-high handicap players. It is a R/S/X combination parallel tip shaft that produces a high trajectory and spin rate for longer distance shots. The KBS MAX 80 Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes, 111 grams in weight, 43 inches in length with tip diameter of .370 inches in Classic KBS Chrome finish.

KBS Tour $-Taper:    The KBS Tour $-Taper Series provides superior feel while maintaining shot workability and tight dispersion for players seeking the ultimate tour shaft with mid-flight trajectory and low spin performance. The KBS Tour $-Taper shares the same bend profile as the KBS TOUR with elongated step patterns that generate a more stable performance throughout the swing. The KBS Tour $-Taper Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37.5 to 41 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

KBS Tour $-Taper Light:    The KBS Tour $-Taper Light Series is a lightweight tour performance golf club shaft that provides KBS signature superior feel while maintaining shot workability and tight dispersion for players seeking the ultimate tour shaft with mid/high trajectory and low/mid spin performance in a lighter weight package. The KBS Tour $-Taper Light Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes ranging from 110 grams, 115 grams, and 120 grams, respectively, in weight, 42 inches in length with tip diameter of .370 inches in Classic KBS Chrome finish.

Shafts for Wedges

KBS Wedge:    The KBS Wedge Series is developed for players seeking a similar feel to the KBS TOUR. The firmer tip section on the KBS WEDGE allows for less ball spin and increased control. The KBS Wedge Series can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes ranging from 110 grams, 120 grams, and 130 grams respectively in weight, 37 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS Tour 610 Wedge:    The KBS Tour 610 Wedge Series shaft delivers a lower, more penetrating ball flight with controlled spin. This wedge-specific shaft allows skilled players to produce knock-down and other workable shots into and around the green. The KBS Tour 610 Wedge Series can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+ flexes ranging from 110 grams, 115 grams, 120 grams, and 125 grams respectively in weight, 37 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

KBS TOUR-V Wedge:    The KBS TOUR-V Wedge shaft is designed exclusively for wedges to produce shots with a lower-mid trajectory and mid ball spin, creating a piercing ball flight with incredibly tight shot dispersion. The KBS TOUR-V Wedge can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge. This shaft is available in a single Stiff+ flex (125g), is 37 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS HI-REV 2.0:    The KBS HI-REV 2.0 wedge shaft series features an active tip section that increases the effective loft of the club head, delivering a higher ball launch with more spin for added stopping power and accuracy. The KBS HI-REV 2.0 wedge shaft can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge. This shaft is available in Regular, Stiff, and Extra Stiff flexes ranging from 115 grams, 125 grams, and 135 grams, respectively, in weight, 37 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

Shafts for Putters

KBS Tour One Step Putter:    The KBS Tour One Step Putter shaft is designed to create pure amplified feel, along with reduction in vibrations at impact for putts to be stable and accurate with different putter head weights. This shaft enables the player to have more flexibility in creating pure amplified feel, along with reductions in vibrations at impact. This shaft is available in Straight Bend, is 130 grams in weight, 38 inches in length with tip diameter of .355 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.

KBS CT Tour Putter:    The KBS CT Tour Putter shaft series was designed based off of the Company’s “Constant Taper” Technology and is available in Straight, Single, and Double Bends, is 124 grams in weight, 38 inches in length with tip diameter of .355 or .370 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.

KBS Tour:    The KBS Tour putter shaft is another of Kim Braly’s signature golf club shafts. It uses the same performance principals as the original KBS TOUR Shaft, maximizing energy transfer for increased putting control, with a stiff design structure to stabilize the head at impact. It is available in Straight Bend, is 124 grams in weight, 38 inches in length with tip diameter of .370 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.

KBS GPS Graphite:    The KBS GPS Graphite putter shaft is made from composite materials and fibers and is designed as a high balance performance shaft that results in minimizing deflection bend commonly found in traditional steel putter shafts on longer putts, along with better distance control. It is available in Straight Bend, is 124 grams in weight, 38 inches in length with tip diameter of .355 or .370 inches in Black Matte, Black Gloss, Bright Yellow Matte, Bright Yellow Gloss, Carolina Blue Matte, Carolina Blue Gloss, Georgia Green Matte, Georgia Green Gloss, Hot Pink Matte, Hot Pink Gloss, KBS Red Matte, KBS Red Gloss, Rainbow Gloss, White Matte, White Gloss, and Classic KBS Chrome finishes.

Graphite Shafts

KBS Tour Graphite Hybrid Prototype:    The KBS Tour Graphite Hybrid Prototype series is inspired and designed from the KBS Tour shaft, the most popular steel shaft in the KBS Golf Shaft line. It is available in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 65 grams, 75 grams, 85 grams, 95 grams, and 105 grams, respectively, in weight, 42 inches in length with tip diameter of .370 inches.

KBS TGI — Tour Graphite Iron:    The KBS TGI — Tour Graphite Iron series is designed for players looking for maximum steel like playability, shot control and performance in a graphite shaft, and is developed with optimized weight and stiffness to gain maximum playability and performance. It is designed with the same E.I. curve as the KBS Tour Steel and is in every weight class to fit players from Juniors to Women and Tour Professionals. The KBS TGI — Tour Graphite Iron series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, Stiff++, Extra Stiff, and Extra Stiff+ flexes ranging from 60 grams, 70 grams, 80 grams, 90 grams, 95 grams, 100 grams, and 110 grams respectively in weight, is 36 to 39.5 inches in length with tip diameter of .355 inches in Black Matte finish.

KBS MAX Graphite:    The KBS MAX Graphite Iron Shaft series is suitable for players seeking to maximize swing speed, giving players with lower swing speeds the ability to hit the ball at a higher launch and spin with accuracy. It is designed for a wide range of players seeking to maximize the performance of their iron shafts with trajectory, spin, and distance in a consistent, lighter weight package. The KBS MAX Graphite Iron Shaft series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Lite, A, and Regular flexes ranging from 45 grams, 55 grams, and 65 grams respectively in weight, is 36 to 39.5 inches in length with tip diameter of .355 inches in Black Matte finish.

KBS TD Driver/Wood:    The KBS TD Driver/Wood shaft series is a lighter and stiffer Driver/Wood shaft that has the characteristics of the original KBS feel, efficiency, and optimization of spin and launch that the KBS product line is known for. It is a mid launch/low spin performance graphite shaft that optimizes the maximum performance and efficiency of spin and launch angles at various swing speeds. The TD Driver/Wood shaft series is available in A, R, S, X, and Tour X flexes ranging from 40 grams, 50 grams, 60 grams, 70 grams, and 80 grams, respectively, in weight with tip diameter of .335 inches in Black Gloss, Black Matte, and White Gloss finish.

KBS PGI Players Graphite Iron:    The KBS PGI Players Graphite Iron series was designed to provide the same tolerances, dispersion and control as the KBS Tour Steel shaft at a lighter weight, making it easier to swing. The KBS PGI Players Graphite Iron series can be fitted into 1 to 9 iron clubs, pitching wedge, and sand wedge, and is available in Lite/A, Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 50 grams, 60 grams, 70 grams, 80 grams, 90 grams, and 110 grams, respectively, in weight, is 41 inches in length with tip diameter of .370 inches in Black Matte finish.

KBS Players Graphite Hybrid PGH:    The KBS Players Graphite Hybrid PGH series is based on the KBS Players Graphite Iron platform, offering golfers of all abilities an easier launch shaft with better spin. It is a lighter weight version of the KBS Tour Graphite Hybrid Prototype. The KBS Players Graphite Hybrid PGH series is available in Lite, A, Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 45 grams, 55 grams, 65 grams, 75 grams, 85 grams, 95 grams, and 105 grams respectively in weight, is 41 inches in length with tip diameter of .370 inches.

Limited Edition Shafts

In addition to the above products, from time to time, the Company offers certain series of premium shafts with alternate color scheme in a limited amount as a part of its marketing campaign to drive up interest in its products. Currently, the Company offers the following limited edition shafts: the C-TAPER Black Limited Edition and the C-TAPER LITE Black Limited Edition steel shafts, the TD Driver/Wood Limited Edition graphite shafts, the HI-REV 2.0 Wedge Major Green Limited Edition series wedges, and the HI-REV 2.0 Wedge Liberty Limited Edition wedges.

Standard Shafts

Standard shafts are exclusively steel shafts. The Company manufactures and primarily supplies standard shafts to international golf club brands as part of their standard or economy clubs or to other Taiwanese golf club OEMs. The standard shafts typically bear the brand of the customers. The Company produces/designs standard shafts for a full product line including drivers, wedges and putters for its branded customers.

The Company offers the standard shafts as an OEM or ODM, based on the branded customers’ requirements. As an OEM, the Company manufactures the shafts based on the design provided by the customer. As an ODM, the Company will first design the shafts based on the specification provided by the customers. After the customer approves the design, a prototype based on the approved design is made. After the prototype is approved by customer, the Company can start to take orders from the customer. For the year ended December 31, 2023, the standard shafts made up approximately 30% of the Company’s revenues.

Because the golf clubs fit with standard shafts are typically priced at a lower price point than the premium clubs, the per unit sale price of standard shafts is typically lower than that of premium shafts. The Company also uses a more cost-efficient manufacturing process for the standard shafts to balance final pass yield and production costs, as compared with premium shafts.

Economy Shafts

Economy shafts are exclusively steel shafts. The Company manufactures and primarily supplies economy shafts to non-branded golf club makers or their OEMs to be assembled in the generic clubs. The Company produces economy shafts for a full product line including drivers, wedges and putters for its non-branded customers.

The non-brand golf club are typically sold in bulk and at competitive pricing points to attract price sensitive golfers. For the year ended December 31, 2023, Economy shafts made up approximately 30% of the Company’s revenues. The Company manufactures the economy shafts based on industry standard designs with little customization.

Economy Shafts are made from substantially the same materials as standard shafts, but from a more streamlined production process. Moreover, the quality and inspection standards applied to economy shafts are far more lenient than that for standard shafts. Therefore, the unit sale price of economy shafts is lower than that of standard shafts.

Golf Accessories

The Company sells KBS-branded golf accessories in its online store and in KBS Golf Experience Stores. Accessories include KBS-branded golf apparel, golf bags, vessel bags, putter covers, duffle bags. The Company sources the accessories from other third-party suppliers.

Customary Fitting Services

KBS Golf Experience Stores

The Company operates KBS Golf Experience stores in Carlsbad, California and Tokyo, Japan, which were opened in 2019 and 2021, respectively. The Company is currently planning to open another KBS Golf Experience stores in Taipei, Taiwan later in 2024.

The Company primarily provides new equipment build services and retro-build services for existing clubs through the KSB Golf Experience stores. The new equipment build service allows a customer to custom build a new golf club or set of golf clubs at the customer’s customized parameters and specifications. The retro-build service allows a customer to keep the customer’s existing club heads and customize all the other parts of a golf club from grip down to the label. The Company offers exclusive KBS shafts, and other parts of a golf club, including club heads, grip and the label, of other major international brands. In both new build and retrofit processes, customers work one-on-one with the Company’s fitters and builders to customize golf clubs tailored to each individual customer’s preferences and needs.

The Company’s fitters will evaluate a customer’s current equipment, performance data, and consult customers regarding their golf game and aspirations on the golf course, in order to determine the appropriate equipment to improve the customer’s accuracy and distance on the course. After gaining an initial understanding of the customer’s needs, fitters will test different shafts to determine the one that most suits the customer’s swing profile, focusing on distance, feel, and shot dispersion among the various shaft options.

Online Fitting Tool

Utilizing the Company’s online fitting tool available on the Company’s website, Find Your Fit, customers can choose among shafts for irons, wedges, putters, and woods to find the shafts best suited for the customers’ playing abilities. Customers can then purchase these shafts on the website and mail their existing clubs to a store for the Company to replace the existing shafts with the newly purchased shafts.

Fittings are offered in many different packages, ranging from: comprehensive full-bag fitting; fitting the entire bag from driver to putter; partial bag fitting; fitting to optimize a specific iron, driver, wedges and/or putter; long-game fitting, focusing on the top portion of the bag to ensure consistent yardage gapping and performance; fairway or hybrid fitting, to optimizing distance gapping and consistency in the long part of the bag; and junior golfer fitting.

PGA Tour Trucks

For each of the 39 PGA tour events annually, the Company deploys on-site customized KBS-branded PGA Tour trucks outfitted with new equipment build and retro-build services to bring its KSB customary fitting expertise to support professional players. As in KBS Golf Experience Stores, in these trucks, golfers work directly with our expert fitters to individually tailor golf clubs for players based on their needs and preferences.

Other Services

Restaurant and Bar

The Company operates a restaurant in Chiayi, Taiwan, “Hit Cat Kitchen”, where it sells Western cuisine, and a bar in Taipei, Taiwan “Hit Cat Brewing”, where it sells imported craft beer and wines. The Company’s establishments are decorated with KBS merchandise and located near golf resorts, with the aim to introduce and immerse the customers with the KBS brand.

Manufacturing Process

The Company operates at the forefront of golf club shaft manufacturing, with proprietary processing technology for advanced materials such as metal and machine components. The Company’s facilities house specialized equipment for making golf club shafts, including blunt furnaces, burn-in furnaces, hydrogen annealing furnaces, straightening furnaces, pipe making machines, and dedicated golf club shaft straighteners. This robust infrastructure reflects the Company’s decades-long commitment to manufacturing excellence.

The Company continues to improve its production process, employing and constantly upgrading its self-designed smart manufacturing software to implement automated production, streamline production procedures, shorten the production process, monitor the health and status of repair of production equipment, and reduce manufacturing cost.

The typical manufacturing process of a shaft is illustrated by the flowchart below. The process starts by welding steel coils into tubes, then heating the tubes for a period of time using spherodizing annealing to improve ductility and relieve stress in order to allow the steel tubes to be further worked. Thereafter, the tubes are coated with phosphate to improve corrosion resistance and lubrication, and then put through an automatic swaging machine to shape the dimensions of the eventual shaft. A draw bench is then used to pull the shaft through a drawing die to shape its ends. Then, the shafts are cut for the first time and polished, then tempered through stepping by heating them above a critical temperature then quenched in an oil bath to improve toughness until the temperature becomes uniform throughout the entire length of the shafts, then cooled in air to room temperature. Thereafter the shafts are straightened, polished at the edges to remove burrs, and cut to the final length, put through annealing again, and polished for a final time. Shaft surfaces are then plated in an electroplating machine for the final finish. Finally, quality inspection personnel will examine each manufactured shaft based on the Company’s quality criteria, and those that pass are warehoused pending sales.

Rolls of Steel
Raw materials
Tubing Forming
Welding Steel Coils
Normalizing
Spheroidizing Annealing
Phosphate coating
Pickling & Lubricating
Tube edge Preparation
Automatic Swaging
Bench draw
Pipe end Reduction
Cut to Length
Preliminary cutting
Polishing
Preliminary Polishing
Stepping
Forming processing
Increase Hardness
Quench
Straightening
Preliminary Straightening
Final Length Cut
Final Cut
Edge Polishing
Remove burrs
Final Straightening
Computer Precision Straightening
Increase Ductility
Annealing
Polishing
Final Polishing
Plating
Surface Finishing
Quality Control
Final Item Inspection (Appearance/ Dimension)
Warehousing
Shipping and Sales

Supply Chain; Suppliers and Raw Materials

Procurement and Supply Chain

The Company prioritizes strategic purchasing and inventory management to optimize its supply chain. Through regular production-sales meetings, the Company assesses order volumes, market demand, raw material consumption, production schedules, and supplier lead times to determine timely procurement needs. This proactive approach fosters stable supply sources and contracted processing, ensuring uninterrupted operations. No supply shortages or disruptions have occurred during the Company’s history.

Main Raw Materials and Suppliers

The Company’s golf club shafts utilize a combination of iron, carbon fiber, and various decorative materials (coatings, paints, inks, etc.). These raw materials are primarily sourced from established third-party suppliers in Taiwan, as described further below.

While the Company relies on external suppliers for raw materials used in shaft production, all steel shafts are manufactured in-house. The key materials utilized in the production of steel shafts include:

•        Steel Coils

•        Nitrogen and Argon

•        Abrasive Cloth Wheels and Tape

•        Quenching Oil

•        Taper Molding Machine Molds

•        Packaging Cartons

The Company engages the following types of suppliers for its business:

•        Steel coil suppliers:    Critical for iron shaft production. The Company has partnered with China Steel Corporation for a stable supply of specialized steel materials.

•        Material suppliers:    Providing additional key materials required for iron shaft production.

•        Contracted processing factories:    Handling production for graphite shafts and metal surface electroplating for steel shafts, a crucial step in ensuring desired appearance.

The Company’s procurement policy primarily takes into consideration the Company’s operating strategy and inventory levels. Subject to purchase orders and market demand, the Company typically considers the purchase and consumption of raw materials, production schedule and suppliers’ delivery time in order to judge procurement demand and timing. In order to maintain the stability of supply sources and contracted processing, the Company maintains cooperatives relationship with multiple suppliers and processing factories. The Company generally relies on Taiwanese suppliers for the raw materials and service providers for certain specialized aspects of the manufacture, such as electroplating, physical vapor deposition and metal coating.

Certain materials and components may have limited supplier options. However, the Company strategically chooses not to enter into long-term contracts with any supplier, opting for a flexible order-by-order approach. This allows the Company to adapt to market fluctuations and access the best available options at any given time. While this flexibility offers advantages, it also exposes the Company to competitive pressure for raw materials and production capacity. Additionally, the Company has a limited number of manufacturing partners, primarily located in Taiwan and Southeast Asia, who produce specific components for its shafts. The Company recognizes that relying on limited sources for materials or suppliers faces inherent risks. If the Company were to encounter difficulties acquiring essential materials, such as abrasive cloth tape or quenching oil, finding and educating a new supplier on the Company’s specific requirements could be a lengthy process. This could potentially disrupt production, impacting the Company’s business, financial condition, and operational results.

To mitigate these risks, the Company is actively diversifying its sourcing and manufacturing capabilities. This involves exploring alternative suppliers for critical materials, building relationships with new manufacturing partners, and continuously evaluating the efficiency and reliability of the Company’s existing supply chain.

Overall, the Company is committed to proactively managing its supply chain risks through diversification, strategic partnerships, and continuous improvement. The Company believes this approach balances flexibility with resilience, ensuring reliable access to the materials and production capacity needed for continued growth and success.

Supplier for Graphite Shafts

Manufacturing graphite shafts requires sophisticated machinery and manufacturing process to manipulate carbon fiber in accordance with the product design. The Company engages a third-party manufacturer located in Taiwan, who specializes in carbon fiber sport products, to manufacture all graphite shafts for the Company on a purchase order basis. The Company has selected this graphite shafts supplier after considering its industry experience, manufacturing capacity, and per unit production cost. The Company has not experienced any delivery delay or production disruption with this supplier. The Company has not entered into any exclusive arrangement with this supplier, so the Company may select another manufacturer to replace or supplement the production of graphite shafts. The Company typically holds 5 to 6 months of inventory of graphite shafts in reserve in case the Company will need to find a new manufacturer for graphite shafts.

To protect its intellectual property, the Company has also required its graphite shafts supplier and the relevant employees at the supplier to enter into non-disclosure agreements restricting the disclosure or improper use of any design or confidential information that the Company transmits to the supplier when making orders.

The Company periodically reviews its relationship with its graphite shafts supplier, and is actively exploring other manufacturers to diversify supply.

If there is any production disruption, work stoppage, strike, production delay, or if there is any breach to the non-disclosure agreement, any improper use, disclosure, theft, appropriation of the Company’s intellectual property, the business, financial condition, results of operation and prospects of the Company could be materially and adversely affected.

Supplier Stability and Diversification

The Company maintains long-term relationships with most suppliers, fostering strong partnerships. The Company does not utilize formal long-term contracts; its established connections ensure reliable supply. Additionally, for key inputs such as electroplating, the Company maintains multiple qualified supplier options, mitigating potential disruptions.

Sales and Marketing

Leveraging Taiwan’s exceptional manufacturing capabilities and cost advantages, the Company’s “KBS” brand has gained significant recognition in the U.S. golf industry. Consequently, the Company has evolved from being an OEM for international brands to becoming a seller of high-end shafts for private branded golf clubs and branded golf club heads.

In parallel, under its private brand, KBS, the Company has engaged in OEM contracts for carbon fiber clubs, expanding its product lines to encompass both iron clubs and carbon fiber clubs. This comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate.

The Company’s proactively develops and promotes its private brand, “KBS”. In 2008, the Company launched its popular KBS Tour shaft series. The KBS Tour and subsequent KBS C-Taper steel shaft series introduced in 2011 had since then been extensively adopted by professional golfers. Starting in 2017, the Company further launched the KBS Tour Hybrid and TGI graphite series successively, further upgrading KBS brand awareness by expanding its product portfolio into graphite shafts for the first time, resulting in an increase in the adoption of KBS shafts by international golf club brands. The launch in 2020 of the TD Driver graphite shafts series further complemented the Company’s product line and was well received by the market.

In recent years, the Company has further strengthened its presence by establishing KBS brand flagship brick-and-mortar stores — the KBS Golf Experience stores — in the two major golf markets of U.S. and Japan. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the Company is able to recommend suitable golf equipment for a wide variety of golfer types. This approach validates customer needs, enhances brand awareness and loyalty, and serves as a valuable reference for product development or improvement, thereby sustaining the Company’s product competitiveness.

Customers serviced by the Company can broadly be categorized into four general types: golf equipment companies, OEM companies that manufacture golf equipment for golf equipment brand companies, and golf equipment distributors, as well as individual golf customers serviced by the Company on its website and through KBS Golf Experience Stores.

Currently, the Company has its own field sales representatives in Taiwan, the United States and Japan, primarily covering major corporate clients.

The Company believes that its sales representatives are an integral part of our brand image. They are tasked with key aspects of customer service, including lead discovery, client management, merchandise display, product recommendation, and after-sales return visits.

The Company’s field sales agents also cover corporate customers including major international golf club brands, other OEMs, and national distributors. They are tasked with key aspects of sales generation activities, including developing relationship with potential clients, tracking demands of existing clients, attending trade conference to boost brand awareness, hosting event to generate sales leads.

As of December 31, 2023, the Company employed 32 sales representatives worldwide focused on the sale of shafts.

Research and Development

The core technologies powering the Company’s products result from the Company’s deep expertise and sustained investment in golf club shaft R&D. The Company prioritizes internal innovation, maintaining full control over its proprietary intellectual property, and reducing reliance on external R&D collaborations.

Leveraging Expertise for High-Performance Shafts

The Company’s entry into golf club manufacturing stems from its established expertise in high-precision machining and metalworking, developed within the existing machinery and metal materials business of its major shareholder, Far East Machinery Co., Ltd. This foundational competence translates into a strategic focus on R&D and innovation in metalworking.

The Company has dedicated substantial resources to golf-specific product development.

The Company employs a dedicated R&D team, which had 19 full-time employees as of December 31, 2023, focusing on innovation in shaft design, material composition and manufacturing process.

In addition, the shaft design and development process is oversaw by Kim Braly, head of the Design Department of FST America, Inc. (“FST America”), who provides the R&D team with valuable insights as a veteran designer. Furthermore, the Company collects feedbacks from the PGA players who uses KBS shafts in their competitions, and tracks customer preferences through online orders and in-person customer fittings at KBS Golf Experience stores. The sales department analyses the data and informs the R&D department any insights generated from data analysis and direct feedbacks, to ensure new products is designed to meet customer demands.

This multi-pronged approach, focusing on internal technological expertise, guidance from the industry veteran, and player-driven insights, has resulted in the Company:

•        having the capability of manufacturing high-performance club shafts recognized for their quality and performance;

•        becoming a trusted partner for several leading international golf brands;

•        earning widespread acclaim for the KBS brand golf club shafts from PGA professionals and amateur players alike;

•        maintaining a disciplined product launch schedule. Starting from 2017, with the exception of 2022 due to the impacts of COVID-19, the Company has launched one or more new KBS shaft series on an annual basis, which help enrich the product portfolio and maintain the brand awareness.

By leveraging its proven capabilities and unwavering commitment to R&D, the Company is able to maintain and solidify its position as a leading manufacturer of high-performance golf club shafts in the global market.

Results

The Company’s R&D results for the four most recent fiscal years were as follows:

Year	Specific R&D products	Main functions
2023	GPS Graphite Putter Shaft

•   Designed as a high balance performance shaft that results in minimizing deflection bend commonly found in traditional steel putter shafts on longer putts, along with better distance control and ensuring the ball starts on its desired line.

2021	KBS Tour Lite PGI Players Graphite Iron	• Complements the product portfolio with lightweight shafts. • Provides increased spin, higher launch, and enhanced distance for a variety of swing speeds.

Year	Specific R&D products	Main functions
2020	KBS CT Putter 2.0	• Refined version of the CT Putter with modified center of gravity for wider appeal to different players. • Improved putter feel and responsiveness.
	KBS ONE Step Putter	• Delivers distinct hitting feedback and stabilizes the putting stroke. • Unique printed shaft design offers a fresh take on putter performance.
2019	KBS Tour Driven Driver/Wood

•   Retains the characteristics of the original KBS feel, efficiency, and optimization of spin and launch that the KBS product line is known for.

•   A Mid Launch/Low Spin Performance Graphite golf club shaft that optimizes the maximum performance and efficiency of spin and launch angles at various swing speeds.

Focus on Diverse Range of Products and Process Improvements

The Company remains committed to balancing shaft weight with optimal control, using the Company’s proprietary torque and center of gravity matching technology. This innovative approach allows the Company to achieve both enhanced impact control and increased shot distance in its shafts, without compromising on shaft weight. This approach led to the development of a diverse range of shafts catering to players seeking uncompromising performance and accuracy.

Furthermore, the Company embraces cutting-edge technologies to optimize its production processes and maximize efficiency. By utilizing IoT sensors, the Company collects real-time data on production information and energy consumption. This data is then analyzed using machine learning algorithms to monitor equipment health and identify potential issues. This proactive approach allows the Company to:

•        implement process improvements to optimize production efficiency.

•        identify opportunities for new equipment investment.

•        maintain a high level of product quality and consistency.

By combining the Company’s innovative shaft design technologies with these advanced production optimization tools, the Company aims to continuously improve production efficiency and product quality. This focus on operational excellence ultimately drives increased profitability and long-term growth.

Competition

The Company competes in a global market for golf club shafts. Its major global competitors for premium golf club shafts include established brands such as True Temper and Nippon Shaft. The Company also faces competition from other Taiwanese manufacturers in the standard and economy shafts segment. In the premium shaft segment, the Company primarily competes on build quality, manufacturing capacity, product diversification, technical innovation, brand prestige and competition results. In the standard and economy shaft segment, the Company primarily competes on manufacturing capacity, pricing and product safety.

The Company differentiates itself through its vertically integrated business model, encompassing both manufacturing and brand promotion. This allows it to compete effectively with other global and local competitors in terms of:

•        Production Technology:    The Company possesses advanced manufacturing capabilities and technology, enabling consistent quality and efficiency.

•        R&D and Innovation:    Dedicated R&D efforts ensure a steady stream of new products and rapid development cycles.

•        Mass Production Capacity:    The Company’s production facilities in Taiwan offer a competitive advantage in terms of cost and efficiency as compared to True Temper in the U.S. and Nippon Shaft in Japan.

•        Global Market Focus:    The Company prioritizes the U.S. market, the largest globally, while also actively exploring other regions.

Seasonality

Historically speaking, in general, driven by the large international exhibitions such as the PGA Merchandise Show and the beginning of new golf season, the Company’s sales in the first quarter of a year are typically higher than the other quarters. The Company’s second-quarter sales are primarily impacted by the weather conditions, which affects the length of golf season and the number of discretionary purchases made by golfers. Third-quarter sales are generally less than the second quarter as many retailers begin decreasing their inventory levels in anticipation of the end of the golf season. Fourth-quarter sales are generally less than the other quarters due to the end of the golf season in the Company’s current key markets.

However, this seasonality has been significantly reshaped in recent years. The COVID-19 pandemic initially disrupted these patterns by depressing demand in 2020 and 2021. The easing in travel restriction and the rising popularity of golf among millennials help sustain heightened demand for golf equipment throughout 2022. The Company expects that due to increasing geopolitical tension, global economy slowdown and rising inflation rates, the demand for golf equipment will revert to the traditionally observed seasonality pattern.

Facilities

The Company has historically leased all of its office and plant facilities. The Company’s corporate headquarters are located at No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan, where it leases an office with 30,760 square meters pursuant to a lease agreement that is in effect until December 31, 2024. The corporate headquarters primarily contain administrative, factory plant, and warehouse functions.

In 2023, the Company purchased land and buildings located in Minxiong Township of Chiayi County, Taiwan to serve as the site of its future factory expansion. We purchased two land parcels including No. 22 and 22-1 of the Industrial Subsection of Touqiao Section and six construction projects including No. 11 and 11-1~11-5 were acquired, with a total of 3,045.87 square meters (10,069 square meters) acquired, and the transaction price was NT$296,000,000. To finance the NT$296,000,000 purchase price, FST utilized a combination of long-term funds (amount not specified) and a secured bank loan of NT$224,000,000 (approximately 76% of the total cost) from the Bank of Taiwan. The loan has a 15-year term with an interest rate of 1.78% for the first two years and 1.82% thereafter. The real estate sales contract was signed on July 11, 2023, marking the official start of the activity. Completion occurred on September 20, 2023, with the finalization of property and mortgage rights registration under FST’s ownership. The primary drivers behind this acquisition stem from FST’s significant production capacity growth in recent years, exemplified by a 67.98% increase in average monthly production capacity in 2022 compared to 2018. This expansion necessitated additional space for production lines, personnel, quality control, packaging, warehousing, and office functions. Previously leased office space and production facilities were no longer sufficient to accommodate these growing needs. The acquisition offers several key benefits. First, by eliminating rental costs (saving NT$5,400,000 annually), FST achieves significant cost savings. Second, consolidating operations like quality control and packaging on-site fosters improved operational efficiency. Third, the new site allows FST to showcase its entire production process and finished products to customers, enhancing brand image. Finally, the additional land provides a platform for future factory development, with the potential to increase production capacity from 900,000 to 1.5 million shafts per month through optimized production line configuration and automation. FST plans to relocate some administrative departments (management, accounting, R&D, catering, planning, audit) and certain manufacturing processes (including quality inspection and golf simulators) to the new site. An exhibition warehouse will also be established for a complete customer experience.

The Company leases premises located at 11F.-BD113, No. 260, Sec. 2, Bade Rd., Taipei City 104101, Taiwan, pursuant to a lease agreement in effect until August 1, 2025, which serves as a warehouse. The Company also has leased warehouse premises located at 4F., No. 56, Ln. 48, Xingshan Rd., Taipei City 114066, Taiwan, under a lease agreement in effect until June 7, 2026.

The Company leases premises at No. 7, Ln. 71, Hui’an St., Minxiong Township, Chiayi County 621016, Taiwan; at No. 152, Lide St., Minxiong Township, Chiayi County; at No. 557-103, Touqiao, Minxiong Township, Chiayi County, 22F.; at No. 132, Lide St., Minxiong Township, Chiayi County 621016, Taiwan; at No. 78, Lide St., Minxiong Township, Chiayi County 620106, Taiwan; at No. 190, Sec. 2, Zhongcheng Rd., Taipei City 110108, Taiwan with 198.35 square meters with parking spaces pursuant to a lease agreement that is in effect until June 30, 2025; and at 2F.-1, No. 790-12, Zhongxiao Rd., Chiayi City 600052, Taiwan with 75.5 square meters with parking spaces pursuant to a lease agreement that is in effect until May 15, 2025, all of which serve as employee dormitories.

In the U.S., the Company leases premises at 1801 13th Street, Suite 306, Boulder, Colorado 80302, U.S. with 250.35 square meters pursuant to a lease agreement that is in effect until June 1, 2025, which serves as the headquarters of FST America. The Company also leases office premises at 6186 Innovation Way, Carlsbad (San Diego) California, U.S. with 200.66 square meters pursuant to a lease agreement that is in effect until May 1, 2027. U.S. warehouse premises are located at 7142 Belgrave Ave, Garden Grove, California 92841, U.S. with 2,611.58 square meters of space, which is subject to a lease agreement that is in effect until June 30, 2025. The U.S. KBS Golf Experience store is located at 2622 Gateway Road, Suite 115, Carlsbad, California 92009, U.S., with 344.53 square meters of space and is subject to a lease agreement that is in effect until April 30, 2029.

In Japan, the Company leases premises at 1-26-9 Jiyugaoka, Kuroku-ku, Tokyo, Japan, with 295.82 square meters pursuant to a lease agreement that is in effect until November 30, 2026, which serves as the headquarters of FST Japan and is also the location of the KBS Golf Experience store in Japan. Warehouse premises are located at 375, 378-2, 371 Nakanoshima, Ukizuka, Yashio City, Saitama Prefecture, Japan, with 742.55 square meters of space, which is subject to a lease agreement that is in effect until October 31, 2024.

The Company believes that its current facilities are adequate to meet its immediate needs and that, should it be needed, additional space will be available on commercially reasonable terms to accommodate any expansion of the Company’s operations.

Employees and Human Capital

As of December 31, 2023, the Company had 405 full-time employees, engaging in functions including administration, management, manufacturing, sales and marketing and research and development. The chart below describes the distribution of employees by function. None of the Company’s employees are represented by a labor union or covered by a collective bargaining agreement. The Company considers its relationship with employees to be good. To date, the Company has not experienced work stoppages, strikes, or any disputes with its employees.

The following table sets forth the number of the Company’s employees categorized by function as of December 31, 2023.

Employee Number Function	Total
Manufacturing	258
Management	30
Administrative	16
Sales and Marketing	82
Research & Development	19
Total	405

Intellectual Property

The success and competitive edge of the Company are dependent on its capacity to develop and safeguard core technologies and intellectual property. The Company’s existing products are powered by independently developed technologies, drawing upon its rich history of production and R&D expertise. This commitment to internal innovation allows the Company to maintain control over its intellectual property and deliver solutions that cater to specific market demands. From 2008 to 2016, the operations of KBS brand in the U.S. market was managed by a distributor controlled by our chairman, which also owned the trademarks of KBS brand. In 2016, to consolidate the business of the Company, the distributor transferred all registered KBS brand trademarks to the Company, and the Company purchased the inventories of KBS products and work capital held by such distributor for approximately U.S.$3.6 million. In 2017, the Company agreed to pay to the distributor U.S.$6.5 million for the KBS brand trademarks transferred to the Company.

The Company has submitted trademark applications to further bolster these rights and enhance its ability to defend against third parties. Moreover, the Company secures its proprietary rights through agreements with business partners, supply chain vendors, employees, and consultants, alongside vigilant monitoring of industry trends and product developments.

As of February 27, 2025, the Company owns the following trademarks worldwide:

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
1.		5061066	U.S.	—	Valid	2026/10/11
2.		5392399	U.S	—	Valid	2028/01/30
3.		4827173	U.S	—	Valid	2025/10/06
4.		4617537	U.S	—	Valid	2024/10/07
5.		4070642	U.S	—	Valid	2031/12/13
6.		4070640	U.S	—	Valid	2031/12/13
7.		3395741	U.S	—	Valid	2028/03/11
8.		5299259	U.S	—	Valid	2027/10/03
9.		5365863	U.S	—	Valid	2027/12/26
10.		5617390	U.S	—	Valid	2028/11/27
11.		5667276	U.S	—	Valid	2029/01/29
12.		6180434	U.S	—	Valid	2030/10/20
13.		6335645	U.S	—	Valid	2031/04/27
14.		6541087	U.S	—	Valid	2031/10/26
15.		6594923	U.S	—	Valid	2031/12/21

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
16.		6594924	U.S	—	Valid	2031/12/21
17.		—	U.S	—	Pending	—
18.		02131402	Taiwan	032	Valid	2031/03/31
19.		02131403	Taiwan	032	Valid	2031/03/31
20.		02131434	Taiwan	033	Valid	2031/03/31
21.		02131435	Taiwan	033	Valid	2031/03/31
22.		02144845	Taiwan	032	Valid	2031/05/31
23.		02144846	Taiwan	032	Valid	2031/05/31
24.		02144885	Taiwan	033	Valid	2031/05/31
25.		02144886	Taiwan	033	Valid	2031/05/31

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
26.		02066064	Taiwan	032	Valid	2030/06/15
27.		02066065	Taiwan	032	Valid	2030/06/15
28.		02066093	Taiwan	033	Valid	2030/06/15
29.		02066094	Taiwan	033	Valid	2030/06/15
30.		02246940	Taiwan	032	Valid	2032/08/31
31.		02246941	Taiwan	032	Valid	2032/08/31
32.		02246942	Taiwan	032	Valid	2032/08/31
33.		02246943	Taiwan	032	Valid	2032/08/31
34.		02246992	Taiwan	033	Valid	2032/08/31

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
35.		02246993	Taiwan	033	Valid	2032/08/31
36.		02246994	Taiwan	033	Valid	2032/08/31
37.		02246995	Taiwan	033	Valid	2032/08/31
38.		02248053	Taiwan	043	Valid	2032/08/31
39.		02248054	Taiwan	043	Valid	2032/08/31
40.		02248055	Taiwan	043	Valid	2032/08/31
41.		02307325	Taiwan	018	Valid	2033/07/15
42.		02307515	Taiwan	025	Valid	2033/07/15
43.		02307577	Taiwan	028	Valid	2033/07/15
44.		02307326	Taiwan	018	Valid	2033/07/15
45.		02307516	Taiwan	025	Valid	2033/07/15
46.		02307578	Taiwan	028	Valid	2033/07/15
47.	FST	5890920	Japan	028	Valid	2026/10/21

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
48.	KBS PGI	6407907	Japan	028	Valid	2031/06/25
49.	KBS TGI	6359864	Japan	028	Valid	2031/03/05
50.	KBS TOUR	5499758	Japan	028	Valid	2032/06/08
51.	KBS TOUR (colored logo)	5499757	Japan	028	Valid	2032/06/08
52.	KBS TOUR (in color)	5180886	Japan	028	Valid	2028/11/14
53.	KBS TOUR GPS	6713426	Japan	028	Valid	2033/06/30
54.	KBSTOUR Hi Rev	5320546	Japan	028	Valid	2030/04/30
55.	MAX KBS	6184490	Japan	028	Valid	2029/09/27
56.	ONE STEP KBS TOUR	6457407	Japan	028	Valid	2031/10/15
57.	KBS	018464900	EU	024, 028	Valid	2031/05/03
58.	KBS TOUR GPS	018868062	EU	028	Valid	2033/04/27
59.	ONE STEP	018511596	EU	028	Valid	2031/07/13
60.	ONE STEP KBS TOUR	018511605	EU	028	Valid	2031/07/13
61.	KBS	UK00003636327	UK	024, 028	Valid	2031/05/04
62.	ONE STEP	UK00003667960	UK	028	Valid	2031/07/13
63.	ONE STEP KBS TOUR	UK00003667973	UK	028	Valid	2031/07/13

As of December 31, 2023, the Company owns the following patents worldwide:

No.	Patent No.	Application Date	Issue Date	Patent Name	Patent Duration
1	M639659	2022/10/20	2023/4/11	進料裝置 Material-feeding device	2023/04/11 – 2032/10/19
2	M639660	2022/10/20	2023/4/11	出料裝置 Discharging apparatus	2023/04/11 – 2032/10/19

Government Regulation

The Company is subject to various Taiwanese and Japanese laws and regulations as well as U.S. federal and state laws. Many of these laws and regulations are still evolving and being tested in courts, and could be interpreted in manners that could harm the Company’s business.

General Regulations Applicable to the Company’s Business

Regulations on Company Establishment

The establishment, operation and management of companies in Taiwan is governed by the Taiwan Company Act, which was latest amended on December 29, 2021. There are four types of companies in Taiwan: unlimited company, unlimited company with limited liability shareholders, limited company and company limited by shares. Unlimited company and unlimited company with limited liability shareholders are rarely used in practice; a company limited by shares is the most common form of business undertaken for foreign investors in Taiwan. The Taiwan Company Act applies to both Taiwan domestic companies and foreign-invested companies, unless otherwise provided in the relevant foreign investment laws and regulations.

The Company is a company limited by shares, and the Company has been current with its corporate filings with the Administration of Commerce, Ministry of Economic Affairs, Taiwan.

Regulations on Foreign Investment

The principal regulations governing foreign investments in Taiwan are the Statute for Investment by Foreign Nationals, the Regulations for Verification of Investment by Overseas Chinese and Foreign Nationals, and the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals. In order to efficiently provide services and manage foreign investments, Taiwan government has specifically established the Taiwan DIR.

All investments made by foreign nationals within the territory of Taiwan must comply with the provisions of the Statute for Investment by Foreign Nationals and receive permission from the Taiwan DIR. According to the administrative ordinance “Negative List for Investment by Overseas Chinese and Foreign Nationals” issued by the Taiwan DIR, Taiwan maintains a negative list of industries closed to foreign investment because the authorities assert relate to national security and environmental protection, including public utilities, power distribution, natural gas, postal service, telecommunications, mass media, and air and sea transportation. Except for certain specific sensitive activities, foreign investments in a Taiwan listed company are generally not restricted in Taiwan but are subject to the prior approval from the Taiwan DIR if a foreign investor wants to acquire 10% or more of the shares of a Taiwan listed company. The approval must be obtained before the final completion of the transaction.

Regulations on Mergers and Acquisitions

The main laws and regulations governing merger and acquisition (“M&A”) activities in Taiwan are the Merger and Acquisition Act, the Company Act, the Securities and Exchange Act and the Fair Trade Act.

The competent authority in charge of the regulations in relation to M&A is the Ministry of Economic Affairs. The main regulatory body in charge of public M&A transactions is the Securities and Futures Bureau of the Financial Supervisory Commission, the government agency in charge of public companies. Other relevant regulatory bodies include the Fair Trade Commission, the authority in charge of antitrust clearance, and the Taiwan DIR, the authority in charge of reviewing foreign and PRC investments. If a participating company to a transaction holds any special license, the transaction may also be subject to the review of the authority in charge of such special license.

Regulations on Building Construction and Use

Under the Building Act, a building license required for new construction, extension, reconstruction or repair of buildings. A usage license is required for usage. When alterations of usage occur after a building is constructed, such as in alterations of usage class, structure, fire-protection facilities, and parking spaces or other alteration to the originally approved usage, a usage alteration license shall be applied for.

Further, under the Building Act, users of public buildings shall entrust professional institutions or persons recognized by the central construction authority to perform inspection and attestation periodically. Such inspection and attestation results shall be reported to the authority.

The Company has never been sanctioned for violations of the Building Act.

Regulations on Intellectual Property Rights

Patent Protection

Pursuant to the Patent Act, amended on May 4, 2022, there are three types of patents in Taiwan: invention patents, utility model patents, and design patents, the respective patent terms of which are 20, 10, and 15 years, all calculated from the filing date of a patent application, while the patent rights are actionable from the issue date of the patent.

In terms of the infringement disputes of a patent, the civil division of the Intellectual Property and Commercial Court (“IP Court”) hears civil actions relating to patent infringement. If the defendant of an infringement action challenges the validity of the disputed patent as a defense, the civil division will deal with the infringement and validity issues simultaneously. However, any person who intends to invalidate the disputed patent in all aspects must file revocation proceedings (invalidation action) with the Taiwan Intellectual Property Office (“TIPO”). Decisions of the TIPO in an invalidation action can be appealed to the Ministry of Economic Affairs, and subsequently to the IP Court by way of filing an administrative lawsuit.

The Company has never been involved in patent-related disputes.

Copyright

The Copyright Law provides that original copyrightable works shall enjoy exclusive rights automatically upon their completion, with no form of registration required. The competent authority for the application and registration of trademarks is the TIPO under the Ministry of Economic Affairs. A copyrighted work is protected throughout the author’s lifetime and 50 years after.

As a copyright holder, when enforcing a copyright, bears the burden of proving the copyright ownership (and sometimes even the creation time of the copyright, if such issue is being raised), it is recommended to preserve relevant evidence by having it notarized by a notary public. For important copyrighted work, it is recommendable to obtain a copyright certificate issued by a copyright owners’ organization so as to serve as prima facie evidence of the completion and ownership of the copyright. However, it is important to note that such private organizations do not and cannot conduct any substantive examination of the copyrightability of a work. Therefore, when a work’s copyrightable is being challenged, only a court will have a final say over such dispute on a case-by-case basis.

The Company has never been involved in copyright-related disputes.

Trademarks

Trademark rights in Taiwan are governed by the Trademark Act. The competent authority for the application and registration of trademarks is the TIPO. Types of protection include trademarks, certification marks, collective membership marks and collective trademarks. The trademarks which were registered are protected for 10 years from publication in the Trademark Gazette. This term may be extended successively every 10 years via application for renewal.

The Company has been involved in one trademark dispute. A Taiwan company filed a trademark opposition with TIPO in August 2023 objecting to the registration of the Company’s FST trademarks in Taiwan (Registration Numbers 02307326, 02307516, and 02307578). This matter is still ongoing. The Company is of the view that this matter would have minimal impact to its business, as the Company also has validly registered FST trademarks in the U.S. and most of the Company’s sales are generated from the U.S. and countries other than Taiwan.

Trade Secrets

The Taiwan Trade Secret Act mainly governs the following items: (1) the required elements of a trade secret; (2) ownership of a trade secret; (3) the licensing of a trade secret; (4) misappropriation of a trade secret; (5) the civil remedy and criminal penalty for the misappropriation of a trade secret; (6) the issuance of a protective order during criminal investigation. Pursuant to the Trade Secret Act, the information that can be protected under the Trade Secret Act is defined as any method, technique, process, formula, program, design, or other information that may be used in the course of production, sale or operation, and must meet the following requirements: (1) secrecy; (2) economic value; and (3) reasonable measures to maintain secrecy. Under the Trade Secret Act, the types of misappropriation include acquisition, use and divulging of a trade secret by unlawful means. The Trade Secret Act provides civil remedies and criminal penalties for trade-secret misappropriation.

The Company has never been involved in trade secrets issues or disputes.

Regulations on Personal Data Protection

Under Taiwan law, the Personal Data Protection Act is the main law governing personal data protection. Under the Personal Data Protection Act, unless otherwise specified, a company is generally required to give notice to and obtain consent from an individual before collecting, processing, or using any of the said individual’s personal information, subject to certain exceptions.

Pursuant to the Personal Data Protection Act, the personal data pertaining to a natural person’s medical records, healthcare, genetics, sex life, physical examination and criminal records is classified as sensitive personal data, which shall be subject to certain stricter obligations.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the Human Subjects Research Act and the Regulations on Human Trials.

The Company is currently implementing a cookie policy and a data protection privacy policy for collecting personal information on the KBS website (kbsgolfshafts.com) and in its stores.

Regulations on Environmental Protection

The Basic Environment Act is the main environmental law in Taiwan. In addition, other laws and regulations in Taiwan regulate each type of pollution by a different set of regulations, including the Soil and Groundwater Pollution Remediation Act, the Waste Disposal Act, the Air Pollution Control Act, the Water Pollution Control Act, and Toxic and Concerned Chemical Substances Control Act. The competent authority governing the environmental regulations is the Ministry of Environment. Failure to comply with such laws and regulations may result in fines and other administrative sanctions.

As the Company’s factory is located within the Chiayi County, Taiwan, the Company is directly under the supervision of the Environmental Protection Bureau of Chiayi County, Taiwan for its environmental compliance. During its business history, the Company has been generally compliant with environmental laws and regulations. There was one instance in 2022 where the Environmental Protection Bureau, Chiayi County had instructed the Company to make certain improvements on pollution prevention, which the Company had successfully addressed and implemented. Currently, the Company consistently reports to the relevant authority and has maintained effective approval status for its industrial waste disposal plan and its water use/wastewater discharge plan pursuant to the Waste Disposal Act, the Air Pollution Control Act, and the Water Pollution Control Act. All related industrial waste is handled by qualified waste disposal contractors in compliance with Taiwan local regulations.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD 500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD 500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts of NTD 500,000 or more and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services by a company, ranging from NTD 500,000 to U.S.$50 million, such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions by a company, which are not related to the sales of goods or provision of services, amounting more than USD 50 million, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of the Central Bank of Taiwan.

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) when the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) when this country suffers a severe balance of payments deficit. From the past history, Taiwan government only implemented those foreign exchange control measures once in 1997 during the Asian Financial Crisis.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may not pay dividends unless its losses have been covered and statutory reserve funds, equaling 10% of a company’s after-tax net profits, have been set aside. However, in the event that a company’s statutory reserve funds have reached the total amount of the company’s capital, the company does not need to set aside any amounts for its statutory reserve funds. If a company has no net profits, in principle, it may not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan through five kinds of strategies: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring a company’s stocks to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, last amended on June 10, 2020. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to Labor Standard Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, the employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and trainings for the employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

The Company has generally been compliant with all requirements under the aforementioned labor laws and regulations. There were several instances of minor sanctions where the Company had been required by the Occupational Safety and Health Administration of the Ministry of Labor to rectify certain potential working condition hazards and practices and was subject to minor fines, although all of these issues had been quickly addressed and rectified by the Company. The Company has not experienced any lawsuits or disputes with its employees that became subject to administrative review of the Taiwan Labor Bureau or ended in litigation.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a surtax of 5% would be imposed on the undistributed earnings.

Effective from 2020, the Taiwan Statute for Industrial Innovation was amended, which extends the tax incentive by 10 years until December 31, 2029, for R&D expenditure. Under the tax incentive program, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year after such earnings are derived, such investment amounts may be deducted from the undistributed earnings in calculation of the current year’s undistributed earnings for assessment of surtax imposed on undistributed earnings from the year 2018.

The alternative minimum tax (“AMT”) imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is between 12% to 15%, which is determined by the Executive Yuan based on the economic circumstance.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 34 countries.

Regulations Pertaining to the Company’s Products

The Company’s current product portfolio does not require any mandatory government approval prior to commercial product launch under the existing laws and regulations in Taiwan, Japan, the U.S., or Europe.

However, in order to become eligible to become a supplier for golf club shaft products to golf brand companies and OEM/ODMs, there are industry quality standards which the Company’s customers require the Company to attain, as follows:

ISO 9001:2015 specifies requirements for a quality management system when an organization needs to demonstrate its ability to consistently provide products and services that meet customer and applicable statutory and regulatory requirements, and aims to enhance customer satisfaction through the effective application of the system, including processes for improvement of the system and the assurance of conformity to customer and applicable statutory and regulatory requirements. The Company has attained ISO 9001:2015 certification for the design, manufacture, processing, and sale of golf club shaft products. The certification is valid until August 14, 2025.

For the import of crafted beer and wine product, the Company should comply with the requirements of the Tobacco and Alcohol Administration Act of Taiwan. An alcohol-importing company shall apply to National Treasury Administration, Ministry of Finance of Taiwan for a permit to import alcohol. After obtaining the import permit, the applicant should indicate alcohol importation as part of its business scope on its business registration, then apply for issuance of an alcohol importer license. No permit is required for the retail of alcohol. However, the retailer of alcohol should indicate the retail on its business registration. Currently, the Company possesses a valid alcohol import license.

Legal Proceedings

The Company is not currently a party to legal or government proceedings that may be, individually or collectively, materially adverse to its ability to conduct its businesses as they are currently conducted. From time to time, the Company may become subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Although the results of litigation and claims cannot be predicted with certainty, any such future litigation could have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Executive Officers and Directors of the Company

The following table sets forth certain information, as of the date of this prospectus, relating to the executive officers, directors and director nominees of the Company.

Name	Age	Position
Executive Officers
David Chuang	47	Chief Executive Officer and Chairman
Warren Cheng-Teng Huang	55	Chief Operating Officer
Marie Wen-Chi Chao	46	Chief Financial Officer
Carie Hui-Ting Hsu	44	Accounting Manager
Non-Executive Directors
Kerry Lin Liu	53	Director
Shintaro Tanahara	62	Director
Nick Ping-Chia Chen	55	Independent Director
Alan Yu-Cheng Li	51	Independent Director
Huoy-Ming Yeh	60	Independent Director
Richard Qi Li	54	Independent Director

Executive Officers

David Chuang, aged 47, serves as the Chairman and Chief Executive Officer of FST after the closing of the Business Combination. Mr. Chuang has over 24 years’ experience in the golf equipment industry. During this period, he has been instrumental in leading FST from a small steel shaft manufacturer in Taiwan into one of the largest golf shaft makers in the world. In 2007, Mr. Chuang led FST to create the KBS-branded series of golf shafts that would transform FST from a contract golf shaft manufacturer into a globally recognizable golf shaft company. From 2014 to 2020, Mr. Chuang also served as President of the Far East Machinery Company Co. Ltd., a heavy industrial company in Taiwan (“Far East”). Under Mr. Chuang’s leadership, Far East was able to increase its tubular pipe capacity by over 300%, while also making Far East one of the largest square steel tubing manufacturers in Taiwan. He was also instrumental in leading Far East’s digital transformation in its machining and manufacturing unit, leading to significant improvements in quality and operational efficiency, creating the company’s first continuous automated machining and manufacturing facility. From 2009 to 2018, Mr. Chuang also served as president of Factory Automation Technology Co. Ltd. (“Fatek”), and from 2018 to 2021, served as Chairman and CEO of Fatek, a company that manufactures machine tools and provides services in digital transformation and systems integration for automated manufacturing systems. Mr. Chuang was responsible for the digital transformation of the company, significantly increasing the company’s manufacturing efficiencies and capabilities. Under Mr. Chuang leadership, Fatek became the first Taiwan machine tool company to develop a fully automated aluminum wheel machining cell and manufacturing solution, and the first Taiwan company to be certified by top Tier 1 automotive suppliers as a qualified supplier, which led Fatek to becoming the leading aluminum wheel machining production cell producer and supplier in Taiwan. Mr. Chuang currently serves as a director of the Taiwan Association of Machinery Industry (“TAMI”) and has been a director since 2012. He is also the executive director of the Chiayi section of TAMI and has been serving in this capacity since 2021. Mr. Chuang currently also serves as a board member of the Precision Machinery Research and Development Center (“PMC”) and has been on the board since 2017. PMC in Taiwan is a leading institution dedicated to advancing research, development, and innovation in precision machinery and related fields that operates under Taiwan’s Ministry of Economic Affairs and is located in Taichung City, Taiwan. Mr. Chuang has also served as a director of Taiwan Precision Machinery Development Association (“TMBA”) from 2017 to 2023 and continues to serve as an official consultant to the TMBA. The TMBA, founded in 2007, serves as a key industry association representing manufacturers of machine tools and related accessories in Taiwan. Mr. Chuang graduated with a bachelor’s degree in biology from the University of Colorado Boulder in 1998.

Warren Cheng-Teng Huang, aged 55, serves as the Chief Operating Officer of FST after the closing of the Business Combination. Mr. Huang has more than 20 years of experience in the field of golf shaft manufacturing and sales. Mr. Huang holds a bachelor’s degree from the Department of Public Administration of National Chengchi University in Taiwan. In 1995, he joined Cheng Jan Metal Industry Co., Ltd., a manufacturer of large diameter steel pipes and steel pipe accessories in Chiayi, Taiwan, serving successively as its general affairs department specialist, sales department specialist, and sales department section chief. In 2002, Mr. Huang joined the Company as the operations department specialist, section chief and deputy manager, mainly responsible for the Company’s sales, production line planning, and management. In 2013, Mr. Huang was promoted to operations department manager and senior manager. In September 2019, Mr. Huang was appointed as the Company’s general manager by the board of directors of the Company, succeeding Mr. David Chuang, a position which he still holds today. In July 2022, Mr. Huang joined the board of directors of the Company as a director, a position which he still holds today.

Marie Wen-Chi Chao, aged 46, serves as the Chief Financial Officer of FST upon completion of the business combination. Ms. Chao holds a bachelor’s degree in finance from National Chengchi University, Taiwan and also attended Gonzaga University’s Enterprise Research Institute in Spokane, Washington. In March 2004, Ms. Chao joined the Taiwan Semiconductor Co., Ltd. (TWSE: 2330) as the head of the manufacturing department, responsible for the production line management of IMP, CMP, ETCH. In 2009, Ms. Chao joined the Company as special assistant to the deputy general manager. In 2013, Ms. Chao became deputy manager of the Company’s operations department, responsible for production line management. In 2015, Ms. Chao became the deputy manager of the Company’s management department, responsible for human resources and administrative affairs management, and then served as the manager of the management department. Later, as senior manager of the Company, Ms. Chao led the Company’s public offering and listing on the Taipei Exchange. In November 2021, Ms. Chao was promoted to the vice general manager of the administrative department of the Company, a position she has retained until today.

Carie Hui-Ting Hsu, aged 44, serves as the Accounting Manager of FST upon completion of the business combination. Ms. Hsu graduated with a bachelor’s degree from the Accounting Department of Fengjia University in Taiwan. In July 2001, Ms. Hsu joined KPMG Taiwan as auditor, and successively rose to supervisor and assistant manager at KPMG. Her main field of work at KPMG included auditing, tax filing, and internal control review for clients of KPMG. From September 2006 to April 2012, Ms. Hsu served as the accounting section chief of the finance and accounting department of Far East Machinery Industry Co., Ltd., responsible for the group’s annual budget preparation, financial statement preparation, internal accounting review and processing and other accounting affairs. From September 2014 to February 2016, Ms. Hsu served as the head of the operation and management group in the general manager’s office of Tsang Yow Industrial Co., Ltd. (TWSE: 1568), a supplier of automatic transmission assembly components and heavy-duty truck clutch parts, focusing on group operations and financial analysis. In March 2016, Ms. Hsu joined the accounting department of the Company and served successively as the accounting section chief and assistant manager of the Company. During this period, Ms. Hsu worked on the public offering and IPO of the Company. In November 2021, Ms. Hsu was promoted as the accounting department manager of the Company, a position she still holds today.

Non-Executive Directors

Kerry Lin Liu, aged 53, serves as a director on the board of FST upon completion of the business combination. Ms. Liu is passionate about building brands and brings over 25 years of marketing and brand management experience to FST. Her expertise in marketing, advertising, sales, retail and new product innovation extends across numerous global consumer brands including Johnson & Johnson, Neutrogena, Del Monte, Kikkoman, Peet’s Coffee, Method, and Jamba Juice. From 2010-2022 she served as a Director for the NielsenIQ company, advising numerous clients on data driven sales & marketing analytics and strategies. Prior to joining NielsenIQ, she worked in-house at J&J/Neutrogena and started her career at Union Bank. Ms. Liu is first cousins with Mr. David Chuang, who will serve as Chairman of FST upon completion of the business combination. Ms. Liu has a bachelor’s degree in East Asian Languages & Civilizations from the University of Chicago and a master’s degree in business administration in marketing from the Stern School of Business of New York University.

Shintaro Tanahara, aged 62, serves as a director on the board of FST upon completion of the business combination. Mr. Tanahara is currently a director of FST. Mr. Tanahara graduated from the Department of Economics of Aoyama Gakuin University in Japan with a bachelor’s degree. From 1989 to 2005, he worked in the Corporate Finance Department of Yasuda Life Insurance Company (which merged with Meiji Life Insurance Company in 2004 to form Meiji Yasuda Life Insurance Company), and served successively as assistant manager and group manager of Yasuda. In 2005, Mr. Tanahara joined the Investment Banking Department of Kyokuto Securities and has been working there ever since, serving as Executive Officer and Senior Executive Officer. Since 2017, Mr. Tanahara has concurrently served as the Senior Managing Executive Officer of Tokyo Asset Solution Co., Ltd, the investment arm of

Jidong Securities Group. Mr. Tanahara has more than 25 years of experience in corporate loans, securities investment and arrangement of securitized transactions. Since March 2018, he has served as the corporate director appointee of Japan Brand Business Investment LLC, a major shareholder of FST, a position he still holds today.

Nick Ping-Chia Chen, aged 55, serves as an independent director on the board of FST after the closing of the Business Combination. From June 2022 to February 2024, Mr. Chen served as an independent director of the Company. On February 27, 2024, Mr. Chen resigned as an independent director of the Company by operation of law. Mr. Chen graduated from the Department of Accounting of National Chung Hsing University in Taiwan with a bachelor’s degree, and qualified as an accountant in Taiwan in 2002. In 1995, Mr. Chen joined PricewaterhouseCoopers Taiwan as an auditor and audit team leader. From 1998 to 2000 and 2002 to 2003, Mr. Chen worked at KPMG Taiwan as an audit manager. In 2001, he worked at MasterLink Securities Co., Ltd., a Taiwan securities firm, as an underwriter. Mr. Chen later joined Yude Accounting Firm in Taichung, Taiwan in 2005 as a certified public accountant, where he is still working today as the managing partner of the firm. In March 2019, Mr. Chen joined the board of directors of the Company as an independent director, a position that he still holds today. In August 2021, Mr. Chen joined the board of directors of Transart Graphics Co., Ltd. (TWSE: 8481) as an independent director, a position that he still holds today. In January 2022, Mr. Chen joined the board of directors of Iscom Online International Information Inc. (TPEx: 6868) as an independent director, a position that he still holds today.

Alan Yu-Cheng Li, aged 51, serves as an independent director on the board of FST after the closing of the Business Combination. From June 2022 to February 2024, Mr. Li served as an independent director of FST. On February 27, 2024, Mr. Li resigned as an independent director of the Company by operation of law. Mr. Li graduated from the Department of Law of National Chengchi University in Taiwan with a bachelor’s degree, and later graduated from the Graduate School of Risk Management and Insurance of National Chengchi University in 1998 with a master’s degree. In 2002, Mr. Li passed the Taiwan Bar Examination to become qualified as a Taiwan lawyer. In 2006, Mr. Li joined Chien Yeh Law Offices and is now a partner lawyer of the firm. Mr. Chen’s areas of legal expertise include general civil litigation, insurance litigation, corporate commercial litigation and securities and exchange criminal litigation. In March 2019, Mr. Li joined the board of directors of FST as an independent director, a position that he still holds today.

Huoy-Ming Yeh, aged 60, serves as an independent director on the board of FST after the closing of the Business Combination. Ms. Yeh is the managing partner of Upshot Ventures, which she founded in 2015. Upshot, which also operates as CSC Upshot Ventures, is a venture capital firm based in Palo Alto, CA. Ms. Yeh has built her career around her passion for connecting capital to technology innovation between the US and Asia. Prior to establishing Upshot Ventures, she served as Managing Director at SVB Financial Group (“SVB”) from 2009 to 2015, where she built and headed up SVB Capital’s Asia practice in Shanghai. While at SVB, she expanded the firm’s presence by increasing funds under management and establishing offices in Beijing and Hong Kong. Ms. Yeh began her career as an engineer at Sun Microsystems, designing microprocessors and earning three patents for her work there. Her engineering and operational background contributes to the value she brings to the founders and investors with whom she works. Subsequently after obtaining her MBA, she joined Lehman Brothers as an investment banker in its New York and San Francisco offices, where she covered clients for their capital market needs. Ms. Yeh currently is a member of the Business Leadership Council at Wellesley College. She holds an MBA from MIT Sloan School of Business, an MS in Electrical Engineering from USC and a BA in Physics from Wellesley College. Ms. Yeh will join the board of directors of FST as an independent director.

Richard Qi Li, aged 54, serves as an independent director of the board of FST after the closing of the Business Combination. Mr. Li is the chairman of Chenghe Group Limited, a BVI registered investment holding company, the founder and a director of the board of Chenghe Capital Management Limited, an asset management company based in Hong Kong, the founder and a director of the board of Chenghe Sponsor Investment Private Ltd, asset management company based in Singapore and limited partner of Chenghe Capital Limited Partnership. Until February 2021, Mr. Li had been, from 2017, the chief investment officer and, from 2019, the chief operating officer of China Great Wall AMC (International) Holdings Company Limited and, from 2018, the chief executive officer of Great Wall Pan Asia Asset Management Ltd., both subsidiaries of China Great Wall Asset Management Co. Ltd., a leading asset management company based in the PRC. Mr. Li was previously a managing director and the head of China securities at Goldman Sachs Asia, and a managing director and the head of north Asia capital markets and treasury solutions at Deutsche Bank Hong Kong. Prior to joining Deutsche Bank, Mr. Li worked at Merrill Lynch, the World Bank, and the

Ministry of Finance of the PRC. Mr. Li also serves as the chief executive officer and director of HH&L Acquisition Co., a former NYSE-listed blank check company, and chairman of Chenghe Acquisition Co., a former Nasdaq-listed blank check company, both formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Mr. Li obtained a bachelor’s degree in mathematics and a master’s degree in economics from Nankai University in the PRC and a master of business administration degree from Columbia Business School. He was also a visiting scholar at Harvard University in 2019.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. FST’ directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. FST has a right to seek damages against any director who breaches a duty owed to us. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers; and

•        exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors and Officers

FST’s officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association. A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) is prohibited by any applicable law or designated stock exchange rules from being a director, or (v) is removed from office pursuant to any other provisions of FST’s amended and restated memorandum and articles of association.

Committees of the Board

We have established an audit committee, a compensation committee and a nominating committee under our board of directors, and adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li. Mr. Chen is the chairman of our audit committee. We have determined that each of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li satisfy the “independence” requirements of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act, and that Mr. Jun Ge qualifies as an “audit committee financial expert” under Nasdaq Stock Market Rules.

The audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for, among other things:

•        appointing our independent registered public accounting firm and pre-approving all auditing and non-auditing services performed by our independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and our independent registered public accounting firm;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and our independent registered public accounting firm;

•        reporting regularly to the full board of directors; and

•        performing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.

Compensation Committee

Our compensation committee consists of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li. Mr. Chen is the chairman of our compensation committee. We have determined that each of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li satisfy the “independence” requirements of the Nasdaq Stock Market Rules.

The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The compensation committee is responsible for, among other things:

•        reviewing and recommending to the board the total compensation package for our four most senior executives;

•        approving and overseeing the total compensation package for our executives other than the four most senior executives;

•        reviewing and making recommendations to the board of directors with respect to the compensation of our directors; and

•        reviewing periodically and recommending any long-term incentive compensation or equity plans, programs or similar arrangements for consideration by the board of directors, annual bonuses, employee pension and welfare benefit plans.

Nominating Corporate and Governance Committee

Our nominating committee consists of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li. Mr. Chen is the chairperson of our nominating committee. We have determined that each of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li satisfiy the “independence” requirements of the Nasdaq Stock Market Rules.

The nominating committee assists the board of directors in selecting directors and in determining the composition of our board and board committees. The nominating committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors, or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its composition in light of the characteristics of independence, age, skills, experience and availability of service to us; and

•        identifying and recommending to our board the directors to serve as members of committees.

Employment Agreements

The Company has entered into written employment agreements with each of its executive officers. Pursuant to employment agreements, we have agreed to employ each of our executive officers for an initial term of one (1) year. Upon expiration of the one (1)-year term, the employment shall be automatically extended for successive 1-year terms unless either party gives the other party hereto a one (1)-month prior written notice to terminate the employment prior to the expiration of the then current term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one month’s prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Indemnification and Insurance Obligations of FST following the Business Combination

Cayman Islands law allows FST to indemnify our directors, officers and auditors acting in relation to any of its affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as FST’s directors, officers and auditors.

Under FST Listing Articles, FST may indemnify its directors and officers to, among other persons, its Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts or in or about the conduct of the FST’s business or affairs (including as a result of any mistake of judgment), except such (if any) as they shall incur or sustain through their own fraud, willful default or dishonesty.

The directors and officers of FST will be indemnified by FST and will be covered by directors’ and officers’ liability insurance after the Business Combination.

Foreign Private Issuer Status

After the consummation of the Business Combination, FST will be a “foreign private issuer” under the securities laws of the United States and Listing Rules. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants.

The Listing Rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as FST, to follow home country corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that FST discloses any significant ways that its corporate governance practices differ from the Listing Rules that FST does not follow.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, FST will adhere to the rules of such exchange, as applicable to foreign private issuers and controlled companies, in determining whether a director is independent. The board of directors of FST has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

Upon the Closing, we anticipate that the size of FST’s board of directors will be seven directors, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. We anticipate that Nick Ping-Chia Chen, Alan Yu-Cheng Li, Huoy-Ming Yeh and Richard Qi Li will be “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Insider Trading Policy

Upon closing of the Business Combination, FST intends to adopt an insider trading policy which will prohibit its executives, other employees and directors from: (i) trading in its securities while in possession of material undisclosed information about FST; and (ii) entering into certain derivative-based transactions that involve, directly or indirectly, securities of FST, during a restricted period.

Diversity

The FST Board has not adopted any policies that address the identification and nomination of women or other diverse candidates to the FST Board or to management of FST. The FST Board recognizes the importance and benefit of having a board of directors and senior management composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors. In support of this goal, the nominating and corporate governance committee intends to, when identifying candidates to nominate for election to the FST Board or appoint as senior management or in its review of senior management succession planning and talent management:

•        consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to FST’s current and future plans and objectives, as well as anticipated regulatory and market developments;

•        consider criteria that promote diversity, including with regard to gender, ethnicity, and other considerations;

•        consider the level of representation of women on its board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to the FST Board or for appointment as senior management and in general with regard to succession planning for the FST Board and senior management; and

•        as required, engage qualified independent external advisors to assist the FST Board in conducting its search for candidates that meet the board of directors’ criteria regarding skills, experience and diversity.

Code of Ethics

FST will adopt a Code of Ethics that applies to all of its employees, officers, and directors. This includes FST’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.

DESCRIPTION OF SECURITIES

Pursuant to the Amended and Restated Memorandum and Articles of Association, FST is authorized to issue 500,000,000 Ordinary Shares of par value of US$0.0001 each (“Ordinary Shares”). As of the date of this Prospectus, there are 44,766,003 Ordinary Shares issued and outstanding.

Ordinary Shares

As of the date of this Prospectus, all of FST’s issued and outstanding shares are fully paid and non-assessable. Its shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of its shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Companies Act and provisions of the FST Listing Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Share Capital

All of our issued and outstanding FST Ordinary Shares are fully paid and non-assessable. The FST Ordinary Shares are issued in registered form, and are issued when registered in the register of members of FST. FST may not issue FST Ordinary Shares to bearer. Subject to the provisions of the Cayman Companies Act and the Articles of Association and the rules of the Stock Exchange, where applicable, and without prejudice to any rights attached to any existing shares, all shares in FST are at the disposal of the board, which may issue, allot, grant options over or otherwise dispose of them to such persons, at such times, on such terms and conditions as it in its absolute discretion thinks fit.

Each FST Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general and special meetings of the Company.

Subject to the provisions of the Cayman Companies Act, Articles of Association and the rules of the Stock Exchange, where applicable, any share may be issued (a) with or have attached thereto such rights, or such restrictions, whether with regard to dividend, voting, return of capital, or otherwise, as the directors may determine, and without prejudice to any rights attached to any existing shares, or (b) on terms that, at the option of FST or the holder thereof, it is liable to be redeemed.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of FST’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, FST’s overall financial condition, available distributable reserves and any other factors deemed relevant by FST’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in FST being unable to pay its debts as they fall due in the ordinary course of its business.

Even if FST’s board of directors decides to pay dividends, the form, frequency and amount will depend upon FST’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that FST’s board of directors may deem relevant. In addition, FST is a holding company and depend on the receipt of dividends and other distributions from its subsidiaries to pay dividends on FST Shares.

The directors may declare dividends to be paid to the members. The Articles of Association provide dividends may be declared and paid out of the profits of FST, realized or unrealized, or out of the share premium account or as otherwise permitted by the Cayman Companies Act. In addition, FST’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the directors. No dividend may be declared and paid unless the directors determine that, immediately after the payment, FST will be able to pay its debts as they become due in the ordinary course of business and FST has funds lawfully available for such purpose.

General Meetings of Shareholders

Under the Cayman Companies Act, FST is not required to call shareholders’ annual general meetings. FST, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards. At least fifteen calendar days’ notice shall be given for any general meeting. The board of directors of FST or the chairman of the board may call general meetings at any time, and must convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all issued and outstanding shares entitled to vote at general meetings of FST. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-half (1/2) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Variation of Rights

Subject to the Articles of Association, if at any time the share capital of FST is divided into different classes of shares, all or any of the rights attached to the shares or any class of shares may (unless otherwise provided for by the terms of issue of that class) be varied, modified or abrogated either with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. To every such general meeting the provisions of the Articles of Association relating to general meetings will mutatis mutandis apply, but so that the necessary quorum shall be one person holding or representing by proxy not less than one-third (1/3) of the issued shares of that class. Every holder of shares of the class present in person or by proxy shall be entitled to one vote for every such share held by him.

Transfer of Shares

Subject to the Articles of Association, our shareholders may transfer all or any of his or her FST Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Stock Exchange or any other form approved by the board of directors. The board may, in its absolute discretion, and without giving any reason therefor, decline to register any transfer of FST Ordinary Share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. The board may also decline to register any transfer of any share unless a fee (not exceeding the maximum sum as the Stock Exchange may determine to be payable) determined by the board is paid to FST, the instrument of transfer is properly stamped (if required), it is in respect of only one class of share, the number of joint holders to whom the share is to be transferred does not exceed four (in the case of a transfer to joint holders) and is lodged with FST accompanied by the relevant share certificate(s) and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer.

Subject to the restrictions set out below, any of FST shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form prescribed by the designated stock exchange or approved by FST board of directors.

FST board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register any transfer of any share which is not fully paid up or on which the FST has a lien. FST board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with FST, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as FST board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the designated stock exchange may determine to be payable, or such lesser sum as FST board of directors may from time to time require is paid to FST in respect thereof.

The registration of transfers may, after compliance with any notice required of the designated stock exchange, be suspended and the register of members closed at such times and for such periods as FST board of directors may in their absolute discretion from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If FST directors refuse to register a transfer, they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Calls on Shares and Forfeiture of Shares

FST’s board of directors may from time to time make calls upon shareholders for any amounts due and payable but unpaid on FST Ordinary Shares. Any FST Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, FST may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or FST. The redemption of such shares will be effected in such manner and upon such other terms as FST’s directors determine before the issue of the shares, by the FST board. FST may also purchase its own shares (including any redeemable shares) on such terms and in such manner and terms have been approved by the FST board, or are otherwise authorized by the FST Listing Articles, and make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the applicable law, including out of capital.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst FST’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to FST for unpaid calls or otherwise. If FST’s assets available for distribution are insufficient to repay all of the paid up share capital, the assets will be distributed so that, as nearly as possible, the losses are borne by FST’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up. Any distribution of assets or capital to a holder of FST Ordinary Share will be the same in any liquidation event.

On the winding up of FST, if the assets available for distribution amongst FST shareholders are more than sufficient to repay the whole of the share capital at the commencement of winding up, the surplus will be distributed amongst FST shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to FST for unpaid calls or otherwise. If FST’s assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that as nearly as may be the losses are borne by FST shareholders in proportion to the par value of the shares held by them.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles of Association permit indemnification of officers and directors from and against all actions, proceedings, costs, charges, losses, damages and liabilities which they or any of them, their or any of their personal representatives, incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in or about the conduct of FST’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning FST or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Anti-Takeover Provisions

Certain provisions in the Amended and Restated Memorandum and Articles of Association may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for FST Ordinary Shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Ordinary Shares

The authorized but unissued FST Ordinary Shares will be available for future issuance by the board of directors on such terms as our board of directors may determine, subject to the provisions of the Cayman Companies Act, the Articles of Association and the rules of the Stock Exchange, where applicable, and without prejudice to any rights attached to any existing shares. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued FST Ordinary Shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.

Warrants

Upon the consummation of the Business Combination, each SPAC Warrant outstanding immediately prior to the consummation of the Business Combination will cease to be a warrant with respect to SPAC Class A Ordinary Shares and be assumed by FST and converted into an FST Warrant entitling the holder thereof to purchase one FST Ordinary Share at a price of $11.50 per share upon exercise. Each FST Warrant will otherwise continue to have, and be subject to, substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the consummation of the Business Combination.

Board of Directors

Our board of directors shall consist of such number of directors as the shareholders may from time to time determine and there should be a minimum of five (5) directors unless otherwise determined by the shareholders in general meeting. Upon the consummation of the Business Combination, our board of directors will consist of seven directors. Pursuant to the Investor Rights Agreement, the form of which is attached to this Prospectus, one of our directors should be nominated by the Sponsor, and at least four of our directors shall be independent director. Further, as long as the Sponsor Parties beneficially own any FST Ordinary Shares, FST shall take all necessary action to call the individuals nominated by the Sponsor to be elected at the applicable meetings of shareholder of FST.

Arrangements for Election of Directors

In connection with the Business Combination, three of the non-independent directors will be nominated by FST’s major shareholders: Japan Brand Business LLC, Far East Machinery Co. Ltd., and FST Chairman and major shareholder, David Chuang. Two of the independent directors will be nominated by FST Chairman and major shareholder David Chuang. One independent director will be nominated by FST’s major shareholder Far East Machinery Co. Ltd., and one by the New SPAC Sponsor.

Appointment of Directors

Our directors shall, be elected by the shareholders by way of any special resolution to either fill a casual vacancy or as an addition to the existing directors. The board of directors shall have power at any time to appoint any person as a director, either to fill casual vacancy or as an addition to the existing directors.

Any director may in writing appoint another person to be such director’s alternate, with the alternate having the authority to act in the director’s place at any meeting at which the appointing director is unable to be present. A director may, but is not required to, appoint another director to be an alternate.

Removal of Directors

A director may be removed from office by special resolution of FST before the expiration of his period of office. A director will also cease to be a director if he or she (i) dies, becomes bankrupt or makes any arrangement or composition with such director’s creditors generally; (ii) is found to be or becomes of unsound mind; (iii) resigns the office of director by notice in writing to the company; (iv) is removed from office pursuant to the Articles of Association; or (v) is prohibited, by any applicable law or the rules of the Stock Exchange, from being a director.

Directors’ Fiduciary Duties

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        duty not to improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of members;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors and officers also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Meetings of Shareholders

As a Cayman Islands exempted company, FST is not obliged by law to call annual general meetings. According to the Articles of Association, FST may hold an annual general meeting of the Company every year.

Capitalization of Profits and Reserves

Subject to applicable law, the directors may resolve to capitalize all or any part of any amount standing to the credit of any reserve accounts or funds (including a share premium account and capital redemption reserve and the profit and loss account) for distribution among the shareholders or any class of shareholders who would be entitled thereto if it were distributed by way of dividend and in the proportion to the nominal amount of shares held by such shareholders respectively, on the footing that the same is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in paying up in full unissued shares or debentures of a nominal amount equal to that sum, to be allotted and distributed credited as fully paid up among such shareholders in those proportions, or partly in one way and partly in the other, provided that, for the purposes above, a share premium account and any capital redemption reserve and profits which are not available for distribution, may be applied only in paying up unissued shares of the Company to be allotted to such shareholders credited as fully paid.

Amendments to Amended and Restated Memorandum and Articles of Association of FST

The Articles of Association may be altered or amended by the Company by special resolution. The Articles of Association state that a special resolution shall be required to alter the provisions of the Memorandum of Association, to amend the Articles of Association or to change the name of the Company.

Mergers and Consolidations

FST may by a special resolution merge or consolidate with one or more constituent companies (as defined in the Cayman Companies Act), upon such terms as our directors may determine subject to the Cayman Companies Act.

Transfer Agent and Registrar

Following the completion of the Business Combination, Continental Stock Transfer & Trust Company will act as the transfer agent and registrar for FST Ordinary Shares.

Stock Exchange Listing

FST will apply for listing, to be effective at the time of the closing of the Business Combination, of its FST Ordinary Shares on the Nasdaq under the symbol “KBSX.” FST will not have units issued or traded following consummation of the Business Combination.

Enforceability of Civil Liability under Cayman Islands Law

FST has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether courts of the Cayman Islands would (i) recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which judgment has been given, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained in a manner, and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Money Laundering

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection Regime — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SHARES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, we have 46,766,003 Ordinary Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than the Company’s affiliates without restriction or further registration under the Securities Act, except the Lock-Up Securities.

Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of Ordinary Shares.

Lock-up Agreements

See “Certain Relationships and Related Person Transactions — Lock-Up Agreement.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of the Company or who are affiliates of the Company by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of the Company restricted shares by an officer or director who is an affiliate of the Company solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of the Company other than by virtue of his or her status as an officer or director of the Company.

We are not claiming the potential exemption offered by Regulation S in connection with the issuance of shares issuable upon the exercise of the Warrants, all of which are being registered pursuant to the registration statement, of which this prospectus is a part.

Rule 144

Other than the Ordinary Shares issued and registered in connection with the Business Combination and registered hereby, the other Ordinary Shares currently issued and outstanding are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

Pursuant to Rule 144, a person who has beneficially owned restricted Ordinary Shares or Warrants of our Company for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who are our affiliates and have beneficially owned restricted securities or warrants of our company for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then issued and outstanding ordinary shares of the same class; or

•        the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•        at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act, any of our employees, directors, officers, consultants or advisors, other than our affiliates, who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement in compliance with Rule 701 before the effective date of a registration statement under the Securities Act is entitled to rely on Rule 701 to resell such shares in reliance on Rule 144. An affiliate of ours can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the Company can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about us.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements related to the Business Combination

Investor Rights Agreement

At the Closing, we, Chenghe and other parties listed thereto entered into the Investor Rights Agreement, dated as of January 15, 2025. Pursuant to the Investor Rights Agreement, we agreed to undertake certain resale shelf registration obligations in accordance with the Securities Act and certain holders have been granted customary demand and piggyback registration rights. We further agreed to pay certain fees and expenses relating to registrations under the Investor Rights Agreement.

Lock-Up Agreement

At the Closing, we and other parties listed thereto entered into the Lock-Up Agreement, dated as of January 15, 2025, pursuant to which, the parties listed thereto agreed to not to transfer any Lock-Up Shares (as defined in the Lock-Up Agreement) for a period of six (6) months after the Closing Date, with certain exceptions and carveouts.

Assignment, Assumption and Amendment to Warrant Agreement

On January 15, 2025, FST, Chenghe and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), entered into the Assignment, Assumption and Amendment to Warrant Agreement (the “Warrant Amendment”) which amended that certain Warrant Agreement, dated as of January 24, 2022, relating to the Chenghe warrants (the “Warrant Agreement”). Pursuant to the Warrant Amendment, (i) FST has assumed the obligations of Chenghe under the Warrant Agreement, such that, among other things, FST has been added as a party thereto and (ii) references to Chenghe Class A ordinary shares in the Warrant Agreement means the Ordinary Shares.

Certain Relationships and Related Party Transactions

Far East Machinery Co., Ltd.

FST leases the land and buildings from Far East Machinery Co., Ltd. (“Far East”) for manufacturing use. FST entered into a one-year lease agreement with Far East on December 29, 2020, which provides that FST shall pay Far East during 2021 on a monthly basis NT$550,000 ($17,962.12) in rent (tax excluded). FST and Far East renewed and extended the lease for another year on December 30, 2021, which provides that FST shall pay Far East on a monthly basis NT$1,610,000 ($52,580.01) in rent (tax excluded). FST and Far East renewed and extended the lease for another year on December 21, 2022, which provides that the Company shall pay Far East on a monthly basis NT$2,000,000 ($65,316.79) in rent (tax excluded). The Company and Far East have renewed and extended the lease for another year on December 20, 2023. Since January 1, 2021 and until the term of the latest lease, the aggregate amount of all periodic payments or installments due and payable under the lease with Far East is NT$73,920,000 ($2,414,108.43) (tax excluded). Far East is a principal shareholder of FST and its subsidiaries.

In addition, Far East has paid utility bills on behalf of the Company. The yearly utility payments advanced by Far East on the Company’s behalf, and the corresponding amounts of accounts payable of the Company to Far East for such payments, are in the following amounts respectively: For 2021, advance of NT$14,032,931 ($458,292.98), and year-end account payable of NT$3,650,297 ($119,212.83); for 2022, advance of NT$18,647,136 ($608,985.50), and year-end account payable of NT$7,456,912 ($243,530.76); for 2023, advance of NT$23,856,638 ($779,119.46), and year-end account payable of NT$8,073,402 ($263,664.34); and for 2024 up to September 30, 2024, advance of NT$17,942,933 ($585,987.36), with the account payable as of September 30, 2024 standing at NT$4,778,407 ($156,055.09).

Chiayi Sports Equipment Co., Ltd.

FST leased the land and buildings from Chiayi Sports Equipment Co., Ltd. (“Chiayi”) for manufacturing use. FST entered into a lease agreement with Chiayi on November 1, 2018, which provides that FST shall during 2021 pay Chiayi on a monthly basis NT$450,000 ($14,696.28) in rent (tax excluded). FST and Chiayi renewed and extended the lease on November 1, 2021, which provides that FST shall pay Chiayi on a monthly basis NT$450,000 ($14,696.28) in rent (tax excluded). FST and Chiayi entered into agreement in July of 2023 for FST to purchase from Chiayi the subject land and buildings for a consideration of NT$296,000,000 ($9,666,884), including tax of NT 415,000 ($14,728.94).

Therefore, the ongoing lease was terminated on September 20, 2023. Since January 1, 2021, the aggregate amount of all periodic payments or installments due and payable under the lease with Chiayi is NT$14,685,000 ($479,588.50) (tax excluded). David Chuang is immediate family member of Chairman of the board of Chiayi.

In addition, Chiayi has paid utility bills on behalf of the Company. The yearly utility payments advanced by Chiayi on the Company’s behalf, and the corresponding amounts of accounts payable of the Company to Chiayi for such payments, are in the following amounts respectively: For 2021, advance of NT$697,840 ($22,790.33) and year-end account payable of NT$55,526 ($1,813.39); for 2022, advance of NT$677,758 ($22,134.49), and year-end account payable of NT$48,532 ($1,584.98); for 2023, advance of NT$753,850 ($24,619.53), and year-end account payable of NT$50,315 ($1,643.21); and for 2024 up to September 30, 2024, advance of NT$71,353 ($2,330.27), with the account payable as of September 30, 2024 standing at NT$6,104 ($199.35).

Company Shareholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC, FST, FST, certain shareholders of FST listed thereto and certain shareholders of FST listed thereto entered into FST Support Agreement, pursuant to which each signatory shareholders of FST and FST has agreed to, among other things, vote to the transactions contemplated under the Business Combination Agreement, and to not transfer any Subject Shares (as defined therein) until termination of the Company Support Agreement.

Factory Automation Technology Co., Ltd

FST owns 6.35%, and Far East owns 51.59%, of Factory Automation Technology Co., Ltd. (“Factory Automation”). FST provides software services to Factory Automation and purchases machinery from Factory Automation. In 2021, an aggregate amount of NT$7,408,200 ($241,939.91) was incurred by Factory Automation for software service fees payable to FST, and machinery in the aggregate amount of NT$23,978,960 ($783,114.30) was purchased by FST from Factory Automation. As of December 31, 2021, an amount of NT$2,592,872 ($84,679.03) was due and payable to FST from Factory Automation for software service fees charged, and an aggregate amount of NT$12,233,688 ($399,532.59) was paid as prepayment by FST to Factory Automation for purchase of machinery. In 2022, an aggregate amount of NT$6,826,860 ($222,954.28) was incurred by Factory Automation for software service fees payable to FST. As of December 31, 2022, an aggregate amount of NT$2,389,400 ($78,033.96) was due and payable to FST from Factory Automation for software service fees charged. In 2023, an aggregate amount of NT$6,826,860 ($222,954.28) was incurred by Factory Automation for software service fees payable to FST, and machinery in the aggregate amount of NT$5,100,000 ($166,557.81) was purchased by FST from Factory Automation. As of December 31, 2023, an amount of NT$432,735 ($14,132.43) was due and payable to FST from Factory Automation for software service fees charged.

From January to September of 2024, an aggregate amount of NT$5,653,188 ($184,624.04) was incurred by Factory Automation for software service fees payable to FST. As of September 30, 2024, an amount of NT$2,012,322 ($65,719.20) was due and payable to FST from Factory Automation for software service fees charged.

Furthermore, from January to September 2024, FST America purchased equipment from Factory Automation in the amount of NT$21,391,132 ($698,600) for onward sale to non-related parties. The balance of related payables of FST America as of September 30, 2024 is zero.

Peko, LLC

FST America leases warehouse space from Peko, LLC (“Peko”) for office use. FST America entered into the lease agreement with Peko on July 1, 2020, which provides that FST America shall pay Peko on a monthly basis NT$842,050 ($27,500) in rent (tax excluded). The lease is a one year lease with an initial term that expires on June 30, 2021. In 2021, an aggregate amount of NT$10,104,600 ($330,000) was paid by FST America to Peko as lease payments. As of December 31, 2021, the aggregate amount of all periodic payments or installments due and payable under the lease with Peko is NT$842,050 ($27,500.00) (tax excluded). In 2022, an aggregate amount of NT$10,104,600 ($330,000) was paid by FST America to Peko as lease payments. As of December 31, 2022, there was no outstanding amount of periodic payments or installments due and payable under the lease with Peko. From January 1 to June 30, 2023, an aggregate amount of NT$5,052,300 ($165,000) was paid by FST America to Peko as lease payments. FST America and Peko restructured their lease agreement on June 29, 2023, entering into a new lease agreement which provides that FST America shall pay Peko on a monthly basis NT$995,150 ($32,500) in rent (tax excluded) commencing July 1, 2023. The lease is a two year lease with an initial term that expires on June 30, 2025. As of December 31, 2023, the aggregate amount of all periodic payments or installments due and payable under the lease with Peko is NT$995,150 ($32,500.00) (tax excluded). As of September 30, 2024, the aggregate amount of all periodic payments or installments due and payable under the lease with Peko is NT$995,150 ($32,500.00) (tax excluded). David Chuang is the owner of Peko, LLC.

FST America and FST Japan

FST sells golf shafts to FST America and FST Japan. In 2021, an aggregate amount of NT$261,645,468 ($9,452,509.68) was paid by FST America and an aggregate amount of NT$3,832,454 ($138,455.71) was paid by FST Japan respectively to FST for shaft purchases. In 2022, an aggregate amount of NT$625,638,109 ($20,372,455.52) was paid by FST America and an aggregate amount of NT$23,240,637 ($756,777.5) was paid by FST Japan respectively to FST for shaft purchases. In 2023, an aggregate amount of NT$308,887,950 ($10,087,784.13) was paid by FST America and an aggregate amount of NT$32,906,480 ($1,074,672.76) was paid by FST Japan respectively to FST for shaft purchases. As of December 31, 2023, an aggregate amount of NT$226,299,311 ($7,390,571.88) was due and payable to FST from FST America and an aggregate amount of NT$44,561,470 ($1,455,306.01) was due and payable to FST from FST Japan for shaft purchases. From January to September of 2024, an aggregate amount of NT$243,841,597 ($7,963,474.76) was paid by FST America and an aggregate amount of NT$14,475,032 ($472,731.29) was paid by FST Japan respectively to FST for shaft purchases. As of September 30, 2024, an aggregate amount of NT$259,827,193 ($8,485,538.63) was due and payable to FST from FST America and an aggregate amount of NT$60,219,281 ($1,966,664.96) was due and payable to FST from FST Japan for shaft purchases.

FST America also sells golf shafts to FST. In January to September 2024, an aggregate amount of NT$6,846,167 ($223,584.81) was paid by FST to FST America for shaft purchases. As of September 30, 2024, an aggregate amount of NT$6,847,322 ($223,622.53) was due and payable to FST America from FST for shaft purchases.

BENEFICIAL OWNERSHIP OF FST SECURITIES AFTER

The following table sets forth information regarding the beneficial ownership of the Ordinary Shares as of the date hereof by:

•        each person known by us to be the beneficial owner of more than 5% of outstanding Ordinary Shares

•        each of the Company’s executive officers and directors; and

•        all of the Company’s directors and executive officers as a group

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

As of the date hereof, there are 44,766,003 Ordinary Shares issued and outstanding. This amount does not include the 14,399,485 Ordinary Shares conditioned upon exercise of the FST Warrants.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned	Percentage of Issued and Outstanding Ordinary Shares
Directors and Executive Officers of FST:
David Chuang	3,075,055	6.87%
Shintaro Tanahara(2)	6,293,415	14.0%
Warren Cheng-Teng, Huang	72,441	0.16%
Nick Ping-Chin, Chen	—	—
Alan Yu-Cheng, Li	—	—
Huoy-Ming Yeh	—	—
Marie Wen-Chi, Chao	34,410	0.07%
Carie Hui-Ting, Hsu	14,488	0.03%
Kerry Lin Liu	—	—
Richard Qi Li(3)	2,650,000	5.91%
All officers and directors as a group (10 individuals)(4)	12,139,809	27.11%

Greater than 5% Holders:
Far East Machinery Co., Ltd.	11,296,839	25.23%
Japan Brand Business Investment LLC(2)	6,267,863	14.0%
Chenghe Investment I Limited(3)	2,650,000	5.91%

____________

(1)      Unless otherwise noted, the business address of each of the following is No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(2)      Shintaro Tanahara is the record holder of 25,552 FST Ordinary Shares and Japan Brand Business Investment LLC is the record holder of 6,267,863 FST Ordinary Shares. Shintaro Tanahara is the manager of Japan Brand Business Investment LLC but does not hold any voting securities of Japan Brand Business Investment LLC. In aggregate, Shintaro Tanahara has voting and investment discretion with respect of 6,293,415 FST Ordinary Shares.

(3)      Represents securities held by Chenghe Investment I Limited, the New SPAC Sponsor, of which Chenghe Group Limited, a British Virgin Islands incorporated company, is the sole member and the manager of the New SPAC Sponsor and Mr. Richard Qi Li holds 100% of the voting securities of Chenghe Group Limited. Accordingly, all securities held by the New SPAC Sponsor may ultimately be deemed to be beneficially held by Mr. Richard Qi Li. Mr. Richard Qi Li disclaims beneficial ownership over any securities owned by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)      All officers and directors as a group (10 individuals) holds 3,221,946 FST Ordinary Shares directly and 8,917,963 indirectly, in aggregate 12,139,809 FST Ordinary Shares.

SELLING SECURITYHOLDERS

This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to 35,184,834 Ordinary Shares. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of the persons named in the table below.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section entitled “Summary of Prospectus — Lock-up Restrictions.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The securities owned by the persons named below do not have voting rights different from the securities owned by other holders.

Name	Shares Beneficially Owned	Shares Being Sold	After Sale of Shares in Offering
			Shares Beneficially Owned	Percent of Outstanding(1)
AGUAYMANTO INVESTMENTS LLC	17,014	17,014		%
FRANCISCO ELIZONDO ARGUELLES	5,830	5,830		%
ASE 12, INC.	11,661	11,661		%
ROBERT DA SILVA ASHLEY	3,887	3,887		%
BL SPAC INVESTORS LLC	44,709	44,709		%
JEAN-FRANCOIS PIERRE GUILLAUME BRUNET	7,774	7,774		%
DAVID BUCKNER	1,943	1,943		%
MICHAEL BUCKNER	1,943	1,943		%
WEN CHI CHAO	34,410	34,410		%
CHENGEHE INVESTMENT I LIMITED	2,550,000	2,550,000		%
CHIAYI SPORTS EQUIPMENT CO., LTD.	2,684,274	2,684,274		%
DAVID CHUANG	3,075,055	3,075,055		%
IVY CHUANG	481,302	481,302		%
GERARD HENRI CREMOUX	9,855	9,855		%

Name	Shares Beneficially Owned	Shares Being Sold	After Sale of Shares in Offering
			Shares Beneficially Owned	Percent of Outstanding(1)
CYNABAR II LP	77,740	77,740		%
DESARROLLADORA HK, S.A. DE C.V.	15,548	15,548		%
DIBAR INVESTMENTS LLC	155,480	155,480		%
DIRECTED TRUST COMPANY CUST|FBO GUILLERMO A CORTINA IRA	5,830	5,830		%
DOUBLE SPIRAL LLC	7,774	7,774		%
EARLYBIRDCAPITAL, INC.	29,167	29,167		%
FAR EAST MACHINERY CO., LTD.	11,296,839	11,296,839		%
FIDI VS LLC	7,774	7,774		%
GUILLERMO MANUEL ZAMBRANO VILLAREAL	15,548	15,548		%
MARCELLO HALLAKE	780	780		%
DEREK WILLIAM VANDER HEIDE	1,943	1,943		%
KAZUO HAMADA	425,890	425,890		%
HESED GLOBAL VENTURES LTD	1,986,809	1,986,809		%
HUI TING HSU	14,488	14,488		%
AN BANG HUANG	572,615	572,615		%
CHENG TENG HUANG	72,441	72,441		%
IRESON INVESTMENTS LLC	17,000	17,000		%
JAPAN BRAND BUSINESS INVESTMENT LLC	6,267,863	6,267,863		%
JERI LTD	2,721	2,721		%
TAKEKI KANAZAWA	425,890	425,890		%
MANUEL EDUARDO ZAMBRANO KANE	15,548	15,548		%
OSCAR FEDERICO ROSSBACH KUSTER	1,941	1,941		%
LABONGE INVESTMENTS CORP	31,096	31,096		%
MAW SHENG LEE	601,334	601,334		%
MICHAEL J. MCGUINNESS	17,807	17,807		%
MURRITEX HOLDINGS, LLC	17,014	17,014		%
RYUJI NEMOTO	425,890	425,890		%
NICSA ENTRETENIMIENTO SAPI DE CV	9,598	9,598		%
YUJI NISHIMURA	425,890	425.890		%
NOBLEHOUSE INVESTMENTS LLC	16,468	16,468		%
OATMILK LATTE LMTD	3,887	3,887		%
PACIFIC PREMIER TRUST: CUST|FBO MURRAY H. CASE IRA	11,661	11,661		%
MARKUS ANTON KRITZLER RING	38,870	37,870		%
KARL CHRISTIAN MAGNUS SCHWEYER	11,658	11,658		%
SOCIEDAD MEXICANA DESARROLLADORA|DE PROYECTOS SA DE CV	17,492	17,492		%
SOUTH PACIFIC INVESTMENT HOLDINGS, LLC	38,870	38,870		%
SOUTHLIGHT CAPITAL LLC	18,395	18,395		%
TAIWAN PIONEERING INNOVATIVE|TECHNOLOGY CORPORATION	1,504,553	1.504,553		%
SHOJI TAKEMOTO	425,890	425,890		%
TADASHI TAKEMOTO	425,890	425,890		%
SHINTARO TANAHARA	25,552	25,552		%
TCO INVESTMENTS LLC	7,774	7,774		%
JIN REI TSAI	761,959	761,959

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 14,399,985 Ordinary Shares, upon the exercise of 14,399,985 Warrants.

We are also registering the offer and resale, from time to time, by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of up to 35,184,834 Ordinary Shares.

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares or Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, Ordinary Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

FST is represented by Ross Law Group, PLLC with respect to certain legal matters as to United States federal securities law. The validity of Ordinary Shares and Warrants have been passed on by Ogier.

EXPERTS

The ﬁnancial statements of FST as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, included in this Prospectus have been audited by Enrome LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this Prospectus, and are included in reliance on said report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of FST for the period from November 24, 2023 (inception) to December 31, 2023, included in this Prospectus have been audited by Enrome LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this Prospectus, and are included in reliance on said report given upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability; an effective judicial system; a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•        the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments based on the civil liability provisions of the federal securities laws of the United States or any state in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on the civil liability provisions of the U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Ogier (Caymans) has informed us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INDEX TO FINANCIAL STATEMENTS

FST CORP.

FST Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Femco Steel Technology Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Femco Steel Technology Co., Ltd. (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2023 and 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2023 and 2022, and the results of its operations and its cash flows for year ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Group’s auditor since 2023.

Singapore,
April 01, 2024

FEMCO STEEL TECHNOLOGY CO., LTD.
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	8,904,618	20,740,375
Restricted cash	401,110	81,537
Accounts and notes receivable, net	4,731,658	6,305,363
Inventories, net	15,205,624	8,651,815
Amounts due from related parties	14,132	107,647
Prepaid expenses and other current assets	1,784,363	815,621
Total current assets	31,041,505	36,702,358

Non-current assets
Property, plant and equipment, net	18,195,534	7,213,472
Intangible assets, net	5,331,343	5,642,742
Long-term investment	195,555	667,527
Right-of-use assets	6,938,482	7,657,718
Deferred tax assets	1,012,780	883,750
Prepayment and other non-current assets	593,473	1,215,966
Total non-current assets	32,267,167	23,281,175
Total assets	63,308,672	59,983,533

LIABILITIES
Current liabilities
Short-term bank loans	14,236,270	7,452,599
Accounts payable	1,216,287	1,682,828
Lease liabilities	2,172,368	2,172,891
Amounts due to related parties	275,467	244,238
Income taxes payable	301,595	2,890,525
Accrued expenses and other current liabilities	3,161,258	5,354,140
Total current liabilities	21,363,245	19,797,221

Non-current liabilities
Long-term bank loan	8,597,848	1,363,760
Lease liabilities	5,255,281	5,820,362
Deferred tax liability	663,411	580,692
Defined benefit plan liability, net	4,822	—
Total non-current liabilities	14,521,362	7,764,814
Total liabilities	35,884,607	27,562,035

COMMITMENTS AND CONTINGENCIES (Note 16)

SHAREHOLDERS’ EQUITY
Ordinary share, $0.33 par value, 100,000,000 shares authorized, 54,554,395 and 41,964,919 shares issued and outstanding, respectively, as of December 31, 2023 and 2022	17,951,198	13,994,732
Additional paid in capital	4,443,095	4,443,095
Statutory reserves	3,153,779	3,112,915
Retained earnings	3,088,166	12,056,304
Accumulated other comprehensive loss	(1,212,173)	(1,185,548)
Total shareholders’ equity	27,424,065	32,421,498
Total liabilities and shareholders’ equity	63,308,672	59,983,533

The accompanying notes are an integral part of these consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the Years Ended December 31,
	2023	2022
Revenue	28,730,549	49,779,465
Cost of sales	15,287,532	23,207,116
Gross profit	13,443,017	26,572,349

COSTS AND OPERATING EXPENSES:
Selling expenses	9,194,267	8,548,084
General and administrative expenses	5,279,397	6,214,238
Research and development expenses	1,529,690	1,507,927
Total costs and operating expenses	16,003,354	16,270,249

(LOSS) PROFIT FROM OPERATIONS	(2,560,337)	10,302,100

OTHER INCOME (EXPENSE)
Interest expense, net	(14,703)	(52,695)
Foreign exchange gain	44,362	1,622,167
Government subsidy income	—	4,315
Other income	637,830	594,549
Impairment loss on long-term investment	(466,262)	—
Total other income, net	201,227	2,168,336

(LOSS) PROFIT BEFORE INCOME TAX EXPENSES	(2,359,110)	12,470,436
INCOME TAX (BENEFITS) EXPENSES	(123,151)	3,094,759
NET (LOSS) INCOME	(2,235,959)	9,375,677

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(26,625)	(1,653,615)
TOTAL COMPREHENSIVE (LOSS) INCOME	(2,262,584)	7,722,062

Weighted average number of shares outstanding, basic and diluted	46,207,400	41,964,919
Earnings per share, basic and diluted	(0.05)	0.22

The accompanying notes are an integral part of these consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares		Additional paid-in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	Shares*	Amount
Balance as of December 31, 2021	41,964,919	$13,994,732	$4,443,095	$2,392,989	$3,685,457	$468,067	$24,984,340
Appropriation to statutory reserves	—	—	—	719,926	(719,926)	—	—
Net income	—	—	—	—	9,375,677	—	9,375,677
Cash dividend distribution	—	—	—	—	(281,679)	—	(281,679)
Remeasurement of defined benefit obligations	—	—	—	—	(3,225)	—	(3,225)
Foreign currency translation adjustment	—	—	—	—	—	(1,653,615)	(1,653,615)
Balance as of December 31, 2022	41,964,919	$13,994,732	$4,443,095	$3,112,915	$12,056,304	$(1,185,548)	$32,421,498

Stock dividend distribution	12,589,476	3,956,466	—	—	(3,956,466)	—	—
Appropriation to statutory reserves	—	—	—	40,864	(40,864)	—	—
Net loss	—	—	—	—	(2,235,959)	—	(2,235,959)
Cash dividend distribution	—	—	—	—	(2,715,297)	—	(2,715,297)
Remeasurement of defined benefit obligations	—	—	—	—	(19,552)	—	(19,552)
Foreign currency translation adjustment	—	—	—	—	—	(26,625)	(26,625)
Balance as of December 31, 2023	54,554,395	$17,951,198	$4,443,095	$3,153,779	$3,088,166	$(1,212,173)	$27,424,065

The accompanying notes are an integral part of these consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars)

	For the Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,235,959)	$9,375,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,815,588	1,543,887
Amortization of right-of-use asset	2,279,490	2,000,450
Change in deferred tax assets, net	(46,311)	(223,019)
Inventory write-downs	192,766	213,319
Investment loss on long-term investment	466,262	—
Allowance for doubtful accounts	1,652	363,248
Reversal of allowance for doubtful accounts	(154,929)	—
Gain from the disposal of property, plant and equipment	—	(21,746)
Remeasurement of defined benefit obligations	(19,552)	(3,225)
Changes in operating assets and liabilities:
Accounts and notes receivable, net	1,726,982	(1,510,926)
Due from/to related parties	124,744	143,913
Operating lease liabilities	(565,604)	(134,791)
Inventories	(6,746,575)	(2,134,299)
Prepaid expenses and other current assets	(968,742)	(104,473)
Accounts payable	(466,541)	412,302
Income taxes payable	(2,588,930)	2,551,941
Right-of-use asset	(1,560,254)	(1,576,797)
Accrued expenses and other current liabilities	(2,192,882)	2,090,239
Prepayment and other non-current assets	(266,629)	(227,919)
Other non-current liabilities	—	(36,634)
Net cash (used in) provided by operating activities	(11,205,424)	12,721,148

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(11,585,245)	(2,452,429)
Proceeds from property, plant and equipment	—	27,568
Purchase of intangible assets	(7,062)	(33,692)
Net cash used in investing activities	(11,592,307)	(2,458,553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings	38,752,418	31,983,022
Repayments of bank borrowings	(24,734,659)	(29,404,105)
Dividend distribution	(2,715,297)	(281,679)
Net cash provided by financing activities	11,302,462	2,297,238

Effect of foreign exchange rate on cash, cash equivalents and restricted cash	(20,915)	(2,342,197)
Net (decrease)/increase in cash and cash equivalents	(11,516,184)	10,217,635
Cash, cash equivalents and restricted cash at the beginning of year	20,821,912	10,604,277
Cash, cash equivalents and restricted cash at the end of year	$9,305,728	$20,821,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest expenses paid	$282,484	$155,402
Income taxes paid	$2,564,373	$790,301

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTION:
Right of use assets obtained in exchange for operating lease obligations	$1,822,488	$1,770,264

The accompanying notes are an integral part of these consolidated financial statements.

The following table s provides a reconciliation of cash and restricted cash reported within the consolidated statement of financial position that sum to the total of the same amounts shown in the cash flows:

	As of December 31,
	2023	2022
Cash and cash equivalents, beginning of the period	$20,740,375	$10,350,146
Restricted cash, beginning of the period	81,537	254,131
Total cash, cash equivalents and restricted cash, beginning of the period	$20,821,912	$10,604,277
	As of December 31,
	2023	2022
Cash and cash equivalents, end of the period	$8,904,618	$20,740,375
Restricted cash, end of the period	401,110	81,537
Total cash, cash equivalents and restricted cash, end of the period	$9,305,728	$20,821,912

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES

Femco Steel Technology Co., Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in developing, producing and selling of golf club shafts and other sports equipment.

The Company was incorporated under the law of Taiwan with limited liability on May 18, 1976.

FST America, Inc., wholly owned by the Company, was incorporated on September 9, 2015 in Colorado, US. It is engaged in sports equipment business.

FST Japan LLC, wholly owned by FST America, Inc., was incorporated on September 16, 2020 in Japan. It is engaged in sports equipment business.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company balances and transactions are eliminated upon consolidation.

(b)    Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, the allowance for receivable, the recoverability of long-lived assets and accounting for deferred income taxes and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(c)     Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(d)    Restricted cash

Restricted cash consist of loan guarantee and bank deposits with designated use, which cannot be withdrawn without certain approval or notice.

The restricted cash was $401,110 and $81,537 as of December 31, 2023 and 2022, which was loan guarantees.

(e)     Accounts receivable

Accounts receivable is stated at the original amount less an allowance for doubtful receivable.

Accounts receivable is recognized in the period when the Group has provided services to its customers and when its right to consideration is unconditional. On January 1, 2018, the Group adopted ASU 2016-13, “Financial Instruments — Credit Losses (Accounting Standards Codification (“ASC”) Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”). ASC 326 introduces an approach based on expected losses to estimate the allowance for doubtful accounts, which replaces the previous incurred loss impairment model. The

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Group’s estimation of allowance for credit losses considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible.

The Group evaluates its accounts receivable for expected credit losses on a regular basis. The Group maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Group considers factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. The Group adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Group also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

The Group recognized allowance for doubtful accounts of $1,652 and $363,248, respectively, for the years ended December 31,2023 and 2022.

(f)     Prepayment and other assets

Prepayment and other assets represent amounts that the Group has paid in advance of receiving benefits or services. Prepayment and other assets include amounts for prepayments to suppliers, prepaid expenses and prepayment for equipment and are recognized as an expense over the general contractual period.

(g)    Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder or a related corporation.

(h)    Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials is determined on the basis of standard costing. The cost of finished goods is determined on the basis of standard costing and comprises direct materials, direct labor cost and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less selling expenses and any further costs of completion. Adjustments to reduce the cost of inventory to net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances. Write-downs are recorded in the consolidated and combined statements of operations and comprehensive income.

(i)     Property, plant and equipment, net

Property, plant and equipment, net is stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Property and buildings	3 – 40 years
Machinery	1 – 15 years
Operating equipment	3 – 7 years
Office and other equipment	2 – 25 years
Leasehold improvements	1 – 20 years

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of operations and comprehensive income.

Construction in progress represents property, plant and equipment under construction and pending installation and is stated at cost less accumulated impairment losses, if any. Completed assets are transferred to their respective asset classes and depreciation begins when an asset is ready for its intended use. Interest expense on outstanding debt is capitalized during the period of significant capital asset construction. Capitalized interest expense on construction in progress is included within property, plant and equipment and is amortized over the life of the related assets.

(j)     Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. Intangible assets are amortized using the straight-line approach over the estimated economic useful lives of the assets as follows:

Category	Estimated useful lives
Trade mark	25 years
Software	2 – 10 years

(k)    Long-term investment

The Group carries equity investment without readily determinable fair values at cost and recognizes income as any dividends declared from distribution of investee’s earnings.

The Group reviews the equity investment without readily determinable fair values for impairment whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable. An impairment loss is recognized in earnings equal to the difference between the investment’s carrying amount and its fair value at the balance sheet date of the reporting period for which the assessment is made. All equity investments, except those accounted for under the equity method of accounting or those resulting in the consolidation of the investee, be accounted for at fair value with all fair value changes recognized in income. For equity investments that do not have readily determinable fair values the Group measures the equity investment at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the Group in accordance with ASC topic 321, Investments — Equity Securities.

(l)     Operating leases

The Group early adopted the ASC 842 as of January 1, 2020 using the cumulative effect adjustment approach.

The adoption of Topic 842 resulted in the presentation of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. The Group has elected the package of practical expedients, which allows the Group not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease; (2) lease classification for any expired or existing leases as of the adoption date; and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Group elected the short-term lease exemption for all contracts with lease terms of 12 months or less. The Group recognizes lease expense for short-term leases on a straight-line basis over the lease term.

Right-of-use assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments. As the interest rate implicit in the Group’s leases is not readily determinable, the Group utilizes its incremental borrowing rate, determined by class of underlying asset, to discount the lease payments. The operating lease right-of-use assets also include lease payments made before commencement and exclude lease incentives. Some

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the Group’s lease agreements contained renewal options; however, the Group did not recognize right-of-use assets or lease liabilities for renewal periods unless it was determined that the Group was reasonably certain of renewing the lease at inception or when a triggering event occurred. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Group’s lease agreements did not contain any material residual value guarantees or material restrictive covenants.

The Group leases factories, warehouses, offices space, vehicles and machineries under non-cancellable operating leases. The Group considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities.

The Group determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease.

As of December 31, 2023 and 2022, the Group had no long-term leases that were classified as a financing lease, and the Group’s lease contracts only contain fixed lease payments and do not contain any residual value guarantee.

The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

(m)   Borrowings

Borrowings comprise long-term and short-term bank borrowings. Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized as interest expense in profit or loss over the period of the borrowings using the effective interest method.

(n)    Accounts and other payables

Accounts and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Accounts and other payables are initially recognized as fair value, and subsequently carried at amortized cost using the effective interest method.

(o)    Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

There was no impairment of long-lived assets recognized for the years ended December 31, 2023 and 2022.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)    Fair value measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. In situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects management’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by management based on the best information available in the circumstances.

Financial assets and liabilities of the Group primarily consist of cash and cash equivalents, restricted cash, accounts and notes receivable, amounts due from related parties, accounts payable, borrowings, amounts due to related parties, accrued expenses and other current liabilities. The carrying amounts of the Group’s financial instruments, including cash and cash equivalents, restricted cash, accounts and notes receivable, amounts due from related parties, prepaid expenses and other current assets, accounts payable, borrowings, amounts due to related parties, accrued expenses and other current liabilities, approximate their fair values because of their short-term nature.

(q)    Revenue recognition

The Group recognized its revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying the revenue recognition of ASC606 allows the Group to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Group applies five-step model to recognize revenue from customer contracts. The five-step model requires the Group to (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur; (iv) allocate the transaction price to the respective performance obligations in the contract; and (v) recognize revenue when (or as) the Group satisfies the performance obligation.

The Group derives its revenues principally from sales of golf club shafts and sales of sports accessories, food and beverage.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition policies for each type of revenue stream are as follows:

Sales of golf club shafts

The Group manufactures golf clubs and sells them to sports brand manufacturers and distributors. The revenue is recognized at a point in time when the Group satisfies the performance obligation by transferring promised product to a customer upon acceptance by customers. The Group recognizes the accounts receivable at the time of delivery of the goods.

Sales of sports accessories, food and beverage

The Group is engaged in wholesale of alcoholic beverages, sale of sporting accessories in the retail market and the provision of catering services. Revenue is recognized when the product is physically delivered to and accepted by the customer, and the consideration is paid immediately when the customer purchases the product.

The contract payment is not subject to any variable consideration, refund, cancellation or termination provision. No significant financing component, noncash payment identified in the arrangements with customers.

Revenue by categories

The following table disaggregates the Group’s revenue categories for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
Sales of golf club shafts	$27,825,905	$49,111,948
Sales of sports accessories, food and beverage	904,644	667,517
Total revenues	$28,730,549	$49,779,465

Revenue by divisions

The following table sets forth disaggregation of revenue by customer location.

	For the Years Ended December 31,
	2023	2022
Primary geographical markets
America	$16,707,660	$20,915,929
Vietnam	2,860,192	4,745,564
China mainland	2,644,342	4,559,686
Taiwan	1,865,032	3,701,751
Japan	1,746,123	2,394,098
Mexico	1,130,696	6,967,180
Europe	824,563	4,133,723
Others	951,941	2,361,534
Total	$28,730,549	$49,779,465

Contract balances

When the Group begins to deliver the products or services pursuant to the performance obligations in the contract, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable represent revenue recognized for the amounts invoiced when the Group has satisfied its performance obligation and has unconditional right to the payment.

The contract liabilities consist of deferred revenue, which represents the billings or cash received for services in advance of revenue recognition and is recognized as revenue when all the Group’s revenue recognition criteria are met. Contract assets and contract liabilities are reported in a net position on an individual contract basis at the end of each reporting period. The Group’s deferred revenue, which was included in accrued expenses and other current liabilities in the consolidated balance sheets, was $35,080 and $98,708 as of December 31, 2023 and 2022, respectively. Till the date of issuance of the consolidated financial statements, the Company recognized $6,705 revenue that was included in contractual liabilities as of December 31, 2023.

Other than accounts receivable and deferred revenue, which was included in accrued expenses and other current liabilities in the consolidated balance sheets, the Group had no other material contract assets or recorded on its consolidated balance sheets as of December 31, 2023 and 2022.

(r)     Cost of sales

Cost of sales mainly consists of costs of raw materials, consumables, direct labour, outsourced processing fee, overhead costs, depreciation of property, plant and equipment, and inventory write-downs.

(s)     Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management estimated that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize the deferred tax assets as December 31, 2023 and 2022. Thus, management decided to record all of the valuation allowance. There was no valuation allowance as of December 31, 2023 and 2022. While the Group consider the facts above, our projections of future income qualified tax-planning strategies may be changed due to the macroeconomic conditions and our business development. The deferred tax assets could be utilized in the future years if we make profits in the future, the valuation allowance shall be reversed.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2023 and 2022, respectively. The Company will recognize interest and penalties, if any, related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties will be included on the related tax liability line in the consolidated balance sheet.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(t)     Employee benefits

(a)     Short-term employee benefits

Short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in respect of service rendered by employees and should be recognized as expenses when the employees render service.

(b)    Pensions

i)       Defined contribution plans

For defined contribution plans, the contributions are recognized as pension expenses when they are due on an accrual basis. Prepaid contributions are recognized as an asset to the extent of a cash refund or a reduction in future payments.

ii)      Defined benefit plans

1.      Net obligation under a defined benefit plan is defined as the present value of an amount of pension benefits that employees will receive on retirement for their services with the Group in the current period or prior periods. The liability recognized in the statements of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the statements of financial position date less the fair value of plan assets. The net defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method.

2.      Remeasurements arising on defined benefit plans are recognized in other comprehensive income in the period in which they arise and are recorded as retained earnings.

3.      Past service costs are recognized immediately in profit or loss.

(u)    Government grants

Government subsidies are recognized as other income when received and all the conditions for their receipt have been met. The government subsidies were paid by cash and have no defined rules and regulations to govern the criteria necessary for the Group to enjoy the benefits.

Government grants related to property, plant and equipment are recognized as liabilities and are amortized to profit or loss over the estimated useful lives of the related assets using straight-line method. Government grants are recognized at their fair value only when there is reasonable assurance that the Group will comply with any conditions attached to the grants will be received. Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes expenses for the related costs for which the grants are intended to compensate.

(v)     Foreign currency transactions and translations

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive income.

The reporting currency of the Group is United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. The functional currency of FST is the Taiwan dollars (“TWD”). The Group’s subsidiaries in US and Japan conduct their businesses and maintain its books and record in the local currency, US$ and Japan Yen(“JPY”), as their functional currency, respectively.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In general, for consolidation purposes, assets and liabilities of FST and its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	For the Years Ended December 31,
	2023	2022
Period end USD: TWD exchange rate	30.6200	30.7300
Average USD: TWD exchange rate	31.1525	29.7963
Period end USD: JPY exchange rate	140.9200	131.8100
Average USD: JPY exchange rate	140.5001	131.4589

(w)    Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the consolidated financial statements expressed in TWD/JPY to USD is reported in other comprehensive (loss) income in the consolidated statements of operations and comprehensive income.

(x)    Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(y)     Segment reporting

The Group uses the management approach in determining its operating segments. The Group’s chief operating decision maker (“CODM”) identified as the Group’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Group. As a result of the assessment made by CODM, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting.

The Group’s long-lived assets are substantially located in the Taiwan and United States. The following table presents long-lived assets by geographic segment as of December 31, 2023 and 2022.

	December 31,
	2023	2022
Taiwan	$18,666,589	$7,777,177
US	10,634,130	11,008,691
Japan	1,164,640	1,728,064
Total	$30,465,359	$20,513,932

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(z)     Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(aa)  Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Recent accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial position, results of operations, cash flows or disclosures.

3.      ACCOUNTS AND NOTES RECEIVABLE, NET

Accounts receivable and notes receivable, net consisted of the following:

	As of December 31,
	2023	2022
Accounts receivable, gross	$4,955,083	$6,695,545
Notes receivable	22,463	10,615
Allowance for doubtful accounts	(245,888)	(400,797)
Accounts and notes receivable, net	$4,731,658	$6,305,363

The changes in the provision for doubtful accounts are as follows:

	For the Years Ended December 31,
	2023	2022
Balance at the beginning of the year	$400,797	$37,616
Additions	1,652	363,248
Reverse	(154,929)	—
Exchange rate difference	(1,632)	(67)
Balance at the end of the year	$245,888	$400,797

4.      INVENTORIES, NET

Inventories consisted of the following:

	As of December 31,
	2023	2022
Raw material	$1,349,217	$1,183,665
Work-in-process	224,913	289,376
Finished goods	14,531,636	7,883,576
Inventories	16,105,766	9,356,617
Inventory valuation allowance	(900,142)	(704,802)
Inventories, net	$15,205,624	$8,651,815

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

4.      INVENTORIES, NET (cont.)

The changes in inventory valuation allowance are as follows:

	For the Years Ended December 31,
	2023	2022
Balance at the beginning of the year	$704,802	$517,188
Additions	192,766	213,319
Exchange rate difference	2,574	(25,705)
Balance at the end of the year	$900,142	$704,802

5.      PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	As of December 31,
	2023	2022
Prepaid expense	$587,986	$521,790
Prepaid IPO expenses	599,228	—
Sales tax refundable	235,892	200,001
Prepaid income tax	95,993	4,091
Prepayments for inventory	81,307	15,568
Deposit	74,428	22,779
Others	109,529	51,392
Total	$1,784,363	$815,621

6.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2023	2022
Land(1)	$9,395,038	$—
Machinery	13,398,770	11,820,624
Office and other equipment	2,078,313	1,800,991
Property and buildings(1)	285,260	—
Leasehold improvements	2,841,027	2,521,183
Operating equipment	491,928	469,085
Plant, property and equipment, gross	28,490,336	16,611,883
Construction in progress	1,592,843	1,176,314
Less: accumulated depreciation	(11,692,833)	(10,380,611)
Less: Impairment of property, plant and equipment	(194,812)	(194,114)
Property, plant and equipment, net	$18,195,534	$7,213,472

____________

(1)      On July 11, 2023, the Group entered an agreement with Chiayi Sports Equipment Co., Ltd to acquire its land and buildings with the total area of 10,069 square meters, and the consideration of TWD 296,000,000 (approximately $9,666,884), including tax of $178,570. The land was freehold land with no depreciation recognized.

Depreciation expenses were $1,468,548 and $1,192,025 for the years ended December 31, 2023 and 2022, respectively.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

7.      INTANGIBLE ASSETS, NET

	As of December 31,
	2023	2022
Trade mark	$6,500,000	$6,500,000
Software	854,975	833,680
Intangible assets, gross	7,354,975	7,333,680
Less: accumulated amortization	(2,023,632)	(1,690,938)
Intangible assets, net	$5,331,343	$5,642,742

Amortization expenses were $347,040 and $351,862 for the years ended December 31, 2023 and 2022, respectively.

8.      PREPAYMENT AND OTHER NON-CURENT ASSETS

Prepayment and other non-current assets consisted of the following:

	As of December 31,
	2023	2022
Prepayment for equipment	$46,461	$616,745
Deposit	516,735	567,544
Others	30,277	31,677
Total	$593,473	$1,215,966

9.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2023	2022
Accrued expense	$2,260,997	$3,740,966
Payable for purchasing equipment	233,635	209,296
Accrued payroll and welfare	248,286	938,408
Contract liabilities	35,080	98,708
Others	383,260	366,762
Total	$3,161,258	$5,354,140

10.    LEASES

Operating lease right-of-use assets, net and operating lease liabilities consisted of the following:

	As of December 31,
	2023	2022
Operating lease right-of-use assets	11,372,614	11,545,676
Operating lease right-of-use assets – accumulated amortization	(4,434,132)	(3,887,958)
Operating lease right-of-use assets, net	6,938,482	7,657,718

Operating lease liabilities, current	2,172,368	2,172,891
Operating lease liabilities, non-current	5,255,281	5,820,362
Total operating lease liabilities	7,427,649	7,993,253

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

10.    LEASES (cont.)

A summary of lease cost recognized in the Group’s consolidated statements of operations and comprehensive income is as follows:

	For the Years Ended December 31,
	2023	2022
Operating leases cost excluding short-term rental expense	$2,529,180	$1,364,128
Short-term lease cost	98,935	869,563
Total	$2,628,115	$2,233,691

The Group’s lease agreements do not have a discount rate that is readily determinable. The incremental borrowing rate is determined at lease commencement or lease modification and represents the rate of interest the Group would have to pay to borrow on a collateralized basis over a similar term and an amount equal to the lease payments in a similar economic environment.

As of December 31, 2023, the weighted average remaining lease term was 7.77 years, and the weighted average discount rate was 2.98% for the Group’s operating leases.

The following table summarizes the maturity of lease liabilities under operating leases as of December 31, 2023:

Operating Leases
For the year ending December 31,
2024	$2,405,774
2025	1,466,363
2026	1,205,966
2027	514,931
2028 and thereafter	2,937,080
Total lease payments	8,530,114
Less: imputed interest	1,102,465
Total	7,427,649
Less: current portion	2,172,368
Non-current portion	$5,255,281

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

11.    BORROWINGS

As of December 31, 2023 and 2022, summary of the borrowings is as following:

				As of December 31, 2023		As of December 31, 2022
Bank and other financial institution	Annual Interest Rate	Maturity	Principal	Short-term	Long-term (Non-current portions)	Short-term	Long-term (Non-current portions)
Bank SinoPac(1)	1.93% and 2.34%	May 2023, June 2023 and November 2027	3,175,348			1,811,588	1,363,760
Hua Nan Bank	2.25%	June 2023	325,415			325,415	—
En Tie Bank	2.29%	February 2023	162,707			162,707	—
Taishin International Bank	2.25%	January 2023	325,415			325,415	—
E.SUN BANK	2.25%	June 2023	325,415			325,415	—
Chang Hwa Bank	2.18%	May 2023	325,415			325,415	—
Bank of Taiwan(2)	2.36%	March 2023	325,415			325,415	—
Jihsun Bank	2.06%	March 2023	1,627,075			1,627,075	—
Taipei Fubon Bank	2.20%	February, March and April, 2023	1,247,911			1,247,911	—
First Bank	1.95%	November 2023	976,245			976,243	—
Bank SinoPac(1)	2.06% and 2.47%	February, March, April, May and June 2024, November 2027 and December 2028	5,926,654	4,075,304	1,851,350	—	—
Hua Nan Bank	2.20%	January and May, 2024	979,752	979,752	—	—	—
Taishin International Bank	2.45%	January 2024	326,584	326,584	—
E.SUN BANK	2.50%	May and June 2024	816,460	816,460	—	—	—
Chang Hwa Bank(3)	2.30%	January, February and March 2024	1,844,884	1,844,884	—	—	—
Bank of Taiwan(4)	1.78% and 2.28%	April, May 2024 and October 2038	7,887,362	1,140,864	6,746,498	—	—
Taipei Fubon Bank	2.21%	March and June 2024	2,439,750	2,439,750	—	—	—
First Bank	2.08%	November 2024	979,752	979,752	—	—	—
Yuanta Bank	1.82%	January and February 2024	1,632,920	1,632,920	—	—	—
Total				14,236,270	8,597,848	7,452,599	1,363,760

____________

(1)      The loan is guaranteed by the machinery of the Company for the year ended December 31, 2023 and 2022.

(2)      The loan is guaranteed by restricted cash of $81,537 for the year ended December 31 2022.

(3)      The loan is guaranteed by restricted cash of $401,110 for the year ended December 31 2023.

(4)      The loan is guaranteed by land and buildings of the Company for the year ended December 31, 2023 and 2023.

(5)      All the loans were guaranteed by David Chuang, the director of the Group.

Interest expenses were $295,631 and $155,402 for the years ended December 31, 2023 and 2022, respectively. The weighted average interest rates for the years ended December 31, 2023 and 2022 were 2.07% and 2.14%, respectively.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    TAXATION

The income tax provision consisted of the following components:

	For the years ended December 31,
	2023	2022
Current income tax expenses	$(87,844)	$3,317,778
Deferred income tax (benefit) expenses	(35,307)	(223,019)
Total income tax (benefits) expenses	$(123,151)	$3,094,759

A reconciliation between the Group’s actual provision for income taxes and the provision at the parent company’s statutory rate is as follows:

	For the years ended December 31,
	2023	2022
(Loss) Income before income taxes	$(2,359,110)	$12,470,436
Income tax expenses computed at statutory EIT rate	(488,104)	2,494,087
Reconciling items:	—
Impact of different tax rates in other jurisdictions	(80,053)	438,325
Tax effect of non-deductible items	504,395	177,815
Tax effect of additional deductions	—	(15,468)
Under/(Over) provision of current year taxation in respect of prior year	(436,407)	—
Unrecognized deferred tax assets	52,646	—
Under provision of deferred taxation in respect of prior year	323,039	—
Others	1,333	—
Income tax (benefits) expenses	$(123,151)	$3,094,759
Effective tax rates	5.2%	24.8%

As of December 31, 2023 and 2022 the significant components of the deferred tax assets and deferred tax liabilities are summarized below:

	As of December 31,
	2023	2022
Deferred tax assets:
Deferred revenue generated from intercompany transactions	$491,451	$358,879
Bad debt provision	305,903	304,808
Write-down of inventories	96,538	83,103
Others	118,888	136,960
Deferred tax assets, gross	1,012,780	883,750
Valuation allowance		—
Deferred tax assets, net of valuation allowance	1,012,780	883,750

Deferred tax liabilities:
Depreciation allowances under tax in excess of the related depreciation under accounting	293,047	260,804
Amortization allowances under tax in excess of the related amortization under accounting	370,364	319,888
Deferred tax liabilities	$663,411	$580,692

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    TAXATION (cont.)

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur interest and penalties tax for the years ended December 31, 2023 and 2022.

13.    RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Group has significant transactions with:

No.	Name of Related Parties	Relationship with the Group
a	Factory Automation Technology Co., Ltd	6.35% (as of December 31, 2022: 6.93%) owned by the Group
b	Far East Machinery Co., Ltd	A principal shareholder of the Group
c	David Chuang	The Chairman of the board of the Group
d	Chiayi Sports Equipment Co., Ltd	David Chuang is immediate family member of Chairman of the board

Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	As of December 31,
	2023	2022
Factory Automation Technology Co., Ltd(1)	$14,132	$77,755
Far East Machinery Co., Ltd(2)	—	29,892
Total	$14,132	$107,647

____________

(1)      The balance mainly represented software service fee charged and prepayment for machinery to the related party.

(2)      The balance mainly represented prepayment for installation fee of high-voltage wire to the related party.

Amounts due to related parties

Amounts due to related parties consisted of the following for the periods indicated:

	As of December 31,
	2023	2022
Far East Machinery Co., Ltd(1)	$241,324	$242,659
Chiayi Sports Equipment Co., Ltd(2)	1,643	1,579
Peko, LLC(3)	32,500	—
Total	$275,467	$244,238

____________

(1)      The balance mainly represented lease expense and utility expense payable to the related party.

(2)      The balance mainly represented utility expense payable to the related party.

(3)      The balance mainly represented lease expense payable to the related party.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

13.    RELATED PARTY TRANSACTIONS (cont.)

Related party transactions

Material related party transactions consisted of the following for the periods indicated:

Related party transactions	For the years ended December 31,
Nature	2023	2022
Factory Automation Technology Co., Ltd.
Software service fee	$219,143	$265,179
Purchase of machinery	$114,597	$—

Far East Machinery Co., Ltd
Lease expense	$770,403	$648,403
Utility expense	$765,801	$625,068

Peko, LLC
Lease expense	$360,000	$330,000

Chiayi Sports Equipment Co., Ltd
Lease expense	$124,709	$—
Purchase of land and buildings	$9,488,314	$—

14.    ORDINARY SHARES

The Group was established under the laws of Taiwan on May 18, 1976. As of December 31, 2022, the authorized number of Ordinary Shares was 100,000,000 with par value of TWD$10 (approximately $0.33) per share and the Group issued 41,221,919 shares to the shareholders at par value TWD$10 per share and 743,000 to the employees for share-based compensation. On June 19, 2023, the Group’s shareholder meeting approved to issue 12,589,476 additional Ordinary Shares to all existed shareholders at par value of TWD$10 (approximately $0.33) per share as stock dividend, each 1,000 Ordinary Shares of existed shareholders has the right to receive 300 shares of stock dividend. As of December 31, 2023, the authorized number of Ordinary Shares was 100,000,000 with par value of TWD$10 (approximately $0.33) per share and 53,811,395 shares was issued to the shareholders at par value TWD$10 per share and 743,000 to the employees for share-based compensation.

15.    CONCENTRATION OF RISK

(a)    Exchange rate risks

FST and the Group’s subsidiary in Japan may be exposed to significant currency risks from exchange rate fluctuations and the degree of foreign exchange rates between the U.S. Dollar and the TWD, and between the U.S. Dollar and the JPY. As of December 31, 2023 and 2022, the TWD denominated cash and cash equivalents and restricted cash amounted to $8,856,143 and $14,714,477, respectively. As of December 31, 2023 and 2022, the JPY denominated cash and cash equivalents amounted to $105,373 and $108,303, respectively.

(b)    Liquidity risks

The Group is exposed to liquidity risks, which is the risk it will be unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. The Group is also exposed to liquidity risk on the repayment of matured bank borrowings. As of December 31, 2023 and 2022, short-term bank loans amounted to $14,236,270 and $7,452,599, respectively. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Group may turn to bank and other financial institutions to take loans to meet liquidity shortages.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION OF RISK (cont.)

(c)     Interest rate risk

The Group is subject to interest rate risk. Bank interest bearing loans are charged at variable interest rates within the reporting period. The Group is subject to the risk of adverse changes in the interest rates charged by the banks when these loans are refinanced.

(d)    Credit risks

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total revenue.

	For the years ended December 31,
	2023	2022
Percentage of the Group’s total revenue
Customer A	*	14%
Total	—	14%

____________

*        Represent percentage less than 10%

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total accounts receivable:

	As of December 31,
	2023	2022
Percentage of the Group’s accounts receivable
Customer B	12%	*
Total	12%	—

____________

*        Represent percentage less than 10%

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total purchase:

	For the years ended December 31,
	2023	2022
Percentage of the Group’s accounts payable
Supplier A	21%	20%
Supplier B	20%	24%
Supplier C	15%	15%
Total	56%	59%

____________

*        Represent percentage less than 10%

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION OF RISK (cont.)

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total accounts payable:

	As of December 31,
	2023	2022
Percentage of the Group’s accounts payable
Supplier A	31%	18%
Supplier D	*	10%
Total	31%	28%

____________

*        Represent percentage less than 10%

16.    COMMITMENTS AND CONTINGENCIES

Contingencies

The Group’s significant unrecognized contractual commitments are as follows:

	December 31, 2023	December 31, 2022
Acquisition of property, plant and equipment	$1,319,465	$1,077,759
Access to software license services	349,755	351,316
Total	$1,669,220	$1,429,075

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no material pending or threatened claims and litigation as of the issuance date of these consolidated financial statements.

17.    SUBSEQUENT EVENTS

The Group has evaluated subsequent events through the date of issuance of the consolidated financial statements, and it did not identify any subsequent events with material financial impact on the Group’s consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	8,098,933	8,904,618
Restricted cash	131,353	401,110
Accounts and notes receivable, net	3,991,569	4,731,658
Inventories, net	14,531,891	15,205,624
Amounts due from related parties	82,080	14,132
Prepaid expenses and other current assets	2,573,707	1,784,363
Total current assets	29,409,533	31,041,505

Non-current assets
Property, plant and equipment, net	17,931,274	18,195,534
Intangible assets, net	5,167,529	5,331,343
Long-term investment	261,131	195,555
Right-of-use assets	5,302,465	6,938,482
Deferred tax assets	955,664	1,012,780
Prepayment and other non-current assets	1,023,342	593,473
Total non-current assets	30,641,405	32,267,167
Total assets	60,050,938	63,308,672

LIABILITIES
Current liabilities
Short-term bank loans	13,869,220	14,236,270
Accounts payable	1,633,385	1,216,287
Lease liabilities	1,681,770	2,172,368
Amounts due to related parties	285,342	275,467
Income taxes payable	108,995	301,595
Accrued expenses and other current liabilities	2,791,617	3,161,258
Total current liabilities	20,370,329	21,363,245

Non-current liabilities
Long-term bank loan	8,596,643	8,597,848
Lease liabilities	4,164,447	5,255,281
Deferred tax liability	663,411	663,411
Defined benefit plan liability, net	—	4,822
Total non-current liabilities	13,424,501	14,521,362
Total liabilities	33,794,830	35,884,607

COMMITMENTS AND CONTINGENCIES (Note 16)

SHAREHOLDERS’ EQUITY
Ordinary share, $0.33 par value, 100,000,000 shares authorized, 54,554,395 shares issued and outstanding, as of June 30, 2024 and December 31, 2023	17,951,198	17,951,198
Additional paid in capital	4,443,095	4,443,095
Statutory reserves	3,153,779	3,153,779
Retained earnings	3,165,783	3,088,166
Accumulated other comprehensive loss	(2,457,747)	(1,212,173)
Total shareholders’ equity	26,256,108	27,424,065
Total liabilities and shareholders’ equity	60,050,938	63,308,672

The accompanying notes are an integral part of these consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the Six Months Ended June 30,
	2024	2023
Revenue	17,829,745	12,625,218
Cost of sales	10,087,397	6,272,032
Gross profit	7,742,348	6,353,186

COSTS AND OPERATING EXPENSES:
Selling expenses	4,677,865	4,662,788
General and administrative expenses	3,048,387	2,595,007
Research and development expenses	660,321	798,592
Total costs and operating expenses	8,386,573	8,056,387

LOSS FROM OPERATIONS	(644,225)	(1,703,201)

OTHER INCOME
Interest (expense) income, net	(233,927)	202,055
Foreign exchange gain	967,140	268,139
Other income	156,079	343,945
Total other income, net	889,292	814,139

PROFIT (LOSS) BEFORE INCOME TAX EXPENSES	245,067	(889,062)
INCOME TAX EXPENSES	167,450	5,184
NET INCOME (LOSS)	77,617	(894,246)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(1,245,574)	(319,795)
TOTAL COMPREHENSIVE LOSS	(1,167,957)	(1,214,041)

Weighted average number of shares outstanding, basic and diluted	54,554,395	42,734,276
Earnings per share, basic and diluted	0.01	(0.02)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS’ EQUITY
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares		Additional paid-in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive loss	Total shareholders’ equity
	Shares*	Amount
Balance as of December 31, 2022	41,964,919	$13,994,732	$4,443,095	$3,112,915	$12,056,304	$(1,185,548)	$32,421,498
Retained earnings converted into Ordinary Shares	12,589,476	3,956,466	—	—	(3,956,466)	—	—
Appropriation to statutory reserves	—	—	—	40,864	(40,864)	—	—
Net loss	—	—	—	—	(894,246)	—	(894,246)
Cash dividend distribution	—	—	—	—	(2,715,297)	—	(2,715,297)
Foreign currency translation adjustment	—	—	—	—	—	(319,795)	(319,795)
Balance as of June 30, 2023 (unaudited)	54,554,395	$17,951,198	$4,443,095	$3,153,779	$4,449,431	$(1,505,343)	$28,492,160

Balance as of December 31, 2023	54,554,395	$17,951,198	$4,443,095	$3,153,779	$3,088,166	$(1,212,173)	$27,424,065
Net income	—	—	—	—	77,617	—	77,617
Foreign currency translation adjustment	—	—	—	—	—	(1,245,574)	(1,245,574)
Balance as of June 30, 2024 (unaudited)	54,554,395	$17,951,198	$4,443,095	$3,153,779	$3,165,783	$(2,457,747)	$26,256,108

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FEMCO STEEL TECHNOLOGY CO., LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars)

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	1,420,385	(4,242,452)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,439,340)	(669,761)
Purchase of intangible assets	(3,942)	—
Net cash used in investing activities	(1,443,282)	(669,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings	19,462,348	15,412,533
Repayments of bank borrowings	(18,442,533)	(12,704,034)
Dividend distribution	—	(2,715,297)
Payment of offering costs	(1,068,904)	—
Net cash used in financing activities	(49,089)	(6,798)

Effect of foreign exchange rate on cash, cash equivalents and restricted cash	(1,003,456)	(97,553)
Net increase in cash and cash equivalents	(1,075,442)	(5,016,564)
Cash, cash equivalents and restricted cash at the beginning of period	9,305,728	20,821,912
Cash, cash equivalents and restricted cash at the end of period	$8,230,286	$15,805,348

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest expenses paid	$243,287	$114,753
Income taxes paid	$293,250	$2,379,630
Right of use assets obtained in exchange for operating lease obligations	$—	$1,184,772

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

The following table s provides a reconciliation of cash and restricted cash reported within the consolidated statement of financial position that sum to the total of the same amounts shown in the cash flows:

	As of June 30,
	2024	2023
Cash and cash equivalents, beginning of the period	$8,904,618	$20,740,375
Restricted cash, beginning of the period	401,110	81,537
Total cash, cash equivalents and restricted cash, beginning of the period	$9,305,728	$20,821,912
	As of June 30,
	2024	2023
Cash and cash equivalents, end of the period	$8,098,933	$15,708,586
Restricted cash, end of the period	131,353	96,762
Total cash, cash equivalents and restricted cash, end of the period	$8,230,286	$15,805,348

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES

Femco Steel Technology Co., Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in developing, producing and selling of golf club shafts and other sports equipment.

The Company was incorporated under the law of Taiwan with limited liability on May 18, 1976.

FST America, Inc., wholly owned by the Company, was incorporated on September 9, 2015 in Colorado, US. It is engaged in sports equipment business.

FST Japan LLC, wholly owned by FST America, Inc., was incorporated on September 16, 2020 in Japan. It is engaged in sports equipment business.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)     Basis of presentation and principles of consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these statements should be read in conjunction with the Group’s audited consolidated financial statements for the years ended December 31, 2023 and 2022.

In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Group believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Group’s consolidated financial statements for the year ended December 31, 2023. The results of operations for the six months ended June 30, 2024 are not necessarily indicative of the results for the full year.

(b)    Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, the allowance for receivable, the recoverability of long-lived assets and accounting for deferred income taxes and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(c)     Restricted cash

Restricted cash consist of loan guarantee and bank deposits with designated use, which cannot be withdrawn without certain approval or notice.

The restricted cash was $131,353 and $401,110 as of June 30, 2024 and December 31, 2023, which was both loan guarantee.

(d)    Revenue recognition

The Group recognized its revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying the revenue recognition of ASC606 allows the Group to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Group expects

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Group applies five-step model to recognize revenue from customer contracts. The five-step model requires the Group to (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur; (iv) allocate the transaction price to the respective performance obligations in the contract; and (v) recognize revenue when (or as) the Group satisfies the performance obligation.

The Group derives its revenues principally from sales of golf club shafts and sales of sports accessories, food and beverage.

Revenue recognition policies for each type of revenue stream are as follows:

Sales of golf club shafts

The Group manufactures golf clubs and sells them to sports brand manufacturers and distributors. The revenue is recognized at a point in time when the Group satisfies the performance obligation by transferring promised product to a customer upon acceptance by customers. The Group recognizes the accounts receivable at the time of delivery of the goods.

Sales of sports accessories, food, beverage and others

The Group is engaged in wholesale of alcoholic beverages, sale of sporting accessories in the retail market and the provision of catering services. Revenue is recognized when the product is physically delivered to and accepted by the customer, and the consideration is paid immediately when the customer purchases the product.

The contract payment is not subject to any variable consideration, refund, cancellation or termination provision. No significant financing component, noncash payment identified in the arrangements with customers.

Revenue by categories

The following table disaggregates the Group’s revenue categories for the six months ended June 30, 2024 and 2023:

	For the Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Sales of golf club shafts	$17,216,880	$12,178,015
Sales of sports accessories, food, beverage and others	612,865	447,203
Total revenues	$17,829,745	$12,625,218

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue by divisions

The following table sets forth disaggregation of revenue by customer location.

	For the Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Primary geographical markets
America	$11,836,035	$8,112,497
China mainland	1,696,844	927,960
Vietnam	1,458,297	554,961
Taiwan	1,183,121	739,224
Japan	762,332	898,153
Europe	564,241	553,598
Mexico	1,306	485,682
Others	327,569	353,143
Total	$17,829,745	$12,625,218

(e)     Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statement.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. For public business entities, this standard is effective for annual periods beginning after December 15, 2024. For non-public business entities, this standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted, and the disclosures in this standard are required to be applied on a prospective basis with the option to apply the standard retrospectively. The Company is in the process of evaluating the potential impact of the new guidance on its consolidated financial statements and related disclosures.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

3.      ACCOUNTS AND NOTES RECEIVABLE, NET

Accounts receivable and notes receivable, net consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Accounts receivable, gross	$4,231,474	$4,955,083
Notes receivable	3,261	22,463
Allowance for doubtful accounts	(243,166)	(245,888)
Accounts and notes receivable, net	$3,991,569	$4,731,658

The changes in the provision for doubtful accounts are as follows:

	June 30, 2024	December 31, 2023
	(Unaudited)
Balance at the beginning of the period	$245,888	$400,797
Additions	4,074	1,652
Reverse	(3,453)	(154,929)
Exchange rate difference	(3,343)	(1,632)
Balance at the end of the period	$243,166	$245,888

4.      INVENTORIES, NET

Inventories consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Raw material	$1,024,574	$1,349,217
Work-in-process	332,453	224,913
Finished goods	14,336,547	14,531,636
Inventories	15,693,574	16,105,766
Inventory valuation allowance	(1,161,683)	(900,142)
Inventories, net	$14,531,891	$15,205,624

The changes in inventory valuation allowance are as follows:

	June 30, 2024	December 31, 2023
	(Unaudited)
Balance at the beginning of the period	$900,142	$704,802
Additions	295,457	192,766
Exchange rate difference	(33,916)	2,574
Balance at the end of the period	$1,161,683	$900,142

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

5.      PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Prepaid IPO expenses	$1,616,195	$599,228
Prepaid expense	370,825	587,986
Sales tax refundable	217,492	235,892
Prepayments for inventory	170,679	81,307
Prepaid income tax	43,926	95,993
Deposit	7,479	74,428
Others	147,111	109,529
Total	$2,573,707	$1,784,363

6.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Land	$8,865,210	$9,395,038
Machinery	12,772,908	13,398,770
Office and other equipment	2,301,647	2,078,313
Property and buildings	262,417	285,260
Leasehold improvements	2,752,606	2,841,027
Operating equipment	208,037	491,928
Construction in progress	2,689,278	1,592,843
Total	29,852,103	30,083,179
Less: accumulated depreciation	(11,737,002)	(11,692,833)
Less: Impairment of property, plant and equipment	(183,827)	(194,812)
Property, plant and equipment, net	$17,931,274	$18,195,534

Depreciation expenses were $721,531 and $909,364 for the six months ended June 30, 2024 and 2023, respectively.

7.      INTANGIBLE ASSETS, NET

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Trade mark	$6,500,000	$6,500,000
Software	835,743	854,975
Intangible assets, gross	7,335,743	7,354,975
Less: accumulated amortization	(2,168,214)	(2,023,632)
Intangible assets, net	$5,167,529	$5,331,343

Amortization expenses were $174,144 and $207,211 for the six months ended June 30, 2024 and 2023, respectively.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

8.      PREPAYMENT AND OTHER NON-CURRENT ASSETS

Prepayment and other non-current assets consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Prepayment for equipment	$474,193	$46,461
Deposit	488,186	516,735
Others	60,963	30,277
Total	$1,023,342	$593,473

9.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Accrued expense	$2,006,167	$2,260,997
Payable for purchasing equipment	174,224	233,635
Accrued payroll and welfare	237,373	248,286
Contract liabilities	120,635	35,080
Others	253,218	383,260
Total	$2,791,617	$3,161,258

10.    LEASES

Operating lease right-of-use assets, net and operating lease liabilities consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Operating lease right-of-use assets	7,517,345	11,372,614
Operating lease right-of-use assets – accumulated amortization	(2,214,880)	(4,434,132)
Operating lease right-of-use assets, net	5,302,465	6,938,482

Operating lease liabilities, current	1,681,770	2,172,368
Operating lease liabilities, non-current	4,164,447	5,255,281
Total operating lease liabilities	5,846,217	7,427,649

A summary of lease cost recognized in the Group’s consolidated statements of operations and comprehensive loss is as follows:

	For the Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Operating leases cost excluding short-term rental expense	$1,221,611	$1,240,927
Short-term lease cost	518,983	110,590
Total	$1,740,594	$1,351,517

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

10.    LEASES (cont.)

The Group’s lease agreements do not have a discount rate that is readily determinable. The incremental borrowing rate is determined at lease commencement or lease modification and represents the rate of interest the Group would have to pay to borrow on a collateralized basis over a similar term and an amount equal to the lease payments in a similar economic environment.

As of June 30, 2024, the weighted average remaining lease term was 7.85 years, and the weighted average discount rate was 4.97% for the Group’s operating leases.

The following table summarizes the maturity of lease liabilities under operating leases as of June 30, 2024:

For the year ending December 31,	Operating Leases
The remaining of the year ended December 31, 2024	$1,184,118
2025	1,443,140
2026	1,185,325
2027	518,373
2028 and thereafter	3,006,318
Total lease payments	7,337,274
Less: imputed interest	1,491,057
Total	5,846,217
Less: current portion	1,681,770
Non-current portion	$4,164,447

11.    BORROWINGS

As of June 30, 2024 and December 31, 2023, summary of the borrowings is as following:

				As of June 30, 2024 (Unaudited)		As of December 31, 2023
Bank and other financial institution	Annual Interest Rate	Maturity	Principal	Short - term	Long-term (Non - current portions)	Short - term	Long-term (Non - current portions)
Bank SinoPac(1)	2.19% and 2.61%	August, September, October, December 2024 and December 2028	5,086,484	3,602,560	1,483,924	—	—
Hua Nan Bank	2.33% and 2.34%	July, September, October 2024	1,540,832	1,540,832	—	—	—
Taishin International Bank	2.56%	July 2024	308,166	308,166	—	—	—
E.SUN BANK	2.62%	December 2024	462,250	462,250	—	—	—
Chang Hwa Bank	2.43%	July and September 2024	1,540,832	1,540,832		—	—
Bank of Taiwan(2)	1.91% and 2.41%	November 2024 and October 2038	6,904,297	768,361	6,135,936	—	—
Taipei Fubon Bank	2.34%	July, September, November 2024	2,051,959	2,051,959	—	—	—
First Bank(3)	2.20% and 2.60%	November 2024, January and April 2029	2,151,937	1,175,154	976,783	—	—
Yuanta Bank	1.87% and 1.93%	September and December 2024	2,419,106	2,419,106	—	—	—

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

11.    BORROWINGS (cont.)

				As of June 30, 2024 (Unaudited)		As of December 31, 2023
Bank and other financial institution	Annual Interest Rate	Maturity	Principal	Short - term	Long-term (Non - current portions)	Short - term	Long-term (Non - current portions)
Bank SinoPac(1)	2.06% and 2.47%	February, March, April, May and June 2024, November 2027 and December 2028	5,926,654	—	—	4,075,304	1,851,350
Hua Nan Bank	2.20%	January and May, 2024	979,752	—	—	979,752	—
Taishin International Bank	2.45%	January 2024	326,584	—	—	326,584	—
E.SUN BANK	2.50%	May and June 2024	816,460	—	—	816,460	—
Chang Hwa Bank	2.30%	January, February and March 2024	1,844,884	—	—	1,844,884	—
Bank of Taiwan(4)	1.78% and 2.28%	April, May 2024 and October 2038	7,887,362	—	—	1,140,864	6,746,498
Taipei Fubon Bank	2.21%	March and June 2024	2,439,750	—	—	2,439,750	—
First Bank	2.08%	November 2024	979,752	—	—	979,752	—
Yuanta Bank	1.82%	January and February 2024	1,632,920	—	—	1,632,920	—
Total				13,869,220	8,596,643	14,236,270	8,597,848

____________

(1)      The loan was guaranteed by the machinery of the Company as of June 30, 2024 and December 31, 2023.

(2)      The loan was guaranteed by land and buildings of the Company as of June 30, 2024.

(3)      The loan was guaranteed by restricted cash of $131,353 as of June 30, 2024.

(4)      The loan was guaranteed by restricted cash of $81,537 for the year ended December 31 2022.

(5)      All the loans were guaranteed by David Chuang, the director of the Group.

Interest expenses were $245,566 and $115,986 for the six months ended June 30, 2024 and 2023, respectively. The weighted average interest rates for the six months ended June 30, 2024 and 2023 were 2.19% and 2.18%, respectively.

12.    TAXATION

The income tax provision consisted of the following components:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Current income tax expenses	$167,450	$5,184
Total income tax expenses	$167,450	$5,184

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    TAXATION (cont.)

A reconciliation between the Group’s actual provision for income taxes and the provision at the parent company’s statutory rate is as follows:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Income (loss) before income taxes	$245,067	$(889,062)
Income tax expenses computed at statutory EIT rate	49,013	(177,812)
Reconciling items:
Impact of different tax rates in other jurisdictions	2,479	—
Tax effect of non-deductible items	115,958	182,996
Income tax expenses	$167,450	$5,184
Effective tax rates	68.3%	(0.6)%

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur interest and penalties tax for the six months ended June 30, 2024 and 2023.

13.    RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Group has significant transactions with:

No.	Name of Related Parties	Relationship with the Group
a	Factory Automation Technology Co., Ltd	6.35% owned by the Group
b	Far East Machinery Co., Ltd	A principal shareholder of the Group
c	David Chuang	The Chairman of the board of the Group
d	Chiayi Sports Equipment Co., Ltd	David Chuang is immediate family member of Chairman of the board
e	No End Co., Ltd.	David Chuang is immediate family member of Chairman of the board

Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Factory Automation Technology Co., Ltd(1)	$81,646	$14,132
No End Co., Ltd.(2)	434	—
Total	$82,080	$14,132

____________

(1)      The balance mainly represented software service fee charged and prepayment for machinery to the related party.

(2)      The balance mainly represented purchase of materials from this related party.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

13.    RELATED PARTY TRANSACTIONS (cont.)

Amounts due to related parties

Amounts due to related parties consisted of the following for the periods indicated:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Far East Machinery Co., Ltd(1)	$252,652	$241,324
Chiayi Sports Equipment Co., Ltd(2)	190	1,643
Peko, LLC(3)	32,500	32,500
Total	$285,342	$275,467

____________

(1)      The balance mainly represented lease expense and utility expense payable to the related party.

(2)      The balance mainly represented utility expense payable to the related party.

(3)      The balance mainly represented lease expense payable to the related party.

Related party transactions

Material related party transactions consisted of the following for the periods indicated:

Related party transactions	For the six months ended June 30,
Nature	2024	2023
	(Unaudited)	(Unaudited)
Factory Automation Technology Co., Ltd.
Software service fee	$117,141	$111,717
Purchase of machinery	$340,000	$—

Far East Machinery Co., Ltd
Lease expense	$376,185	$392,745
Utility expense	$344,348	$383,611

Peko, LLC
Lease expense	$195,000	$165,000

Chiayi Sports Equipment Co., Ltd
Lease expense	$—	$88,368

14.    ORDINARY SHARES

The Group was established under the laws of Taiwan on May 18, 1976. As of June 30, 2024 and December 31, 2023, the authorized number of Ordinary Shares was 100,000,000 with par value of TWD$10 (approximately $0.33) per share and 53,811,395 shares was issued to the shareholders at par value TWD$10 per share and 743,000 to the employees for share-based compensation.

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION OF RISK

(a)    Exchange rate risks

FST Taiwan and the Group’s subsidiary in Japan may be exposed to significant currency risks from exchange rate fluctuations and the degree of foreign exchange rates between the U.S. Dollar and the TWD, and between the U.S. Dollar and the JPY. As of June 30, 2024 and December 31, 2023, the TWD denominated cash and cash equivalents and restricted cash amounted to $7,099,748 and $8,856,143, respectively. As of June 30, 2024 and December 31, 2023, the JPY denominated cash and cash equivalents amounted to $95,226 and $105,373, respectively.

(b)    Liquidity risks

The Group is exposed to liquidity risks, which is the risk it will be unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. The Group is also exposed to liquidity risk on the repayment of matured bank borrowings. As of June 30, 2024 and December 31, 2023, short-term bank loans amounted to $13,869,220 and $14,236,270, respectively. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Group may turn to bank and other financial institutions to take loans to meet liquidity shortages.

(c)     Interest rate risk

The Group is subject to interest rate risk. Bank interest bearing loans are charged at variable interest rates within the reporting period. The Group is subject to the risk of adverse changes in the interest rates charged by the banks when these loans are refinanced.

(d)    Credit risks

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total revenue.

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Percentage of the Group’s total revenue
Customer A	11%	*
Total	11%	*

____________

*        Represent percentage less than 10%

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION OF RISK (cont.)

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total accounts receivable:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Percentage of the Group’s accounts receivable
Customer B	*	12%
Total	*	12%

____________

*        Represent percentage less than 10%

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total purchase:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Percentage of the Group’s accounts payable
Supplier A	32%	28%
Supplier B	15%	18%
Supplier C	*	22%
Total	47%	68%

____________

*        Represent percentage less than 10%

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total accounts payable:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Percentage of the Group’s accounts payable
Supplier A	34%	31%
Total	34%	31%

____________

*        Represent percentage less than 10%

16.    COMMITMENTS AND CONTINGENCIES

Contingencies

The Group’s significant unrecognized contractual commitments are as follows:

	June 30, 2024	December 31, 2023
	(Unaudited)
Acquisition of property, plant and equipment	$252,397	$1,319,465
Access to software license services	283,765	349,755
Total	$536,162	$1,669,220

FEMCO STEEL TECHNOLOGY CO., LTD.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

16.    COMMITMENTS AND CONTINGENCIES (cont.)

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no material pending or threatened claims and litigation as of the issuance date of these unaudited condensed consolidated financial statements.

Lease Commitment

The Group leases vehicles and plants under various non-cancellable operating lease agreements. As of June 30,2024, the minimum future commitments under these agreements are as follows.

For the year ending December 31,	Operating Leases
The remaining of the year ended December 31, 2024	$1,184,118
2025	1,443,140
2026	1,185,325
2027	518,373
2028 and thereafter	3,006,318
Total lease commitments	$7,337,274

17.    SUBSEQUENT EVENTS

The Group has evaluated subsequent events through the date of issuance of the unaudited condensed consolidated financial statements, and it did not identify any subsequent events with material financial impact on the Group’s consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director and Shareholder of
FST Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FST Corp. (the “Company”) and its subsidiary (the “Group”) as of December 31, 2023, and the related consolidated statements of operations, changes in shareholder’s deficit, and cash flows for the period from November 24, 2023 (inception) through December 31, 2023, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2023, and the results of its operations and its cash flows for the period from November 24, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Group’s auditor since 2024.

Singapore,

June 12, 2024

FST Corp.
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

As of December 31, 2023
Asset
Current asset
Deferred offering costs	$15,300
Total asset	$15,300

Liability
Current liability
Amount due to a related party	$36,068
Total liability	$36,068

Shareholder’s Deficit
Ordinary share (par value of US$0.0001 per share; 500,000,000 shares authorized; 1 share issued and outstanding as of December 31, 2023)	0.0001
Subscription receivable	(0.0001)
Accumulated deficit	(20,768)
Total shareholder’s deficit	(20,768)
Total liabilities and shareholder’s deficit	$15,300

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
CONSOLIDATED STATEMENT OF OPERATIONS
(In U.S. dollars, except for share and per share data, or otherwise noted)

For the period from November 24, 2023 (inception) through December 31, 2023
Operating expenses
Formation costs	$(20,768)
Total operating expenses	$(20,768)

Net loss	$(20,768)

Weighted average number of share outstanding, basic and diluted	1
Basic and diluted net loss per ordinary share	$(20,768)

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary shares		Subscription receivable	Accumulated deficit	Total shareholder’s deficit
	Shares	Amount
Balance as of November 24, 2023 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares	1	0.0001	(0.0001)	—	—
Net loss	—	—	—	(20,768)	(20,768)
Balance as of December 31, 2023	1	$0.0001	$(0.0001)	$(20,768)	$(20,768)

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In U.S. dollars, except for share and per share data, or otherwise noted)

For the period from November 24, 2023 (inception) through December 31, 2023
Cash Flows from Operating Activities
Net loss	$(20,768)
Changes in operating assets and liabilities:
Amount due to a related party	20,768
Net cash provided in in operating activities	$—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

Supplemental disclosure of financing activities:
Deferred offering costs paid by a related party	$15,300

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      Description of Organization and Business Operations

FST Corp. (the “Company”) was incorporated under the laws of the Cayman Islands on November 24, 2023. The Company and its wholly owned subsidiary, FST Merger Ltd., a Cayman Islands company incorporated on November 27, 2023 (collectively, the “Group”), were formed for the purpose of effecting a merger between Chenghe Acquisition I Co. (“Chenghe”), Femco Steel Technology Co., Ltd. (“FST”) and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on December 22, 2023. In conjunction with the Business Combination, Chenghe and FST will become wholly owned subsidiaries of and will be operated by the Company, with the Company serving as the public listed company whose shares shall be traded on Nasdaq Capital Market.

2.      Going concern

The Group’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Group incurred net losses of US$20,768 for the period from November 24, 2023 (inception) through December 31, 2023, with a working capital deficit of US$36,068 (excluding deferred offering costs). The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Group may not be able to obtain additional financing. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Notes 1. The Group’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Group be unable to continue as a going concern.

3.      Summary of significant accounting policies

(a)    Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Group. Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

(b)    Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, FST Merger Ltd., directly owned by the Company. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation. The results of subsidiary acquired or disposed of are recorded in the consolidated income statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

(c)     Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

3.      Summary of significant accounting policies (cont.)

(d)    Deferred offering costs

The Group complies with the requirements of the ASC 340-10-s99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering. Should the Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations, As of December 31, 2023, the Group capitalized $15,300 of deferred offering costs.

(e)     Fair value measurement

The fair value of the Group’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

(f)     Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2023. The Group will recognize interest and penalties, if any, related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties will be included on the related tax liability line in the consolidated balance sheet.

The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(g)    Recent accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

The Group’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

4.      Related party transactions

For the period from November 24, 2023 (inception) through December 31, 2023, the Company’s related party, FST, made payment on behalf of the Group. The payments were non-interest bearing and had no due date, which was offering costs of US$15,300 and formation costs of US$20,768. The balance of amount due to a related party was $36,068 as of June 30, 2024.

5.      Ordinary shares

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of December 31, 2023, the Company had issued one ordinary share.

6.      Subsequent events

The Group evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, the Group did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

FST CORP.
CONSOLIDATED BALANCE SHEET
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Asset
Current asset
Deferred offering costs	$15,300	$15,300
Total asset	$15,300	$15,300

Liability
Current liability
Amounts due to a related party	$36,068	$36,068
Total liability	$36,068	$36,068

Shareholder’s Deficit
Ordinary share (par value of US$0.0001 per share; 500,000,000 shares authorized; 1 share issued and outstanding as of June 30, 2024 and December 31, 2023)	$0.0001	$0.0001
Subscription receivable	(0.0001)	(0.0001)
Accumulated deficit	(20,768)	(20,768)
Total shareholders’ deficit	(20,768)	(20,768)
Total liability and shareholder’s deficit	$15,300	$15,300

The accompanying notes are an integral part of these consolidated financial statements.

FST CORP.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In U.S. dollars, except for share and per share data, or otherwise noted)

For the period ended June 30, 2024
Operating expenses
Total operating expenses	$—

Net loss	$—

Weighted average number of share outstanding, basic and diluted	1
Basic and diluted net loss per ordinary share	$—

The accompanying notes are an integral part of these consolidated financial statements.

FST CORP.
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary shares		Subscription receivable	Accumulated deficit	Total shareholder’s deficit
	Shares	Amount
Balance as of December 31, 2023	1	$0.0001	$(0.0001)	$(20,768)	$(20,768)
Balance as of June 30, 2024	1	$0.0001	$(0.0001)	$(20,768)	$(20,768)

The accompanying notes are an integral part of these consolidated financial statements.

FST CORP.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
(In U.S. dollars, except for share and per share data, or otherwise noted)

For the period ended June 30, 2024
Cash Flows from Operating Activities
Net cash used in operating activities	$—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

The accompanying notes are an integral part of these consolidated financial statements.

FST CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      Description of Organization and Business Operations

FST Corp. (the “Company”) was incorporated under the laws of the Cayman Islands on November 24, 2023. The Company and its wholly owned subsidiary, FST Merger Ltd., a Cayman Islands company incorporated on November 27, 2023 (collectively, the “Group”), were formed for the purpose of effecting a merger between Chenghe Acquisition I Co. (“Chenghe”), Femco Steel Technology Co., Ltd. (“FST”) and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on December 22, 2023. In conjunction with the Business Combination, Chenghe and FST will become wholly owned subsidiaries of and will be operated by the Company, with the Company serving as the public listed company whose shares shall be traded on Nasdaq Capital Market.

2.      Going concern

The Group’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Group may not be able to obtain additional financing. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Notes 1. The Group’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Group be unable to continue as a going concern.

3.      Summary of significant accounting policies

(a)    Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below.

(b)    Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary, FST Merger Ltd., directly owned by the Company. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation. The results of subsidiary acquired or disposed of are recorded in the consolidated income statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

(c)     Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

FST CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

3.      Summary of significant accounting policies (cont.)

(d)    Deferred offering costs

The Group complies with the requirements of the ASC 340-10-s99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering. Should the Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations, As of June 30, 2024, the Group capitalized $15,300 of deferred offering costs.

(e)     Fair value measurement

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

(f)     Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the period ended June 30, 2024. The Group will recognize interest and penalties, if any, related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties will be included on the related tax liability line in the consolidated balance sheet.

The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(g)    Recent accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

The Group’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

FST CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

4.      Ordinary shares

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of June 30, 2024, the Company had issued one ordinary share.

5.      Subsequent events

The Group evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, the Group did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

The Amended Charter provides to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our Company or our affairs in any court whether in the Cayman Islands or elsewhere.

No such existing or former directors (including alternate directors), secretaries or officers, however, shall be indemnified in respect of any matter arising out of his or her own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, the Company has not made sales of unregistered securities.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Filed Herewith	Incorporation by Reference
			Form	File No.	Exhibit No.	Filing Date
2.1	Business Combination Agreement, dated as of December 22, 2023, by and among Chenghe Acquisition I Co., FST Corp., FST Merger Ltd., and Femco Steel Technology Co., Ltd.		F-4	333-280879	2.1	July 18, 2024
2.2	Plan of Merger		F-4	333-280879	2.2	July 18, 2024
3.1	Amended and Restated Memorandum and Articles of Association of FST Corp.		F-4	001-41965	3.4	July 18, 2024
4.1	Specimen Ordinary Share Certificate of FST Corp.		F-4	333-280879	4.5	July 18, 2024
4.2	Specimen Warrant Certificate of FST Corp.		F-4	333-280879	4.6	July 18, 2024
4.3	Warrant Agreement, dated as of January 24, 2022, by and between Chenghe Acquisition I Co. and Continental Stock Transfer & Trust Company.		F-4	333-280879	4.4	July 18, 2024
4.5	Assignment, Assumption and Amendment Agreement by and among Chenghe Acquisition I Co., FST Corp. and Continental Stock Transfer & Trust Company.		F-4	333-280879	4.7	July 18, 2024
5.1	Opinion of Ogier as to validity of Ordinary Shares*	X

Exhibit No.	Description	Filed Herewith	Incorporation by Reference
			Form	File No.	Exhibit No.	Filing Date
10.1	Sponsor Support Agreement, dated as of December 22, 2023, by and among Femco Steel Technology Co., Ltd., Chenghe Acquisition I Co., Chenghe Investment I Limited and LatAmGrowth Sponsor LLC.		F-4	333-280879	10.2	July 18, 2024
10.2	Company Shareholder Support Agreement, dated as of December 22, 2023, by and among Femco Steel Technology Co., Ltd., FST Corp., Chenghe Acquisition I Co., and certain shareholders of Femco Steel Technology Co., Ltd. and certain shareholders of FST Corp. named therein.		F-4	333-280879	10.3	July 18, 2024
10.3	Form of Indemnification Agreement with the Registrant’s directors and officers*	X
10.5	Lock-Up Agreement.		F-4	333-280879	10.4	July 18, 2024
10.6	Investor Rights Agreement.		F-4	333-280879	10.5	July 18, 2024
14.1	Code of Ethics of the Registrant*	X
21.1	List of Subsidiaries of the Registrant		F-4	333-280879	21.1	July 18, 2024
23.1	Consent of Enrome LLP Certified Public Accountants, independent registered public accounting firm of FST Corp.*	X
23.2	Consent of Ogier (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)*	X
24.1	Power of Attorney (included on the cover page hereto)	X
107	Filing Fee Table	X

____________

*        To be filed by Amendment

Item 9. Undertakings

The undersigned registrant hereby undertakes:

•        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

•        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minxiong Township, Taiwan, on February 27, 2025.

FST Corp.
By:	/s/ David Chuang
Name:	David Chuang
Title:	Director and CEO

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Chuang as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David Chuang	Chairman of the Board, Director and	February 27, 2025
David Chuang	Co-Chief Executive Officer (Principal Executive Officer)
/s/ Marie Wen-Chi Chao	Chief Financial Officer	February 27, 2025
Marie Wen-Chi Chao	(Principal Financial and Accounting Officer)
/s/ Warren Cheng-Teng Huang	Chief Operating Officer	February 27, 2025
Warren Cheng-Teng Huang
/s/ Kerry Lin Liu	Director	February 27, 2025
Kerry Lin Liu
/s/ Shintaro Tanahara	Director	February 27, 2025
Shintaro Tanahara
/s/ Nick Ping-Chia Chen	Director	February 27, 2025
Nick Ping-Chia Chen

Signature	Title	Date
/s/ Alan Yu-Cheng Li	Director	February 27, 2025
Alan Yu-Cheng Li
/s/ Huoy-Ming Yeh	Director	February 27, 2025
Huoy-Ming Yeh
/s/ Richard Qi Li	Director	February 27, 2025
Richard Qi Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of FST Corp., has signed this registration statement or amendment thereto in the City of New York, State of New York, on February 27, 2025.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President